Exhibit 4.1

EXECUTION VERSION

SENIOR SECURED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE MAY OCCUR ONLY IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS SECURITY AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE FURTHER SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 14 HEREOF AND IN SECTION 5(d) OF THE NOTE PURCHASE AGREEMENT, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ISSUANCE DATE.

THE HOLDER OF THIS SECURITY SHALL NOT SELL, ASSIGN OR TRANSFER THIS SECURITY TO ANY PERSON THAT IS NOT A RESIDENT OF CANADA FOR PURPOSES OF THE TAX ACT AND ANY PURPORTED ASSIGNMENT TO SUCH A PERSON WILL BE NULL AND VOID AB INITIO AND UNENFORCEABLE AND THE ISSUER WILL NOT HAVE ANY OBLIGATION TO ANY SUCH PERSON (INCLUDING, WITHOUT LIMITATION, TO MAKE ANY PAYMENT OF PRINCIPAL, INTEREST OR OTHER AMOUNT AND TO ISSUE ANY SHARE OR OTHER SECURITY); PROVIDED, HOWEVER, THAT A SALE, ASSIGNMENT OR TRANSFER TO A PERMITTED INDEMNIFYING TRANSFEREE (AS SUCH TERM IS DEFINED IN THE NOTE PURCHASE AGREEMENT) SHALL BE PERMITTED. A NOTEHOLDER THAT WAS PREVIOUSLY A RESIDENT OF CANADA FOR PURPOSES OF THE TAX ACT THAT SUBSEQUENTLY CEASES TO BE A RESIDENT OF CANADA FOR PURPOSES OF THE TAX ACT AT ANY PARTICULAR TIME SHALL BE REQUIRED TO SATISFY THE REQUIREMENTS SET FORTH IN THE DEFINITION OF PERMITTED INDEMNIFYING TRANSFEREE.

LI-CYCLE HOLDINGS CORP.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: March 25, 2024	Original Principal Amount: $75,000,000.00

(the “Issuance Date”)

FOR VALUE RECEIVED, Li-Cycle Holdings Corp., a company existing under the laws of the Province of Ontario, Canada (the “Issuer”), hereby promises to pay to the order of Glencore Canada Corporation, having an office at 100, King Street West, Suite 6900, Toronto, ON, M5X 1E3, Canada with company number 1947729, or its permitted assigns (in its capacity as the sole holder of this Note (as defined below) on the Issuance Date, the “Initial Noteholder” and together with each other Person that becomes a holder of a note issued pursuant to the term of this Note and Section 5(d) of the Note Purchase Agreement, other than any such Person that ceases to be a holder of such other note in accordance with the terms of this Note and Section 5(d) of the Note Purchase Agreement, collectively, the “Noteholder”) the amount set forth above as the Original Principal Amount (as increased or reduced pursuant to the terms hereof pursuant to PIK Amounts, redemption, conversion or otherwise in accordance with the terms of this Senior Secured Convertible Note, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate on each Interest Date until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including each of the Annexes attached hereto and any convertible note issued in exchange, transfer or replacement hereof in accordance with Section 14, this “Note”) is issued pursuant to that certain amended and restated note purchase agreement (the “Note Purchase Agreement”) dated as of March 25, 2024 between the Issuer, the Initial Noteholder and each other Noteholder from time to time party thereto, is guaranteed by certain subsidiaries of the Issuer pursuant to the Note Guaranty (the “Note Guaranty”) dated as of March 25, 2024, executed by the Collateral Agent and each Note Party (as defined therein) from time to time party hereto, and secured pursuant to the Collateral Documents (as defined below). Certain capitalized terms used herein and not otherwise defined herein (including in Section 27 or Annex A (the “Definitions Annex”)) shall have the meanings ascribed to such terms in the Note Purchase Agreement.

1.

Payments Of Principal. On the Maturity Date, the Issuer shall pay to the Noteholder an amount in cash representing all outstanding Principal, together with all accrued and unpaid Interest (if any) on such Principal on the Maturity Date.

2.	Interest; Interest Rate.

(a)

Interest on this Note shall (i) commence accruing on the Issuance Date, (ii) be computed on the basis of actual number of days in a 360-day year, and (iii) be payable in cash or, at the election of the Issuer, capitalized (in accordance with Section 2(b) below) on the Interest Date with respect to each Interest Period in accordance with the terms of this Note (excluding, for the avoidance of doubt, any period during which Interest ceases to accrue pursuant to the terms of this Note or the Note Purchase Agreement (including Section 15 of the Note Purchase Agreement). All such Interest shall accrue at the Interest Rate; provided that notwithstanding the foregoing, if an Event of Default has occurred and is continuing, Interest shall accrue, to the fullest extent permitted by Applicable Law, at a rate equal to the applicable Interest Rate plus 1.00% per annum (which additional 1.00% per annum shall be payable in cash) (the “Default Rate”) until the relevant Event of Default shall have been cured or waived in accordance with the terms of this Note. In the case of a conversion in accordance with Section 5, a redemption in accordance with Section 6 or any required payment upon a Change of Control Transaction or Event of Default, in each case, prior to the payment of Interest on an Interest Date, accrued and unpaid Interest on this Note as of the date of any such event shall be payable by way of inclusion of such Interest in the Conversion Amount, the Redemption Price, or the Forced Redemption Price, as applicable, on the applicable date of conversion or Redemption Date.

(b)

Subject to Applicable Law, at any time Interest is due and payable hereunder, such Interest shall be paid in cash, or, at the option of the Issuer with no less than five (5) Business Days’ written notice to the Noteholder prior to the applicable Interest Date (such written notice, a “PIK Notice”), may be capitalized by adding such amounts to the aggregate outstanding principal balance of this Note then outstanding on the applicable Interest Date (each such capitalized amount a “PIK Amount”). In the absence of a PIK Notice being delivered to the Noteholder at least five (5) Business Days (or such shorter period as the Noteholder may reasonably agree) prior to the applicable Interest Date, Interest shall be paid in cash for the applicable Interest Period. In the event that a PIK Notice is delivered by the Issuer and Interest is capitalized, the Issuer shall update the Register to reflect the increased Principal amount that arises as a result of such capitalization of Interest.

(c)

For purposes of the Interest Act (Canada), whenever any Interest under this Note is calculated using a rate based on a year of 360 days the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on a year of 360 days (ii) multiplied by the actual number of days in the calendar year in which the period for which such Interest is payable (or compounded) ends, and (iii) divided by 360. The principle of deemed reinvestment of interest does not apply to any Interest calculation under this Note and the rates of Interest stipulated in this Note are intended to be nominal rates and not effective rates or yields.

(d)

If any provision of this Note or of any of the other Transaction Documents would obligate the Issuer to make any payment of Interest or any other amount payable to the Noteholder in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in a receipt by the Noteholder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by the Noteholder of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to the Noteholder under the applicable Transaction Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Noteholder which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).

3.

Payments Free of Taxes. Any and all payments by or on account of any obligation of the Issuer under this Note shall be made free and clear of and without withholding or deduction for any Taxes, except as required by Applicable Law. If any Applicable Law requires the deduction or withholding of any Tax from any payment under this Note, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the Issuer shall be increased as necessary so that after such deduction or withholding has been made (including such deductions or withholdings applicable to additional sums payable under this Section 3) the Noteholder receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Issuer shall make such deductions and (iii) the Issuer shall timely pay the full amount deducted to the relevant governmental authority in accordance with Applicable Law and file all required forms in respect thereof and, at the same time, provide copies of such remittance and filing to the Noteholder.

4.

Purpose. The Issuer shall use the proceeds of this Note (i) for general corporate purposes (including working capital and operating expenses) of the Issuer and its Subsidiaries, (ii) to advance the construction of the Facility and (iii) to pay fees, premiums, expenses and other transaction costs payable or otherwise borne by the Issuer and/or any of its Subsidiaries in connection with the Transactions (including the entry into this Note, the Note Purchase Agreement and the other Transaction Documents and the performance of their respective obligations thereunder).

5.	Conversion Of Note. This Note shall be convertible at the option of the Noteholder on the terms and conditions set forth in this Section 5 and subject to Section 15 of the Note Purchase Agreement.

(a)

Noteholder Conversion Right. The Noteholder shall be entitled at its option at any time and from time to time (other than at such time as any conversion rights of such Noteholder shall have been suspended pursuant to the terms of this Note or the Note Purchase Agreement (including Section 15 of the Note Purchase Agreement)) to convert all or a portion of the Conversion Amount into that number of validly issued, fully paid and non-assessable Common Shares equal to the Conversion Amount divided by the Conversion Price. To convert any Conversion Amount into Common Shares on any Trading Day (the date of such conversion, a “Conversion Date”), the Noteholder shall deliver, for receipt by no earlier than 4:00 p.m. New York time, and no later than 11:59 p.m., New York time, on the Conversion Date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Noteholder Conversion Notice”) to the Issuer, which Noteholder Conversion Notice shall set forth (i) the Conversion Amount, (ii) the calculation of the accrued and unpaid Interest included in the Conversion Amount as of the Conversion Date, and (iii) the calculation of the number of Common Shares required to be delivered in respect of such Noteholder Conversion Notice.

(b)	Mechanics of Conversion.

(i)

Satisfaction of Conversion. Any conversion in accordance with this Section 5 shall be deemed satisfied upon delivery of the appropriate number of Common Shares to the Noteholder by the end of the third Trading Day after the Conversion Date. For greater certainty, the Conversion Date does not count as a Trading Day. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on the Conversion Date.

(ii)

Return of Note. Following a conversion of this Note in accordance with this Section 5, the Noteholder shall as soon as practicable and in no event later than two (2) Business Days after such conversion and at its own expense, surrender this Note to a nationally recognized overnight delivery service for delivery to the Issuer (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b). If this Note is physically surrendered for conversion and the outstanding Principal is greater than the Principal portion of the Conversion Amount being converted, then the Issuer shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Noteholder (or its designee) a new Note (in accordance with Section 15(d)) representing the outstanding Principal not converted.

(iii)

The Issuer shall not issue any fraction of a Common Share upon any conversion. If the conversion would result in the issuance of a fraction of a Common Share, the Issuer shall round such fraction of a Common Shares down to the nearest whole share.

(c)

Antitrust and Foreign Investment Laws. The Issuer shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Issuer may issue without violating the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any antitrust laws of other jurisdictions or any foreign investment laws applicable in connection with the issuance of the Common Shares upon conversion of this Note, except that such limitation shall not apply in the event that (i) the Noteholder (and, if applicable, the Issuer) obtains the necessary regulatory approvals as required by any applicable antitrust laws or foreign investment laws or (ii) the Noteholder (and, if applicable, the Issuer) obtains a written opinion from counsel to the Noteholder (or, in the case of the Issuer, counsel to the Issuer) that such approval(s) are not required. For the avoidance of doubt, the Issuer’s non-compliance with the limitations contained in this Section 5(c) shall not constitute an Event of Default or breach of this Note by the Issuer, and the Issuer shall not have any liability under this Note or otherwise resulting therefrom, but in the event that conversion of this Note requires any filing or approval under the HSR Act or any applicable antitrust laws of any other jurisdiction or any foreign investment laws the Noteholder and, if applicable, the Issuer shall endeavor to make such filings and obtain such approvals in accordance with, and subject to the limitations set forth in, Section 5(h) of the Note Purchase Agreement.

6.

Redemptions by the Issuer. This Note may be redeemed at the option of the Issuer and must be redeemed in certain circumstances on a mandatory basis on the terms and subject to the conditions set forth in this Section 6 and all such optional and mandatory redemptions shall be subject to Section 5(d)(x) (including the adjustment to the applicable Optional Redemption Amount, Optional Redemption Price, ECF Mandatory Redemption Amount and/or ECF Mandatory Redemption Price that, in each case, occurs as a result of the pro rata application of redemptions and repurchases contemplated by clause (E) thereof) and Section 15 of the Note Purchase Agreement.

(a)

Optional Redemption Right. The Issuer shall be entitled to redeem (an “Optional Redemption”) at any time and from time to time all or any portion of the outstanding Principal (the “Optional Redemption Amount”) on the terms and subject to the conditions of this Section 6 for a cash price equal to the Optional Redemption Price; provided that any Optional Redemption with respect to the Noteholder shall be suspended, and the Issuer shall have no obligation to consummate any such Optional Redemption with respect to the Noteholder, at any time following delivery of a Redemption Notice, if the Noteholder’s entitlement to redemption shall have been suspended pursuant to the terms of this Note or the Note Purchase Agreement (including Section 15 of the Note Purchase Agreement).

(b)	ECF Mandatory Redemption.

(i)

Commencing with the delivery to the Noteholder of the financial statements for the fiscal year ending December 31, 2026 (but excluding any period during which any entitlement to redemption of the Noteholder shall have been suspended pursuant to the terms of this Note or the Note Purchase Agreement (including Section 15 of the Note Purchase Agreement), the Issuer shall redeem (the “ECF Mandatory Redemption”) the outstanding Principal of this Note for cash in an amount (such amount, the “ECF Mandatory Redemption Amount”) equal to the Applicable ECF Percentage of Excess Cash Flow of the Issuer and its Subsidiaries, if any, for applicable Excess Cash Flow Period then ended at a price equal to (x) the applicable ECF Mandatory Redemption Price minus (y) at the option of the Issuer, the amount of Scheduled Expenditures applied during such fiscal year of the Issuer or after such fiscal year but prior to the applicable Redemption Date (or planned, budgeted or contractually committed during such fiscal year, or after such fiscal year but prior to the applicable Redemption Date, to be applied during the immediately succeeding fiscal year of the Issuer), excluding any such Scheduled Expenditures made during such fiscal year that reduced the ECF Mandatory Redemption Amount in the prior fiscal year, and, in each case of the foregoing clauses (x) and (y), only to the extent that such amounts were not financed with the proceeds of long-term Indebtedness;

(ii)	Notwithstanding anything to the contrary in the immediately preceding clause (i):

(1)

following the occurrence of the First Modification Date and the Second Modification Date, as applicable, the ECF Mandatory Redemption Amount shall be applied on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of this Note and each then applicable Secured A&R Notes at such time) across the aggregate outstanding Principal of this Note and the aggregate outstanding principal amount of the Secured A&R Notes then outstanding;

(2)

following the Project Financing Closing Date, the ECF Mandatory Redemption Amount shall be reduced, on a dollar for dollar basis, by, the amount of Cash of the Subsidiaries of the Issuer comprising the U.S. Project Finance Group that is not permitted by the Project Loan Documentation to be distributed or otherwise transferred by such Persons to the Issuer or any of its Subsidiaries that are not part of the U.S. Project Finance Group;

(3)

following the Project Financing Closing Date, the Issuer shall not be required to prepay any amount that would otherwise be required to be paid pursuant to this Section 6(b) to the extent that the relevant Excess Cash Flow is generated by any Subsidiary of the Issuer that is not a Canadian Subsidiary (any such Person, a “Specified Subsidiary”) for so long as the repatriation and/or other transfer to the Issuer of any such amount would be, in the good faith determination of the Issuer, prohibited, restricted or delayed (solely to the extent of such prohibition, restriction or delay) under any Applicable Law (including for the avoidance of doubt Applicable Laws relating to financial assistance, corporate benefit, thin capitalization, capital maintenance and similar legal principles, restrictions on upstreaming and/or cross-streaming of Cash intra-group and Applicable Law relating to the fiduciary and/or statutory duties of the directors (or equivalent Persons) of the Issuer and/or any of its Subsidiaries) or would conflict with the fiduciary and/or statutory duties of such Specified Subsidiary’s directors (or equivalent Persons), or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Specified Subsidiary (it being agreed that, solely within 365 days following the end of the applicable Excess Cash Flow Period, the Issuer shall take commercially reasonable actions required by Applicable Law to permit such repatriation and/or other transfer) (it being understood that if the repatriation and/or other transfer of the relevant affected Excess Cash Flow is permitted under the Applicable Law and, to the extent applicable, would no longer conflict with the fiduciary and/or statutory duties of such director, or result in, or be reasonably expected to result in, a material risk of personal or criminal liability for the Persons described above, in either case, within 365 days following the end of the applicable Excess Cash Flow Period, the relevant Specified Subsidiary will promptly repatriate and/or transfer the relevant Excess Cash Flow, and the repatriated or transferred Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional Taxes payable or reserved against such Excess Cash Flow as a result thereof) to the redemption of the Note pursuant to this Section 6(b) to the extent required herein (without regard to this clause (3))); and

(4)

if the Issuer determines in good faith that the repatriation (or other intercompany distribution or transfer) to the Issuer, directly or indirectly, from a Specified Subsidiary as a distribution or dividend (or other intercompany transfer) of any amount required to mandatorily redeem the Note pursuant to Section 6(b)(i) above would result in a material and adverse tax liability (including any withholding tax) being incurred by the Issuer or any of its Subsidiaries (such amount, a “Restricted Amount”), the applicable ECF Mandatory Redemption Amount shall be reduced by the Restricted Amount; provided that to the extent that the repatriation (or other intercompany distribution or transfer) of the relevant Excess Cash Flow, directly or indirectly, from the relevant Specified Subsidiary would no longer have a material and adverse tax consequence within the 365-day period following the end of the applicable Excess Cash Flow Period, an amount equal to the Excess Cash Flow, to the extent available and not previously applied pursuant to this clause (4), shall be promptly applied to the redemption of the Note pursuant to Section 6(b)(i) as otherwise required above;

provided, further, in the event that amounts are being withheld based on the foregoing clauses (3) and (4), the Issuer shall provide written notice to the Noteholder of the amounts being so withheld.

(c)	Mechanics of Redemption.

(i)	Redemption Notice.

(1)

To exercise its right to make any Optional Redemption pursuant to Section 6(a), the Issuer shall deliver to the Noteholder not less than five (5) Business Days but no more than fifty (50) Business Days prior to a Redemption Date a copy of an executed notice of redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 6, the “Redemption Notice”), which Redemption Notice shall set forth (i) the Optional Redemption Price, (ii) the applicable

Optional Redemption Amount and (iii) a calculation of the accrued and unpaid Interest included in the Optional Redemption Price, in each case as of the Redemption Date; provided that the Redemption Notice may provide that the Optional Redemption is conditioned on the occurrence of another event as may be described in such Redemption Notice.

(2)

To make an ECF Mandatory Redemption pursuant to Section 6(b), the Issuer shall deliver to the Noteholder not more than five (5) Business Days after the date the applicable annual consolidated financial statements of the Issuer are required to be delivered to the Noteholder pursuant to Section 1(c) of Annex A-1 with respect to the relevant Excess Cash Flow Period, a copy of an executed Redemption Notice, which Redemption Notice shall set forth (i) the ECF Mandatory Redemption Price, (ii) the applicable ECF Mandatory Redemption Amount and (iii) a calculation of the accrued and unpaid Interest included in the ECF Mandatory Redemption Price, in each case as of the Redemption Date and after giving effect to any reductions in the ECF Mandatory Redemption Amount required to be applied to the Principal as provide in Section 6(b) above.

(ii)

Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 6 shall be deemed satisfied upon payment of the Optional Redemption Price or the ECF Mandatory Redemption Price, as applicable, in cash to the Noteholder by the end of the proposed Redemption Date set forth in the Redemption Notice (in the case of an Optional Redemption) and by the end of the fifth (5th) Business Day following delivery of the Redemption Notice (in the case of an ECF Mandatory Redemption).

(iii)

Return of Note. Following a redemption of this Note in accordance with this Section 6, the Noteholder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Issuer (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)). If this Note is physically surrendered pursuant to an Optional Redemption or an ECF Mandatory Redemption and the outstanding Principal of this Note is greater than the Principal portion of the Optional Redemption Amount or ECF Mandatory Redemption Amount being redeemed, then the Issuer shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Noteholder (or its designee) a new Note (in accordance with Section 15(d)) representing the outstanding Principal not redeemed.

(iv)

Conversion Prior to Redemption. The Noteholder may convert this Note at its option pursuant to Section 5(a) hereof at any time after receipt of a Redemption Notice and prior to payment of the Optional Redemption Price or the ECF Mandatory Redemption Price, as applicable. If any Optional Redemption is conditioned on the occurrence of another event, the Redemption Notice relating to such Optional Redemption shall provide that the Issuer will notify the Noteholder when such event has occurred, and the Noteholder shall have at least five (5) Business days after receipt of such notice to exercise its option to convert this Note pursuant to Section 5(a).

(d)

Warrants in respect of Redemptions. Provided the Noteholder has not elected to convert this Note in whole into Common Shares in accordance with Section 6(c)(iv) following receipt of a Redemption Notice, the Issuer shall issue to the Noteholder, on the applicable Redemption Date, a number of share warrants of the Issuer (the “Redemption Warrants”) entitling the Noteholder to acquire a number of Common Shares equal to the Optional Redemption Amount or ECF Mandatory Redemption Amount, as applicable, divided by the then applicable Conversion Price and expiring on March 25, 2030. The initial exercise price of such Redemption Warrants will be equal to the applicable Conversion Price as of the applicable Redemption Date. The form of Warrant certificate for such Redemption Warrants is attached hereto as Exhibit III.

7.	Rights Upon Event of Default.

(a)	Events of Default. Each of the following events shall constitute an “Event of Default”:

(i)	default in any payment of interest on this Note when due and payable that has continued for a period of thirty (30) days;

(ii)

default in the payment of Principal and Make-Whole Amount, if any, within five (5) Business Days of becoming due and payable on the Maturity Date, a Redemption Date or upon declaration of acceleration hereunder;

(iii)

failure by the Issuer to comply with its obligation to (A) convert this Note in accordance with the terms hereof upon exercise by the Noteholder of its conversion right in accordance with the terms hereof or (B) issue Redemption Warrants in accordance with the terms hereof; provided that, in each case, such failure continues for a period of five (5) Business Days after the date such conversion or issuance was required to occur;

(iv)	failure by the Issuer to comply with Section 10 of Annex A-2;

(v)

failure by the Issuer for thirty (30) days after written notice from the Required Noteholders has been received by the Issuer to comply with any of its other agreements contained in this Note (including the Annexes hereto), the Note Purchase Agreement or the other Transaction Documents;

(vi)

any (A) “Event of Default” (howsoever defined) under the Existing Convertible Debt or (B) default by the Issuer or any Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed of $100,000,000 or more (or its foreign currency equivalent) in the aggregate of the Issuer or such subsidiary, whether such Indebtedness now exists or shall hereafter be created, (1) resulting in such Indebtedness becoming or being declared due and payable prior to its stated maturity date or (2) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase or redemption or upon declaration of acceleration, and in the cases of clauses (1) and (2), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such Indebtedness is not paid or discharged, as the case may be, within thirty (30) days after written notice of such default to the Issuer by the Required Noteholders;

(vii)

failure by the Issuer or any other Note Party to pay any final, non-appealable judgments, individually or in the aggregate, of an amount (net of amounts covered by insurance or bonded) in excess of $150,000,000, and such judgment or judgments have not been satisfied, stayed, paid, discharged, vacated, bonded, annulled or rescinded for a period of thirty (30) days after the judgment becomes final;

(viii)

commencement by a Note Party or a Significant Subsidiary of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Note Party or a Significant Subsidiary or their respective debts under any Debtor Relief Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Note Party or a Significant Subsidiary or any substantial part of their respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(ix)

an involuntary case or other proceeding having been commenced against a Note Party or a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to such Note Party or a Significant Subsidiary or their respective debts under any Debtor Relief Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Note Party or a Significant Subsidiary or any substantial part of their respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days;

(x)	the Common Shares cease to be listed on an Eligible Market; or

(xi)

at any time after the execution and delivery thereof, (i) any Note Guaranty for any reason, other than the occurrence of the Reference Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared, by a court of competent jurisdiction, to be null and void or any Note Guarantor shall repudiate in writing its obligations thereunder (in each case, other than (x) as a result of the discharge of such Note Guarantor in accordance with the terms thereof, (y) as a result of any act or omission by the Collateral Agent, a Noteholder or any other Secured Party, and/or (z) in any bona fide, good faith dispute as to the scope of Collateral or whether any Note Guaranty or Lien has been or is required to be released), (ii) this Note or any Collateral Document ceases to be in full force and effect or shall be declared, by a court of competent jurisdiction, to be null and void or any Lien on any material portion of the Collateral created under the Collateral Document ceases to be perfected (other than solely by reason of (1) such perfection not being required pursuant to the Collateral and Guarantee Requirement, the Collateral Documents, this Note or otherwise, (2) the failure of the Collateral Agent to maintain possession of any Collateral actually delivered to it or the failure of the Collateral Agent to file UCC, PPSA or similar financing statements, amendments or continuation statements, (3) a release of Collateral in accordance with the terms hereof or any other Transaction Document, (4) the occurrence of the Reference Date or any other termination of such Collateral Document in accordance with the terms thereof) or (iii) any Note Party shall contest in writing, the validity or enforceability of any provision of any Finance Document (or any Lien purported to be created by the Collateral Documents on any portion of the Collateral or any Note Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Reference Date or any other termination of any other Finance Document in accordance with the terms thereof), under any Finance Document to which it is a party; provided, that it is understood and agreed that notwithstanding anything to the contrary in the foregoing, in no event shall the subordination or release of any Obligation under the Note Guaranty or any Lien on any asset or property granted pursuant to any Collateral Document in connection with the consummation of any Project Financing and/or the entry into any Project Financing Intercreditor Agreement or any other matter or transaction contemplated by Section 12 of the Note Purchase Agreement give rise to a default or Event of Default under this Section 7(a)(xi) or any other provision of this Note or any other Transaction Document.

(b)

Notice of Default; Accelerated Redemption Right. Within three (3) Business Days of any Responsible Officer of the Issuer obtaining knowledge of the occurrence of a Default with respect to this Note the Issuer shall deliver written notice thereof (a “Default Notice”) to the Noteholder that includes (i) a reasonable description of the applicable Default, (ii) a certification as to whether, in the opinion of the Issuer, such Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Issuer to cure such Default and (iii) a certification as to the date the Default occurred and, if cured on or prior to the date of such Default Notice, the applicable Event of Default Right Expiration Date (as defined below). At any time after the earlier of (A) receipt by the Required Noteholders of a Default Notice and the subsequent occurrence of an Event of Default and (B) the Required Noteholder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Default is cured and (y) the Required Noteholders’ receipt of a Default Notice and the subsequent occurrence of an Event of Default, the Required Noteholders may require the Issuer to redeem (unless such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Issuer, which Event of Default Redemption Notice shall indicate the portion of this Note the Required Noteholders are electing to require the Issuer to redeem. Each portion of this Note subject to redemption by the Issuer pursuant to this Section 7(b) shall be redeemed by the Issuer for a cash purchase price “equal to the Forced Redemption Price. Any redemption upon an Event of Default in accordance with this Section 7(b) shall not constitute an election of remedies by the Noteholder, and all other rights and remedies of the Noteholder shall be preserved.

(c)

Satisfaction of Accelerated Redemption. The Issuer’s obligation to redeem in accordance with this Section 7 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Noteholder by the end of the fifth Trading Day after the Event of Default Redemption Notice is given. For greater certainty, the day that the Event of Default Redemption Notice is given does not count as a Trading Day.

(d)

Return of Note. Following a redemption of this Note in accordance with this Section 7, the Noteholder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Issuer (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)). If this Note is physically surrendered pursuant to the foregoing sentence and the outstanding Principal of this Note is greater than the Principal portion of the Note being redeemed, then the Issuer shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Noteholder (or its designee) a new Note (in accordance with Section 15(d)) representing the outstanding Principal not redeemed.

(e)

Notwithstanding the foregoing, in the event that upon an Event of Default the Issuer does not redeem the Note in accordance with this Section 7, the Collateral Agent (on the Noteholder’s behalf) may, by written notice, exercise any and all rights and remedies provided to the Collateral Agent under any of the Transaction Documents or at law or equity, including all remedies provided under the UCC.

(f)	In addition to the foregoing:

(i)

Automatic Acceleration. If a Bankruptcy Event of Default occurs, then the Principal of, and all accrued and unpaid interest and Make-Whole Amount on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii)

Optional Acceleration. If an Event of Default (other than a Bankruptcy Event of Default) occurs and is continuing, then the Required Noteholders may, by notice to the Issuer, declare the Principal, and all accrued and unpaid Interest on, this Note to become due and payable immediately.

(iii)

Rescission of Acceleration. Notwithstanding anything to the contrary in this Note, the Required Noteholders, by notice to the Issuer, may rescind any acceleration of this Note and its consequences if (A) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (B) all existing Events of Default (except the non-payment of Principal of, or Interest on, this Note that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

(g)

The Issuer, for itself and on behalf on any other Note Party, expressly agrees and acknowledges (to the fullest extent it may lawfully do so) that the Make-Whole Amount payable in connection with any automatic acceleration of the Principal of this Note or any Forced Redemption Price in connection with a COC Mandatory Redemption or an Accelerated Redemption set forth in Section 7(b) (collectively, the “Premium”) (w) shall constitute reasonable and proportionate compensation for any lost profits or damages of the Noteholders caused by such events, (x) is the product of an arm’s length transaction resulting from good faith negotiations between sophisticated parties having received independent legal advice, (y) is payable notwithstanding the then prevailing market rates at the time payment of the Premium is made and (z) shall be payable by the Issuer or the Note Guarantors (as applicable) to the Noteholder as and to the extent provided in this Note, notwithstanding any automatic acceleration hereunder following a Bankruptcy Event of Default. The Issuer, for itself and on behalf on any other Note Party, hereby expressly agrees (to the fullest extent it may lawfully do so) that with respect to the Premium payable under the terms of this Note (i) payment of the Premium hereunder constitutes liquidated damages, is not a penalty, punishment, “unmatured interest” as that term is used in section 502(b) of the Bankruptcy Code (or otherwise) or an otherwise unenforceable or invalid obligation, and is a material inducement to each Noteholder, (ii) the actual amount of damages to the Noteholder or profits lost by the Noteholder as a result of the events requiring payment of the Premium hereunder would be impracticable and extremely difficult to ascertain, (iii) the amount of the Premium payable hereunder is provided by mutual agreement of the Issuer and the Noteholder, as a reasonable estimation and calculation of the damages that the Noteholder would incur upon the occurrence of events requiring payment of the Premium hereunder, and the Premium payable hereunder is reasonable in light of the circumstances, (iv) there has been a course of conduct between the Noteholder and the Note Parties giving specific consideration in this transaction for such agreement to pay the Premium and (v) the Note Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Without limiting the generality of the foregoing, the Premium shall be fully earned, and automatically and immediately due and payable, on the date on which such Premium is required to be made pursuant to the terms of this Note and shall constitute part of the Obligations secured by the Collateral as of such date. The Premium shall also be automatically and immediately due and payable if the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other similar means, or if the Obligations are reinstated pursuant to section 1124 of the Bankruptcy Code or similar provisions under Debtor Relief Laws. The obligation to pay the Premium will not be subject to counterclaim or setoff for, or otherwise be affected by, any claim or dispute any Note Party may have (other than a claim of payment). In the event that the Premium is determined not to be due and payable by order of any court of competent jurisdiction, including by operation of Debtor Relief Laws, despite becoming due and payable in accordance with the terms of this Note, such Premium shall nonetheless constitute Obligations under the Note Documents for all purposes hereunder and thereunder. The Noteholder has agreed to hold this Note in reliance of each such agreement and acknowledgement by the Issuer, for itself and on behalf on any other Note Party. THE ISSUER, FOR ITSELF AND ON BEHALF ON ANY OTHER NOTE PARTY, EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH EVENT SET FORTH IN THIS NOTE.

(h)	Allocation of Proceeds. All proceeds of Collateral received by the Noteholder or any Secured Party shall be applied in accordance with Section 9(h) of the Note Purchase Agreement.

8.	Rights Upon Change of Control Transaction.

(a)

CoC Mandatory Redemption. Upon the consummation of a Change of Control Transaction, the Issuer shall redeem all, but not less than all, of this Note remaining outstanding and unconverted at such time for a cash purchase price equal to the Forced Redemption Price (a “CoC Mandatory Redemption”).

(b)	Mechanics of Redemption.

(i)

Redemption Notice. Upon a redemption by the Issuer pursuant to this Section 8, the Issuer shall deliver to the Noteholder, a copy of an executed notice of redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 8, the “CoC Redemption Notice”) to the Noteholder, which CoC Redemption Notice shall, for greater certainty, set forth (i) the Forced Redemption Price and (ii) calculations of the accrued and unpaid Interest and Make-Whole Amount included in the Forced Redemption Price, in each case as of the Redemption Date.

(ii)

Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 8 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Noteholder by the end of the third Trading Day after the CoC Redemption Notice is given. For greater certainty, the day that the CoC Redemption Notice is given does not count as a Trading Day.

(iii)

Return of Note. Following a redemption of this Note in accordance with this Section 8, the Noteholder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Issuer (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)).

(iv)

Conversion Prior to Redemption. The Noteholder may convert this Note at its option pursuant to Section 5(a) hereof at any time after receipt of a CoC Redemption Notice and prior to payment of the Forced Redemption Price.

9.	Adjustments.

(a)

If and whenever, at any time after the Issuance Date and prior to the Maturity Date, the Issuer shall: (i) subdivide or re-divide its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, reverse-split, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue options, rights, warrants or similar securities to the holders of all of the outstanding Common Shares; or (iv) issue Common Shares or securities convertible into Common Shares to the holders of all of the outstanding Common Shares by way of a dividend or distribution; the number of Common Shares issuable upon conversion of this Note on the date of the subdivision, re-division, reduction, reverse-split, combination or consolidation or on the record date for the issue of options, rights, warrants or similar securities or on the record date for the issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted so that the Noteholder shall be entitled to receive the kind and number of Common Shares or other securities of the Issuer which it would have owned or been entitled to receive after the happening of any of the events described in this Section 9(a) had this Note been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this Section 9(a) shall become effective immediately after the effective time of such event retroactive to the record date, if any, for such event.

(b)

If and whenever at any time after the Issuance Date and prior to the Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Issuer other than as described in Section 9(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Issuer with or into any other Person or other entity or acquisition of the Issuer or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Issuer as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Issuer) or other entity or a liquidation, dissolution or winding-up of the Issuer (in any of the foregoing cases, that is not a Change of Control Transaction), the Noteholder, if it has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Issuer or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Noteholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Noteholder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of its conversion right at the Conversion Price.

(c)

If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Issuer shall issue Additional Shares of Common Stock, without consideration or for a consideration per share less than the Conversion Price as of the date of issue thereof, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)	“CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii)	“CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)

“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all Common Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of securities or notes convertible into Common Shares outstanding immediately prior to such issue);

(iv)

“B” shall mean the number of Common Shares that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Issuer (as determined in good faith by the Issuer’s board of directors) in respect of such issue by CP1); and

(v)	“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(d)

If the Issuer or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the 1934 Act), and the value (determined as of the Expiration Time by the Issuer’s board of directors) of the cash and other consideration paid per Common Share in such tender or exchange offer exceeds the last reported sale price per Common Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be increased based on the following formula:

CP1 = CP0 x  (OS0 x SP)

       AC + (SP x OS1)

where:

CP0	= the Conversion Price in effect immediately before the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CP1	= the Conversion Price in effect immediately after the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC

= the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Issuer’s board of directors) of all cash and other consideration paid for Common Shares purchased or exchanged in such tender or exchange offer;

OS0	= the number of Common Shares outstanding immediately before the Expiration Time (including all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	= the number of Common Shares outstanding immediately after the Expiration Time (excluding Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP

= the average of the last reported sale prices per Common Shares over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Price will in no event be adjusted down pursuant to this Section 9(d), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 9(d), if the Conversion Date for this Note to be converted occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Price for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Issuer being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

(e)

If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Issuer shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive (and subsequently make or issue), a dividend or other distribution payable in cash or other property not involving Common Shares or securities convertible into Common Shares (which is the subject of Section 9(a)), then and in each such event the Noteholder of this Note shall receive, and shall accept, upon the conversion of this Note into Common Shares, a dividend or other distribution of such cash or other property in an amount equal to the amount of such cash or other property as it would have received if this Note had been converted into Common Shares on the date of such event.

(f)

On the occurrence of any reclassification of, or other change in, the outstanding Common Shares or any other event which is not a Change of Control Transaction or addressed in Section 9(a), 9(b), 9(c), 9(d) or 9(e) (each, an “Unanticipated Event”), the parties will, in good faith, make such further adjustments and changes and take all necessary actions, subject to the approval of the Noteholder, so as to ensure that the Noteholder receives, upon the conversion of this Note occurring at any time after the date of the occurrence of the Unanticipated Event, such shares, securities, rights, cash or property that the Noteholder would have received if, immediately prior to the date of such Unanticipated Event, the Noteholder had been the registered holder of the number of Common Shares to which the Noteholder would be entitled upon the conversion of this Note into Common Shares.

(g)	The adjustments provided for in Sections 9(a), 9(b), 9(c), 9(d), 9(e) and 9(f) are cumulative and will be made successively whenever an event referred to therein occurs.

(h)

If at any time a question or dispute arises with respect to the adjustments provided for in Sections 9(a), 9(b), 9(c), 9(d), 9(e) or 9(f) such question or dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Issuer (who may be the auditors of the Issuer) and acceptable to the Required Noteholders. Such accountants shall have access to all necessary records of the Issuer and any such determination will be binding upon the Issuer and the Noteholder.

(i)

The Issuer shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Sections 9(a), 9(b), 9(c), 9(d), 9(e) or 9(f), deliver a certificate of the Issuer to the Noteholder specifying the nature of the event requiring the same and the amount of the necessary adjustment (or, in the case of Section 9(e), entitlement to cash or other property upon conversion) and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and, if reasonably required by the Noteholder, such certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Issuer (who may be the auditors of the Issuer) and acceptable to the Noteholder.

(j)

Notwithstanding anything to the contrary in Sections 9(a), 9(b), 9(c), 9(d), 9(e) or 9(f), if the Noteholder would otherwise be entitled to receive, upon the exercise of its right of conversion, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 (“Ineligible Consideration”), the Noteholder shall not be entitled to receive such Ineligible Consideration and the Issuer or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Issuer or the successor or acquiror, as the case may be) to deliver to the Noteholder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 with a market value (as conclusively determined by the board of directors of the Issuer) equal to the market value of such Ineligible Consideration.

10.	Covenants. From the Closing Date until the Reference Date, the Issuer hereby agrees as set forth in Annex A-1, Annex A-2 and Annex A-3.

11.

Multiple Noteholders. This Note shall be subject to the provisions of Section 5(d)(x) of the Note Purchase Agreement, including, for the avoidance of doubt, the modifications to the application of any Optional Redemption and ECF Mandatory Redemption pursuant to Section 6 of this Note contemplated thereby.

12.	Voting Rights. The Noteholder shall have no voting rights as the holder of this Note, except as required by Applicable Law (including the Business Corporations Act (Ontario)).

13.	Amendments and Other Modifications.

(a)

Except as provided in Section 13(b) below, the prior written consent of the Issuer and the Required Noteholders shall be required for any change to, or modification, waiver or amendment of, this Note, the Note Purchase Agreement or any Finance Document.

(b)

Notwithstanding the immediately preceding clause (a), without the consent of the Issuer and the holders of at least 75% of the aggregate principal amount owing at such time under all Notes (as defined in the Note Purchase Agreement) issued pursuant to the Note Purchase Agreement, none of this Note, the Note Purchase Agreement or any Finance Document may be changed, modified, waived or amended to:

(i)	reduce the Principal of this Note or extend the stated Maturity Date of this Note;

(ii)	reduce the Premium payable in the event of certain redemptions of this Note;

(iii)

reduce the rate of interest (other than to waive any Default or Event of Default or obligation of the Issuer to pay interest at the Default Rate contemplated by Section 2 of this Note, which shall only require the consent of the Issuer and the Required Noteholders);

(iv)

waive a Default or Event of Default in the payment of principal of, or interest, or additional amounts or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Required Noteholders and a waiver of the payment Default that resulted from such acceleration);

(v)	make this Note payable in a currency other than U.S. Dollars;

(vi)	modify the definition of “Required Noteholders” to reduce the voting percentage specified therein; or

(vii)	modify this clause (b) to reduce the voting percentage below the threshold set forth above in this clause (b); or

(viii)	make any change in the preceding clauses of this Section 13(b).

(c)

Any change, amendment, modification or waiver approved or consented to in accordance with this Section 13 shall be binding upon (i) all existing and future holders of this Note and (ii) all existing and future holders of any other notes issued pursuant to the Note Purchase Agreement.

14.	Transfer; Register.

(a)

The Issuer shall maintain a register (the “Register”) for the recordation of the name and address of the Noteholder and the principal amount of this Note (including as the Principal may be increased as the result of capitalization of Interest in accordance with Section 2(b) of this Note) and Interest accrued and unpaid thereon (the “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Issuer shall treat the Noteholder for all purposes (including the right to receive payments of Principal and Interest hereunder) as the owner hereof notwithstanding notice to the contrary, provided, however, that upon its receipt of a Noteholder Joinder Agreement pursuant to, and in accordance with the terms and conditions of, Section 5(d)(viii) of the Note Purchase Agreement (and its execution thereof to the extent required pursuant to the Noteholder Joinder Agreement), the Issuer shall record the assignment, transfer or sale of the Note or applicable portion thereof in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee, purchaser or transferee pursuant to Section 15 of this Note; provided, however, that the Issuer will not (and will not be required to) register assignment, transfer or sale of this Note that is not made in accordance with Regulation S or pursuant to registration under the 1933 Act or an available exemption therefrom.

(b)

Note Transfer Restrictions. This Note is subject to the restrictions on transfer applicable to the Note set forth in Section 5(d) of the Note Purchase Agreement and may not be offered, sold, assigned or otherwise transferred (including through hedging or derivative transactions) unless expressly permitted pursuant to Section 5(d) of the Note Purchase Agreement. Any purported transfer or assignment that is not permitted pursuant to Section 5(d) of the Note Purchase Agreement will be null and void ab initio and unenforceable and the Issuer will not have any obligations to any such transferee.

(c)

If the Issuer does not update the Register to record the Principal, any redemptions, repurchases or conversions of Principal, Interest capitalized and/or paid (as the case may be) and the dates of such redemptions, repurchases, conversions, capitalizations and/or payments (as the case may be), then the Register shall be automatically deemed updated to reflect such occurrence on the Business Day immediately prior to such occurrence.

15.	Reissuance Of This Note.

(a)

Transfer. If this Note is to be sold, assigned and/or transferred in accordance with the terms hereof and the Note Purchase Agreement (including Section 5(d) thereof), the Noteholder shall surrender this Note to the Issuer, whereupon the Issuer will forthwith issue and deliver upon the order of the Noteholder a new Note (in accordance with Section 15(d)), registered as the Noteholder may request, representing the outstanding Principal being sold, assigned and/or transferred by the Noteholder and, if less than the entire outstanding Principal is being transferred, a new Note to the Noteholder representing the outstanding Principal being retained by the Noteholder. The Noteholder and any purchaser, transferee and/or assignee, by acceptance of this Note and/or any other note issued pursuant to this clause (a), acknowledge and agree that, by reason of the provisions of this Note following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)

Lost, Stolen or Mutilated Note. Upon receipt by the Issuer of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Noteholder to the Issuer in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Issuer shall execute and deliver to the Noteholder a new Note (in accordance with Section 15(d)) representing the outstanding Principal.

(c)

Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Noteholder at the principal office of the Issuer, for a new Note (in accordance with Section 15(d) and in principal amounts of at least $5,000,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Noteholder at the time of such surrender.

(d)

Issuance of New Note. Whenever the Issuer is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 15(a) or Section 15(c), the Principal designated by the Noteholder which, when added to the principal represented by the new Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

16.

Remedies, Characterizations, Other Obligations, Breaches And Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Noteholder’s right to pursue actual and consequential damages for any failure by the Issuer to comply with the terms of this Note. No failure on the part of the Noteholder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Noteholder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Noteholder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Noteholder’s rights or remedies under such documents or at law or equity. The Issuer covenants to the Noteholder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Noteholder and shall not, except as expressly provided herein, be subject to any other obligation of the Issuer (or the performance thereof). The Issuer acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Noteholder and that the remedy at law for any such breach may be inadequate. The Issuer therefore agrees that, in the event of any such breach or threatened breach, the Noteholder shall be entitled, in addition to all other available remedies, to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Issuer shall provide all information and documentation to the Noteholder that is reasonably requested by the Noteholder to enable the Noteholder to confirm the Issuer’s compliance with the terms and conditions of this Note.

17.

Payment Of Collection, Enforcement And Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Collateral Agent (on behalf of the Secured Parties) or the Noteholder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Issuer or other proceedings affecting the Collateral Agent’s or Noteholder’s rights, as applicable. and involving a claim under this Note, then the Issuer shall pay the costs incurred by the Collateral Agent or Noteholder, as applicable for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements. The Issuer expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

18.	Construction.

(a)	Certain Rules Construction.

(i)	This Note shall be deemed to be jointly drafted by the Issuer and the Initial Noteholder and shall not be construed against any such Person as the drafter hereof.

(ii)	The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(iii)

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(iv)

Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Transaction Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any Applicable Law in any Transaction Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law, (c) any reference herein or in any Transaction Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Transaction Document, shall be construed to refer to such Transaction Document in its entirety and not to any particular provision thereof, (e) all references herein or in any Transaction Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Transaction Document, (f) in the computation of periods of time in any Transaction Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Transaction Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.

(b)

Certain Matters in Writing. For the avoidance of doubt, when any consent, approval, agreement, acceptance, satisfaction or similar rights of the Noteholder or the Required Noteholders, as applicable, are required to be given in writing, or any matters are required to be disclosed to the Noteholder or the Required Noteholders, as applicable, in writing, such writing may be evidenced by email.

(c)

Financial Terms. All financial statements to be delivered pursuant to this Note shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting nature that are used herein shall be construed and interpreted in accordance with GAAP, as in effect from time to time. Notwithstanding anything to the contrary in the preceding sentence or in the definition of “Capital Lease”, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be considered Capital Leases hereunder or under any other Transaction Document, and all calculations and deliverables under this Note and/or any other Transaction Document shall be made or prepared, as applicable, in accordance therewith; provided that all financial statements required to be provided hereunder shall be prepared in accordance with GAAP without giving effect to the foregoing treatment of Capital Leases.

(d)

Effectuation of Transactions. Each of the representations and warranties contained in this Note and each other Transaction Document (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

(e)	Certain Calculations and Tests.

(i)

Any calculation of accrued and unpaid interest under this Note shall exclude period(s) during which Interest has ceased to accrue pursuant to any term of this Note or the Note Purchase Agreement (including Section 15 of the Note Purchase Agreement).

(ii)

The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP.

(iii)

The increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency will not be deemed to be the granting of a Lien for purposes of Annex A-2.

(f)	German Terms.

(i)

In this Note, where it relates to (i) a German Note Party or any other German Subsidiary, or (ii) any Collateral or other security rights or security assets governed by German law and unless the contrary intention appears, a reference to:

(1)

a “custodian”, “liquidator”, “trustee”, “receiver”, “administrator” “manager”, “assignee”, “sequestrator” or “supervisor” or other similar officer includes an insolvency administrator (Insolvenzverwalter), interim insolvency administrator (vorläufiger Insolvenzverwalter) or custodian (Sachwalter) or interim custodian (vorläufiger Sachwalter);

(2)

a “winding up”, “administration”, “liquidation” or “dissolution” includes insolvency proceedings (Insolvenzverfahren) and the rejection of insolvency proceedings due to lack of funds (Abweisungsbeschluss mangels Masse);

(3)

a person being “insolvent” or “bankrupt” includes that person being in the state of illiquidity (Zahlungsunfähigkeit) pursuant to section 17 of the German Insolvency Code (Insolvenzordnung, “InsO”) or in the state of over-indebtedness (Überschuldung) pursuant to section 19 InsO;

(4)

a “step” or “procedure” taken in connection with insolvency proceedings for an entity to which German insolvency law applies means it being subject to a filing for insolvency (Antrag auf Eröffnung eines Insolvenzverfahrens) for any of the reasons set out in sections 17 to 19 InsO;

(5)

commencement of “bankruptcy” or “insolvency” includes the opening of insolvency proceedings (Eröffnung des Insolvenzverfahrens), and the rejection of insolvency proceedings due to lack of funds (Abweisung mangels Masse);

(6)	seeking (other than on a solvent basis) “reorganization”, “arrangement”, “adjustment” or “composition” includes the commencement of insolvency proceedings (Eröffnung des Insolvenzverfahrens);

(7)	a “moratorium” includes, without limitation, protective shield proceedings (Schutzschirmverfahren) and insolvency plan proceedings (Insolvenzplanverfahren);

(8)

in relation to any security or other security rights, security assets or collateral governed by German law or located in Germany, “trust”, “trustee” or “on trust” shall be construed as “Treuhand”, “Treuhänder” or “treuhänderisch”;

(9)	“Organizational Documents” or “by-laws” includes reference to articles of association (Satzung), partnership agreement (Gesellschaftsvertrag) and rules of procedure (Geschäftsordnung);

(10)

a “director”, “officer” or “manager” of a company includes any statutory legal representative(s) (including any German law general agent (organschaftlicher Vertreter)) of a person pursuant to the laws of its jurisdiction of incorporation, including, but not limited to, any managing director (Geschäftsführer) or member of the board of directors (Vorstand) or an authorised representative (Prokurist);

(11)

a “Lien” or “security interest” includes a mortgage (Hypothek), land charge (Grundschuld) including security purpose declarations, pledge (Pfandrecht), assignment or transfer for security purposes (Sicherungsabtretung oder -übereignung) and retention of title arrangements (verlängerter/erweiterter) Eigentumsvorbehalt); and

(12)	a “Guarantee” includes any guarantee (Garantie), any indemnity, any joint and several (gesamtschuldnersich) or independent obligation (unabhängiges Schuldversprechen) within the meaning of German law.

(ii)

This Note is made in the English language. For the avoidance of doubt, the English language version shall prevail over any translation of this Note. However, where a German translation of a word or phrase appears in the text of this Note, the German meaning and the underlying German law legal concept shall prevail.

(iii)

With respect to a German Note Party, any other German Subsidiary and any other Note Party providing security over the Capital Stock of an entity incorporated in Germany, any representations and warranties in this Note relating to legal, valid and binding obligations, and/or enforceability of a Transaction Document, shall additionally be subject to and limited by (i) the time barring of claims under applicable German limitation laws and defenses of acquiescence, set-off or counterclaim, (ii) the principle that interest on interest, additional interest or default interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void, (iii) the principle that a German court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant, (iv) the principle that the creation or purported creation of a Lien over (A) any asset not beneficially owned by the relevant charging company at the date of the relevant security document or (B) any contract or agreement which is subject to a prohibition on transfer, assignment or charging, may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which a Lien has purportedly been created, (v) the accessory nature of certain Liens governed by German law, (vi) the principle that a German court may not give effect to any parallel debt provisions, covenants to pay any collateral agent or other similar provisions, (vii) the fact that a German court may limit the concept of irrevocability by applying restrictions based on cogent reasons for the respective concerned party to withdraw from the right irrevocably granted, (viii)

the principle that in certain circumstances pre-existing Liens purporting to secure an additional facility, further advances or any facility following a structural adjustment may be void, ineffective, invalid or unenforceable and (ix) any other matters which are set out as qualifications or reservations (however described) as to matters of German law in the legal opinions rendered in connection with the Transaction Documents.

(g)	Swiss Terms.

(i)	As used in this Note, where it relates to a Swiss Note Party, a reference:

(1)

to “Organizational Documents” includes a copy of a certified excerpt from the commercial register and a copy of the certified up-to-date articles of association (evidencing, where relevant, the capacity to enter into obligations of an up- or cross-stream nature);

(2)	to a “director” includes any statutory legal representative(s), any member of the management (Geschäftsführer/Direktor) or any member of the board of directors (Verwaltungsrat); or

(3)	to a “receiver”, “liquidator”, “administrator” or “administrative receiver” includes any Konkursamt, (ausseramtliche) Konkursverwaltung, Sachwalter and Liquidator.

(ii)

In this Note, where it relates to a Swiss Note Party, a reference to liquidation, bankruptcy, insolvency, reorganization, moratorium or any proceeding under an applicable Debtor Relief Law means that such Swiss Note Party (A) has initiated against it or (B) initiates: (1) bankruptcy proceedings (Konkursverfahren), (2) proceedings leading to a provisional or a definitive composition moratorium (provisorische oder definitive Nachlassstundung) or where a competent court closes the bankruptcy proceedings for reason of insufficiency of its funds to implement such proceedings (Einstellung des Konkursverfahrens mangels Aktiven), or (3) proceedings leading to an emergency moratorium (Notstundung). For the avoidance of doubt, if in this Note reference is made to insolvency proceedings in relation to any Swiss Note Party incorporated under the laws of Switzerland, such reference shall be limited to proceedings as set forth in this clause (ii) and, in particular, shall not include any reference to attachment proceedings.

19.

Failure Or Indulgence Not Waiver. No failure or delay on the part of the Noteholder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

20.	Dispute Resolution.

(a)	Submission to Dispute Resolution.

(i)	In the case of a dispute relating to a Conversion Price, the Optional Redemption Price, the ECF Mandatory Redemption Price or the Forced Redemption Price (as

the case may be) (including a dispute relating to the determination of any of the foregoing), the Issuer or the Noteholder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise (A) if by the Issuer, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Noteholder within five (5) Business Days after the Noteholder learned of the circumstances giving rise to such dispute. If the Noteholder and the Issuer are unable to promptly resolve such dispute relating to such Conversion Price or such Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Issuer or the Noteholder (as the case may be) of such dispute to the Issuer or the Noteholder (as the case may be), then the Issuer shall select an independent, reputable investment bank acceptable to the Noteholder, acting reasonably, to resolve such dispute and the Issuer shall promptly send written confirmation of such joint selection to the Noteholder.

(ii)

The Noteholder and the Issuer shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 20 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m., New York time, by the fifth (5th) Business Day immediately following the date on which the Issuer provided notice to the Noteholder of the joint selection of such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Noteholder or the Issuer fail to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by the Issuer and the Noteholder or otherwise requested by such investment bank, neither the Issuer nor the Noteholder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). Any and all communications between the Issuer, on the one hand, and the Noteholder, on the other hand, and such investment bank shall be made in writing and a copy provided simultaneously to the Issuer and the Noteholder and no meeting between such investment bank and the Issuer or the Noteholder shall take place unless the Issuer and the Noteholder (or, in each case, any designee or representative thereof) are in attendance.

(iii)

The Issuer and the Noteholder shall cause such investment bank to determine the resolution of such dispute and notify the Issuer and the Noteholder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be shared equally between the Issuer and the Noteholder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

21.	Notices; Currency; Payments.

(a)

Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Issuer:

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

Attention: Andrea M. Basham, Allison R. Liff

Email: Andrea.Basham@Freshfields.com

   Allison.Liff@Freshfields.com

If to the Initial Noteholder:

Glencore Canada Corporation,

100, King Street West

Suite 6900

Toronto, ON, M5X 1E3

Canada

Attention: Legal Department

Email: legalnotices@glencore-us.com

with a copy to:

Glencore International AG

Baarermattstrasse 3

CH – 6340 Baar

SwitzerlandAttention: General Counsel

Email: general.counsel@glencore.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

Attention: Heather Emmel, David Avery-Gee, Nitin Konchady, Justin Lee

Email: Heather.emmel@weil.com

David.Avery-Gee@weil.com

Nitin.Konchady@weil.com

Justin.D.Lee@weil.com

If to the Collateral Agent:

Glencore Canada Corporation,

100, King Street West

Suite 6900

Toronto, ON, M5X 1E3

Canada

Attention: Legal Department

Email: legalnotices@glencore-us.com

with a copy to:

Glencore International AG

Baarermattstrasse 3

CH – 6340 Baar

Switzerland

Attention: General Counsel

Email: general.counsel@glencore.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

Attention: Justin Lee, Heather Emmel, David Avery-Gee, Nitin Konchady

Email: Justin.D.Lee@weil.com

Heather.emmel@weil.com

David.Avery-Gee@weil.com

Nitin.Konchady@weil.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (A), (B) or (C) above, respectively.

(b)

The Issuer shall provide the Noteholder with written notice (i) within three (3) Business Days of any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) Business Days prior to the date on which the Issuer closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Change of Control Transaction, dissolution or liquidation, provided in each case that any material non-public information in any such notice shall be made known to the public prior to or in conjunction with such notice being provided to the Noteholder.

(c)	Calculation of Time. When computing any time period in this Note, the following rules shall apply:

(i)	the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included;

(ii)

for time periods measured in Business Days, any day that is not a Business Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Business Day, the deadline or time period shall be extended to the next following Business Day;

(iii)

for time periods measured in Trading Days, any day that is not a Trading Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Trading Day, the deadline or time period shall be extended to the next following Trading Day;

(iv)

if the end date of any deadline or time period in this Note refers to a specific calendar date and that date is not a Business Day, the deadline or time period shall be extended to the next Business Day following the specific calendar date; and

(v)	when used in this Note the term “month” shall mean a calendar month.

(d)	Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”).

(e)

Payments. Whenever any payment of cash is to be made by the Issuer to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in U.S. Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

22.

Cancellation. After all Principal, accrued and unpaid Interest, the Make-Whole Amount, if any, and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Issuer for cancellation and shall not be reissued. In addition, any Note held by the Issuer or its Subsidiaries shall be deemed cancelled and shall not be reissued.

23.

Waiver Of Notice. To the extent permitted by law, the Issuer hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Note Purchase Agreement and the Registration Rights Agreement.

24.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Issuer hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a Noteholder from bringing suit or taking other legal action against the Issuer in any other jurisdiction to collect on the Issuer’s obligations to a Noteholder or to enforce a judgment or other court ruling in favor of a Noteholder. EACH OF THE ISSUER, THE NOTEHOLDER AND THE COLLATERAL AGENT ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH OF THE ISSUER, THE NOTEHOLDER AND THE COLLATERAL AGENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

25.

Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

26.

Maximum Payments. Without limiting Section 14(d) of the Note Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by Applicable Law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such Applicable Law, any payments in excess of such maximum shall be credited against amounts owed by the Issuer to the Noteholder and thus refunded to the Issuer.

27.

Certain Definitions. For purposes of this Note, the terms defined in the Definitions Annex shall have the meanings ascribed to such terms therein and the following terms shall have the following meanings:

(a)	“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)	“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)

“Additional Shares of Common Stock” shall mean all Common Shares or securities or notes convertible or exchangeable for Common Shares issued by the Issuer after the Issuance Date, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following options and securities or notes convertible into or exchangeable for Common Shares:

(i)	Common Shares or securities or notes convertible into or exchangeable for Common Shares issued by way of a dividend or distribution that is covered by Section 9(a);

(ii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued to employees or directors of, or consultants or advisors to, the Issuer or any of its subsidiaries, whether issued before or after the Issuance Date, pursuant to any option or incentive plan of the Issuer adopted by the board of directors of the Issuer (or any predecessor governing body); and

(iii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued upon the exercise of options or warrants or Common Shares issued upon the conversion or exchange of securities or notes convertible into or exchangeable for Common Shares (including this Note (and any Note issued as PIK hereunder)) which are outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such option or warrants or securities or notes convertible into or exchangeable for Common Shares.

(d)	“Adjusted EBITDA” means, with respect to the Issuer on a consolidated basis for any fiscal year, the sum of:

(i) Consolidated Net Income for such period, calculated excluding (x) the cumulative effect of changes (effected through cumulative effect adjustment or retroactive application) in, and/or any change resulting from the adoption or modification of, accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income, (y) the income or loss of any Person, accrued prior to the date on which such Person becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Subsidiary of such Person and (z) the net income for such period of any Subsidiary (other than any Note Party), to the extent the declaration or payment of dividends or similar distributions by that Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; plus

(ii) without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been excluded or deducted for or with respect to:

(a) Consolidated Net Interest Expense; plus

(b) taxes paid during such period, including income, capital, state and similar taxes and foreign withholding taxes (including penalties and interest related to any such tax or arising from any tax examination, and including pursuant to any tax sharing arrangement or as a result of any intercompany distribution) of such Person paid during such period; plus

(c) (i) all depreciation and amortization charges, (ii) all impairment charges, and (iii) all asset write-offs and/or write-downs; plus

(d) (i) any charge incurred as a result of, pursuant to or in connection with any management equity plan, bonus or other incentive plan, profits interest plan or stock option plan or any other management or employee benefit plan or agreement, pension plan or other long-term or post-employment plan (including any post-employment benefit scheme which has been agreed with the relevant pension trustee), any stock subscription or shareholder agreement, any employee benefit trust, any employment benefit scheme or any similar equity plan or agreement (including (x) any deferred compensation arrangement, (y) any stock appreciation right and (z) in each case, any repricing, amendment, modification, substitution or change of any such management equity plan or any similar equity plan or agreement) and (ii) any non-cash compensation charge; plus

(e) (i) any realized or unrealized loss in respect of (A) any obligation under any hedge agreements as determined in accordance with GAAP and/or (B) any other derivative instrument pursuant to, in the case of this clause (B), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging and/or (ii) any realized or unrealized foreign currency translation or transaction loss (including any currency re-measurement of Indebtedness, any net loss resulting from hedge agreements for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk); plus

(f) unrealized losses in respect of (A) fair market value adjustments in accordance with GAAP as a result of commodities pricing adjustments in connection with revenue settlements and/or (B) derivative accounting for convertible Indebtedness of the Issuer and/or its Subsidiaries; plus

(g) any other non-cash charge;

minus

(iii) without duplication, those amounts, which, in the determination of Consolidated Net Income for such period, have been included or added back for or with respect to:

(a) any gain from extraordinary items and/or any unusual, non-recurring, infrequent and/or exceptional item (each as determined in good faith by the Issuer); minus

(b) (i) any realized or unrealized gain in respect of (A) any obligation under any hedge agreements as determined in accordance with GAAP and/or (B) any other derivative instrument pursuant to, in the case of this clause (B), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging and/or (ii) any realized or unrealized foreign currency translation or transaction gain (including any currency re-measurement of Indebtedness, any net gain resulting from hedge agreements for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk); minus

(c) unrealized gains in respect of (A) fair market value adjustments in accordance with GAAP as a result of commodities pricing adjustments in connection with revenue settlements and/or (B) derivative accounting for convertible Indebtedness of the Issuer and/or its Subsidiaries; minus

(d) the amount of any cash payment made during such period in respect of any noncash accrual, reserve or other non-cash charge that is accounted for in a prior period which was added to Consolidated Net Income to determine Adjusted EBITDA for such prior period and which does not otherwise reduce Consolidated Net Income for the current period; minus

(e) any other non-cash income or non-cash gain, (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period).

(e)

“Applicable ECF Percentage” means, for each applicable fiscal year, (a) 0% if Liquidity as of the last day of such fiscal year is less than or equal to $10,000,000, (b) 50% if Liquidity as of the last day of such fiscal year is greater than $10,000,000 and less than or equal to $40,000,000, (c) 60% if Liquidity as of the last day of such fiscal year is greater than $40,000,000 and less than or equal to $70,000,000, (d) 70% if Liquidity as of the last day of such fiscal year is greater than $70,000,000.

(f)

“Applicable Law” means all laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, having application, directly or indirectly, to the Issuer, and includes the rules and policies of any stock exchange upon which the Issuer has securities listed or quoted.

(g)	“Bankruptcy Event of Default” is an Event of Default under Sections 7(a)(viii) or 7(a)(ix) of this Note.

(h)

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.

(i)

“Capital Expenditures” means, with respect the Issuer and its Subsidiaries for any period, the aggregate amount, without duplication, of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that would, in accordance with GAAP, are, or are required to be included as, capital expenditures on the consolidated statement of cash flows the Issuer and its Subsidiaries for such period.

(j)

“Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Issuer, one or more employee benefit plans of the Issuer or the Initial Noteholder or any Affiliate of the Initial Noteholder (or a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which the Initial Noteholder or any Affiliate of the Initial Noteholder may be a member), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than fifty percent (50%) of the Issuer’s then outstanding Common Shares (other than Common Shares held by the Issuer as treasury stock or owned by a subsidiary of the Issuer); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Issuer, taken as a whole, to any Person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Common Shares (other than Common Shares held by the Issuer as treasury stock or owned by a subsidiary of the Issuer) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Shares); provided, however, that (x) any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Issuer pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Issuer’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control Transaction pursuant to this clause (ii) and (y) any merger, consolidation, amalgamation, arrangement, share exchange, combination or acquisition of shares of the Issuer pursuant to which the Initial Noteholder or any Affiliate of the Initial Noteholder, immediately after such transaction, “beneficially owns” more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, will be deemed not to be a Change of Control Transaction pursuant to this clause (ii); or (iii) the Issuer’s shareholders approve any plan or proposal for the liquidation or dissolution of the Issuer. For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

(k)	“Code” means the Internal Revenue Code of 1986.

(l)	[Reserved]

(m)

“Common Shares” means (i) the Issuer’s common shares, (ii) any share capital into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares and (iii) for purposes of Section 9(a)(iv) only, the common shares or other securities of any of the Issuer’s subsidiaries in addition to the common shares of the Issuer.

(n)

“Consolidated Net Income” means with respect to the Issuer and its Subsidiaries on a consolidated basis for any fiscal year, an amount equal to the sum of net income, determined in accordance with GAAP.

(o)

“Consolidated Net Interest Expense” means, with respect to the Issuer and its Subsidiaries on a consolidated basis for any period, (a) consolidated total interest expense of the Issuer and its Subsidiaries for such period (including interest expense paid to Affiliates of the Issuer), whether paid or accrued and whether or not capitalized, (including, without limitation (and without duplication), amortization of any debt issuance cost and/or original issue discount, any premium paid to obtain payment, financial assurance or similar bonds, any interest capitalized during construction, any non-cash interest payment, the interest component of any deferred payment obligation, the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance, any fee and/or expense paid to the Noteholder in connection with the Transactions, any other financing fee and any cost associated with any surety bond in connection with financing activities (whether amortized or immediately expensed)) plus (b) any net losses or obligations arising from any hedge agreements and/or other derivative financial instrument issued by such Person for the benefit of such Person or its subsidiaries, in each case determined on a consolidated basis for such period minus (c) the sum of (i) cash interest income for such period and (ii) gains for such period on hedge agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of total interest expense) . For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.

(p)

“Conversion Amount” means the sum of (i) the portion of the Principal to be converted with respect to which this determination is being made; and (ii) all accrued and unpaid Interest with respect to such portion of the Principal, if any.

(q)	“Conversion Price” means, as of any Conversion Date or other date of determination, $0.53 per Common Share, subject to adjustment as provided herein.

(r)	“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

(s)

“ECF Mandatory Redemption Price” means the sum of (i) the portion of the Principal required to be redeemed by the Issuer and (ii) all accrued and unpaid Interest with respect to such portion of the Principal, if any, up to, but excluding the Redemption Date.

(t)

“Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Issuer is $25,000,000 or more.

(u)

“Excess Cash Flow” means, with respect to any Person for any Excess Cash Flow Period, (a) Adjusted EBITDA of the Issuer and its Subsidiaries on a consolidated basis for such period, plus (b) the decrease, if any, in consolidated working capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such decrease in consolidated working capital arising from (i) the acquisition or Disposition of any Person by the Issuer or any Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any hedge agreement less (c) the sum of, without duplication,

(i)

all cash principal payments, repayments, prepayments, repurchases, redemptions and/or other retirements made on or with respect to the Note, the Existing Convertible Debt, any Project Financing and/or any other Indebtedness, in each case, made during such period so long as such payment, repayment, prepayment, repurchase, redemption and/or other retirement was permitted pursuant to the terms of the Note;

(ii)	all Consolidated Net Interest Expense to the extent paid or payable in cash during such period;

(iii)

the cash portion of Capital Expenditures made by the Issuer and its Subsidiaries (to the extent such Capital Expenditures are permitted to be made under the Note) during such Excess Cash Flow Period, (A) except to the extent financed with the proceeds of long term funded Indebtedness and (B) without duplication of any amount deducted from Excess Cash Flow for a prior Excess Cash Flow Period;

(iv)	all fees and expenses in respect of Indebtedness of the Issuer or any of its Subsidiaries paid in cash during such period;

(v)	taxes paid in cash by the Issuer and/or any of its Subsidiaries during or in respect of such period;

(vi)	cash payments made in respect of the following:

(1)

any Investment and/or Restricted Payment permitted under the Note and made in cash during such Excess Cash Flow Period except to the extent the relevant Investment and/or Restricted Payment is financed with the proceeds of long term funded Indebtedness;

(2)

any realized foreign currency exchange losses paid or payable in cash (including any currency re-measurement of Indebtedness, any net gain or loss resulting from hedge agreements for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk);

(3)	the aggregate amount of any extraordinary charges and any unusual or non-recurring charges to the extent paid in cash during such Excess Cash Flow Period;

(4)	any cash expense, cash charge, cash loss, cash payment and other cash items that were added back in calculating Adjusted EBITDA or excluded from the calculation of Consolidated Net Income; and

(5)	the aggregate amount of expenditures actually made in Cash by the Issuer and/or any of its Subsidiaries during the applicable Excess Cash Flow Period to the extent such expenditures were not expensed;

(vii)

the increase, if any, in consolidated working capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such increase in consolidated working capital arising from (i) the acquisition or Disposition of any Person by the Issuer or any Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase and/or recapitalization accounting and/or acquisition method accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any hedge agreement;

(viii)

amounts paid in Cash (except to the extent financed with long term funded Indebtedness) during such period on account of (i) items that were accounted for as non-Cash reductions of Consolidated Net Income or Adjusted EBITDA in a prior period and (ii) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income; and

(ix)	an amount equal to the aggregate non-Cash gains or income to the extent included in arriving at Adjusted EBITDA.

(v)	“Excess Cash Flow Period” means each fiscal year of the Issuer, commencing with the fiscal year of the Issuer ending on December 31, 2026.

(w)

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient of any payment to be made by or on account of any obligation of the Issuer under this Note or required to be withheld or deducted from a payment (or deemed payment) to a recipient:

(i)

any Taxes imposed on (or measured by) such recipient’s net income or overall gross income, franchise Taxes and capital Taxes, in each case, (A) imposed as a result of such recipient being organized or having its principal office located in the taxing jurisdiction or (B) that are Other Connection Taxes;

(ii)	any branch profits Taxes or any similar Tax imposed by any jurisdiction described in clause (i);

(iii)

any Taxes that would not have been imposed but for the recipient (A) not dealing at arm’s length (within the meaning of the Tax Act) with the Issuer, (B) being a “specified shareholder (as defined in subsection 18(5) of the Tax Act) of the Issuer or not dealing at arm’s length with such a specified shareholder for purposes of the Tax Act, or (C) being a “specified entity” (as defined in subsection 18.4(1) of the Tax Act, as proposed to be amended by Bill C-59) in respect of the Issuer, including in each case where (x) the non-arm’s length relationship, (y) the recipient being a “specified shareholder” of the Issuer, or not dealing at arm’s length with a “specified shareholder” of the Issuer, or (z) the recipient being a “specified entity” in respect of the Issuer, as applicable, arises in connection with or as a result of the ownership of this Note or any Secured A&R Note;

(iv)	any Taxes imposed in respect of an amount that is “participating debt interest” (as defined in subsection 212(3) of the Tax Act) arising (or deemed to arise) in respect of this Note; and

(v)	any withholding Tax imposed under FATCA.

(x)

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

(y)

“First Modification Date” means the earlier of (a) the date that is one (1) month after the Project Financing Closing Date, and (b) December 31, 2024; it being understood and agreed that the Issuer will notify the Collateral Agent in writing of the occurrence of the First Modification Date (for the avoidance of doubt, failure to deliver notice shall not invalidate the occurrence of the First Modification Date).

(z)

“Forced Redemption Price” means a cash purchase price equal to the sum of (i) 100% of the Principal, (ii) accrued and unpaid Interest on this Note as of the Redemption Date and (iii) the Make-Whole Amount.

(aa)	“German Note Party” means any Note Party incorporated under German law or having its center of main interest in Germany.

(bb)	“Indemnified Taxes” means all Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuer under this Note.
(cc)	“Ineligible Consideration” has the meaning given to such term in Section 9(j).

(dd)

“Interest Date” means (i) with respect to the Interest Period, the last day of the applicable Interest Period; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

(ee)

“Interest Period” means (i) initially, the period commencing on the Closing Date and ending on December 31, 2024 and (ii) thereafter, each period of six months commencing on January 1 and July 1 of each fiscal year.

(ff)

“Interest Rate” means (i) in the case of interest that is paid in cash, Term SOFR plus five percent (5%) per annum, and (ii) in the case of interest that the Issuer has elected to be capitalized in accordance with Section 2(b), Term SOFR plus six percent (6%) per annum.

(gg)

“Make-Whole Amount” means, with respect to any required redemption pursuant to delivery of an Event of Default Redemption Notice pursuant to Section 7(b), any required redemption upon the consummation of a Change of Control Transaction pursuant to Section 8 or any automatic acceleration upon a Bankruptcy Event of Default pursuant to Section 7(f)(i), the sum of the undiscounted cash Interest payments that would have been payable under the Note beginning the day after such conversion or redemption through the Maturity Date but for the occurrence of such conversion or redemption.

(hh)	“Maturity Date” shall mean March 25, 2029.

(ii)

“Optional Redemption Price” means the sum of (i) the portion of the Principal elected by the Issuer to be redeemed and (ii) all accrued and unpaid Interest with respect to such portion of the Principal, if any, up to, but excluding the Redemption Date.

(jj)

“Other Connection Taxes” means, with respect to the Noteholder or any other recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced this Note).

(kk)

“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other similar Taxes arising from any payment made under this Note or from the execution, delivery or enforcement of, or otherwise with respect to, this Note, but excluding (i) any Excluded Taxes and (ii) any such Taxes that are Other Connection Taxes imposed with respect to a transfer of this Note or any Secured A&R Note pursuant to the terms hereof.

(ll)	“PIK Amount” has the meaning given to such term in Section 2(b).

(mm)	“PIK Notice” has the meaning given to such term in Section 2(b).

(nn)	“Principal” has the meaning given to such term in the recitals hereto.

(oo)

“Principal Market” means The New York Stock Exchange or any Eligible Market on which the Issuer’s Common Shares are listed (and, in the case of simultaneous listings on multiple markets, the majority of the Issuer’s Common Shares trade) at the applicable time.

(pp)

“Redemption Date” means any date on which the Note is redeemed or deemed to be redeemed, as applicable, pursuant to an Optional Redemption by the Issuer, an ECF Mandatory Redemption, a CoC Mandatory Redemption or redemption due to an Event of Default.

(qq)	“Redemption Notice” has the meaning given to such term in Section 6(c)(i)(1).

(rr)

“Redemption Price” means the cash purchase price for which the Note is to be redeemed pursuant to an Optional Redemption, an ECF Mandatory Redemption, a CoC Mandatory Redemption or redemption due to an Event of Default.

(ss)	“Reference Date” means the earlier of (i) the date on which this Note has been fully converted in accordance with the terms hereof and (ii) the Maturity Date.

(tt)	“Registration Rights Agreement” means the amended and restated registration rights agreement dated as of March 25, 2024 between the Issuer and the Initial Noteholder, as amended from time to time.

(uu)

“Required Noteholders” means, subject, solely in the case of any amendments, modifications and/or waivers with respect to the Note Guaranty, any Collateral and/or any Collateral Document, to any applicable Intercreditor Agreement:

(i)

for so long as the Initial Noteholder (together with its controlled investment Affiliates) holds more than 50% of the aggregate principal amount outstanding at such time under this Note and all other notes issued pursuant to the Note Purchase Agreement, the Initial Noteholder; and

(ii)

from and after the date on which the Initial Noteholder (together with its controlled investment Affiliates) holds less than or equal to 50% of the aggregate principal amount outstanding at such time under this Note, holders of more than 50% of the aggregate principal amount outstanding under this Note and all other notes issued pursuant to the Note Purchase Agreement.

(vv)

“Scheduled Expenditures” means, for any Excess Cash Flow Period, except to the extent financed with long term funded Indebtedness (a) the aggregate consideration (including earn-outs) required to be paid in Cash by the Issuer or its Subsidiaries pursuant to binding contracts, letters of intent or purchase orders entered into prior to or during such period relating to Capital Expenditures and/or Investments, in each case, permitted under the Note and/or (b) the aggregate amount otherwise committed to be made in connection with Capital Expenditures and/or Investments, in each case, permitted under the Note.

(ww)	“SEC” means the United States Securities and Exchange Commission or any successor thereto.

(xx)

“Second Modification Date” means the earliest to occur of (a) the last day of the fiscal quarter during which the Start of Production Date occurs, (b) the last day of any fiscal quarter during which Capital Expenditures of the U.S. Project Finance Group during such fiscal quarter exceed the amount budgeted therefor in any Construction Budget then in effect by more than 110% and (c) June 1, 2026; it being understood and agreed that the Issuer will notify the Collateral Agent in writing of the occurrence of the Second Modification Date (for the avoidance of doubt, failure to deliver notice shall not invalidate the occurrence of the Second Modification Date).

(yy)	“Secured Party” means (a) each Noteholder, (b) the Purchaser and (c) the Collateral Agent.

(zz)

“Significant Subsidiary” means, with respect to any Person, any subsidiary of such Person that constitutes, or any group of subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the 1934 Act) of such Person.

(aaa)	“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

(bbb)	“Tax Act” means the Income Tax Act (Canada).

(ccc)

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

(ddd)

“Term SOFR” means, for any calculation of Interest, the Term SOFR Reference Rate for a tenor comparable to the interest period on the Note on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such interest period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that, if Term SOFR determined as provided above shall ever be less than zero, then Term SOFR shall be deemed to be zero.

(eee)

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (or a successor administrator of the Term SOFR Reference Rate selected by the Required Noteholders (in consultation with the Issuer) in their reasonable discretion).

(fff)	“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

(ggg)

“Trading Day” means, as applicable, (i) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Noteholders or (ii) with respect to all determinations other than price determinations relating to the Common Shares, any day on which the Principal Market (or any successor thereto) is open for trading of securities.

(hhh)

“U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

28.	[Reserved].

29.	[Reserved].

30.

Disclosure. Upon delivery by the Issuer to the Noteholder (or receipt by the Issuer from the Noteholder) of any notice in accordance with the terms of this Note, unless the Issuer has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Issuer, the Issuer shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Issuer believes that a notice contains material, non-public information relating to the Issuer, the Issuer so shall indicate to the Noteholder explicitly in writing in such notice (or immediately upon receipt of notice from the Noteholder, as applicable), and in the absence of any such written indication in such notice (or notification from the Issuer immediately upon receipt of notice from the Noteholder), the Noteholder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Issuer.

31.

Confidentiality. The Noteholder agrees that it shall keep confidential any confidential information provided by the Issuer to the Noteholder pursuant to the Transaction Documents, unless such information (a) is known or becomes known to the public in general, (b) is or has been independently developed or conceived by Noteholder without use of the Issuer’s confidential information; provided, however, that the Issuer may disclose confidential information (a) to affiliates and representatives, (b) as may otherwise be required by law, regulation, rule, court order or subpoena or (c) in connection with a transfer pursuant to Section 14 of this Note or Section 5(d) of the Note Purchase Agreement; provided that the Noteholder promptly notifies the Issuer of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

32.

Security; Collateral Agent. This Note is secured by the Collateral on the terms and subject to the conditions set forth in this Note, the Note Purchase Agreement, each applicable Intercreditor Agreement, and each other Finance Document. Each Noteholder, by becoming a party to the Note Purchase Agreement and accepting this Note, consents and agrees to the terms of this Note and each of the other Finance Documents (including, without limitation, Section 5(d), Sections 9 through 13 and Section 14(g) and (h) of the Note Purchase Agreement, each of which provisions are incorporated by reference herein mutatis mutandis) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to enter into the Finance Documents and into each applicable Intercreditor Agreement on its behalf as Collateral Agent, and to perform its obligations and exercise its rights thereunder in accordance therewith.

33.

Certain Conflicts. Notwithstanding anything to the contrary contained herein or in any Transaction Document, in the event of a conflict or inconsistency between (a) any provision of this Note, the Note Purchase Agreement and any other Finance Document or Transaction Document, the terms of the Note Purchase Agreement shall govern and control and (b) any Intercreditor Agreement and this Note, the Note Purchase Agreement and any other Finance Document or Transaction Document, the terms of such Intercreditor Agreement shall govern and control.

[signature page follows]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the Issuance Date set forth above.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	Chief Executive Officer

[Signature Page – Convertible Note]

EXHIBIT I

LI-CYCLE HOLDINGS CORP. HOLDER CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Issuer”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares, no par value per share (the “Common Shares”), of the Issuer, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Common Shares to be issued:

☐ Check here if the Noteholder not a U.S. person (as defined in Regulation S) and is not acting for the account or benefit of a U.S. Person.

Please issue the Common Shares into which the Note is being converted (in the form of uncertificated shares represented by an electronic position) to Noteholder, or for its benefit, as follows:

Issue to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

☐ Check here if requesting the shares be certificated (if permitted by law) and the delivery of a paper certificate to the following mailing address:

Issue a certificate in paper form and deliver the certificate to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

Name of Registered Noteholder

By:
Name:
Title:

Tax ID:

E-mail Address:

Phone Number:

EXHIBIT II

LI-CYCLE HOLDINGS CORP. REDEMPTION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Issuer”). In accordance with and pursuant to the Note, the undersigned hereby issues this redemption notice in connection with:

☐ Optional Redemption

☐ ECF Mandatory Redemption

in exchange for (as indicated below) cash as of the date specified below, and warrants to acquire Common Shares. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Redemption:

Aggregate Principal to be redeemed:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be redeemed:

AGGREGATE CONVERSION AMOUNT TO BE REDEEMED:

Number of Redemption Warrants to be issued:

Please confirm the following information:

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Redemption Price:

Pay to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

ABA Routing Number:

Account Number:

Attention:

Tax ID:

E-mail Address:

Phone Number:

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EXHIBIT III

FORM OF WARRANT

[See Exhibit III separately attached.]

Number: [•]

WARRANTS

THIS WARRANT CERTIFICATE SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR BELOW.

THE WARRANTS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE TRANSFERRED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Li-Cycle Holdings Corp.

Incorporated Under the Laws of Ontario

Warrant Certificate

This Warrant Certificate certifies that [     ], or registered assigns, is the registered holder (the “Holder”) of [     ] warrant(s) (the “Warrants” and each, a “Warrant”) to purchase common shares (“Common Shares”), of Li-Cycle Holdings Corp., an Ontario corporation (the “Company”).

This Warrant Certificate is issued in connection with the redemption and cancellation of the convertible note issued by the Company to Glencore Canada Corporation as of March [_], 2024 (the “Note”).

Each Warrant entitles the Holder, upon exercise during the period set forth in this Warrant Certificate, to receive from the Company that number of fully paid and nonassessable Common Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to this Warrant Certificate, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the principal office of the Company, located at 207 Queen’s Quay West, Suite 590, Toronto, Ontario M5J 1A7 (Attention: Ajay Kochhar; Email: ajay.kochhar@li-cycle.com), subject to the conditions set forth herein.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Common Share. Fractional shares shall not be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a Holder would be entitled to receive a fractional interest in a Common Share, the Company shall, upon exercise, round down to the nearest whole number the number of Common Shares to be issued to the Holder.

The initial Exercise Price per one Common Share for any Warrant is equal to $[•]1 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in this Warrant Certificate.

[1]	NTD: Equal to the applicable Conversion Price as of the date of redemption of the Note.

Subject to the conditions set forth in this Warrant Certificate, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of this ____ day of      , 20    .

LI-CYCLE HOLDINGS CORP.

By:

Name:
Title:

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[Form of Warrant Certificate]

[Reverse]

1.	Terms and Exercise of Warrants.

1.1.

Exercise Price. Each Warrant shall entitle the Holder thereof, subject to the provisions of this Warrant Certificate, to purchase from the Company the number of Common Shares stated herein, at the price of $[•] per share, subject to the adjustments provided in Section 2 hereof and in the last sentence of this Section 1.1. The term “Exercise Price” as used in this Warrant Certificate shall mean the price per share described in the prior sentence at which Common Shares may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Exercise Price at any time prior to the Expiry Date (as defined below) for a period of not less than fifteen (15) Business Days (unless otherwise required by the SEC, any national securities exchange on which the Warrants are listed or Applicable Law); provided that the Company shall provide at least five days’ prior written notice of such reduction to Holders of the Warrants; and provided further, that any such reduction shall be identical among all of the Warrants.

1.2.

Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date hereof and terminating on the earliest to occur (the “Expiry Time”) of (i) 5:00 p.m., New York City time, on [•], 2030 (the “Exercise Period”) and (ii) immediately prior to the closing of a Change of Control Transaction. Each Warrant not exercised on or before the Expiry Time shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Certificate shall cease at the Expiry Time. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiry Time; provided that the Company shall provide at least twenty (20) days prior written notice of any such extension to Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

1.3.	Exercise of Warrants.

1.3.1.

Payment. Subject to the provisions of this Warrant Certificate, a Warrant may be exercised by the Holder thereof by delivering to the Company at its principal office (i) this definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Warrant represented by a book-entry position, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the applicable Warrant Agent (the “Agent”) to an account of the Company or its agent at the Agent designated for such purposes in writing by the Company to the Holder from time to time, (ii) a subscription form (“Subscription Form”) for any Common Shares to be issued pursuant to the exercise of a Warrant, properly completed and executed by the Holder on the reverse of this definitive Warrant Certificate or, in the case of a Book-Entry Warrant, properly delivered by the Holder in accordance with the Agent’s procedures, and (iii) the payment in full of the Exercise Price for each Common Share as to which

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the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Shares and the issuance of such Common Shares, in lawful money of the United States, in good certified check or good bank draft payable to the order of the Company, or by transmitting same day payable funds in the lawful money of the United States by wire to such account as the Company shall direct to the Holder. Any Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office set forth herein in the manner provided in Section 12 (or to such other address as the Company may notify the Holder).

1.3.2.

Issuance of Common Shares on Exercise. As soon as practicable (and in any event within 5 Business Days) after the exercise of any Warrant and the clearance of the funds in payment of the Exercise Price, the Company shall issue to the Holder of such Warrant a book-entry position or certificate, as applicable, for the number of Common Shares to which it is entitled, registered in such name or names as may be directed by him, her or it on the register of shareholders of the Company, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant Certificate, as applicable, for the number of Common Shares as to which such Warrant shall not have been exercised.

1.3.3.	Valid Issuance. All Common Shares issued upon the proper exercise of a Warrant in conformity with this Warrant Certificate shall be validly issued, fully paid and nonassessable.

1.3.4.

Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Common Shares is issued and who is registered in the register of shareholders of the Company shall for all purposes be deemed to have become the holder of record of such Common Shares on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the register of shareholders of the Company or book-entry system of the Company are closed, such person shall be deemed to have become the holder of such Common Shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

1.3.5.	[Reserved].

1.3.6.

Antitrust and Foreign Investment Laws. The Company shall only issue Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate or otherwise pursuant to the terms of this Warrant Certificate to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the U.S. Hart-Scott-Rodino Antitrust Improvements Act

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of 1976 (the “HSR Act”) or any antitrust laws of other jurisdictions or any foreign investment laws applicable in connection with the issuance of the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate, except that such limitation shall not apply in the event that (i) the Holder (and, if applicable, the Company) obtains the necessary regulatory approvals as required by any applicable antitrust laws or foreign investment laws or (ii) the Holder (and, if applicable, the Company) obtains a written opinion from counsel to the Holder (or, in the case of the Company, counsel to the Company) that such approval(s) are not required. For the avoidance of doubt, the Company’s non-compliance with the limitations contained in this Section 1.3.6 shall not constitute a breach of this Warrant Certificate by the Company, and the Company shall not have any liability under this Warrant Certificate or otherwise resulting therefrom, but in the event that exercise of the Warrants evidenced by this Warrant Certificate requires any filing or approval under the HSR Act or any applicable antitrust laws of any other jurisdiction and any foreign investment laws the Holder and, if applicable, the Company shall endeavor to make such filings and obtain such approval in accordance with, and subject to the following limitations:

1.3.6.1.

The Company and the Holder acknowledge that one or more filings under the HSR Act or antitrust laws of other jurisdictions and/or foreign investment laws may be necessary in connection with the issuance of the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate. The Holder will promptly notify the Company if any such filing is required on the part of the Holder or the Company. The Company, the Holder and any other applicable Holder Affiliate will use reasonable best efforts to cooperate in making or causing to be made all applications and filings under the HSR Act or any antitrust laws of other jurisdictions or any foreign investment laws required in connection with the issuance of the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate held by the Holder or any Holder Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided, that, notwithstanding anything in this Warrant Certificate to the contrary, the Company shall not have any responsibility or liability for failure of the Holder or any of its Affiliates to comply with any Applicable Law. For as long as this Warrant Certificate is outstanding, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Holder may reasonably request in order to determine what antitrust or foreign investment requirements may exist with respect to any potential exercise of the Warrants evidenced by this Warrant Certificate. Promptly upon request by the Holder, the Company will use its reasonable best efforts to make all such filings and obtain all approvals and clearances as required under applicable antitrust or foreign investment laws in connection with the issuance of the Common Shares and investment in the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate.

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1.3.6.2.

Notwithstanding anything in this Warrant Certificate to the contrary, it is expressly understood and agreed that: (i) the Company shall not have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) the Company shall not be under any obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Company or any of its subsidiaries or Affiliates, (B) the imposition of any limitation or regulation on the ability of the Company or any of its subsidiaries or Affiliates to freely conduct their business or own such assets or (C) the holding separate of the Common Shares or any limitation or regulation on the ability of the Holder or any of its Affiliates to exercise full rights of ownership of the Common Shares. The Company and the Holder will cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. The Holder shall be responsible for the payment of the filing fees associated with any such applications or filings.

2.	Adjustments.

2.1.

If and whenever, at any time prior to the Expiry Time, the Company shall: (i) subdivide or re-divide its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue options, rights, warrants or similar securities to the holders of all of the outstanding Common Shares; or (iv) issue Common Shares or securities convertible into Common Shares to the holders of all of the outstanding Common Shares by way of a dividend or distribution; the number of Common Shares issuable upon exercise of the Warrants on the date of the subdivision, re-division, reduction, combination or consolidation or on the record date for the issue of options, rights, warrants or similar securities or on the record date for the issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted so that the Holder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or been entitled to receive after the happening of any of the events described in this Section 2.1 had the Warrants evidenced by this Warrant Certificate been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this Section 2.1 shall become effective immediately after the effective time of such event retroactive to the record date, if any, for such event.

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2.2.

If and whenever at any time prior to the Expiry Time, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in Section 2.1 or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Company with or into any other Person or other entity or acquisition of the Company or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Company) or other entity or a liquidation, dissolution or winding-up of the Company, the Holder, if it has not exercised its Warrants prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such Warrants thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Company or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of its Warrants at the Exercise Price.

2.3.

If, and whenever at any time prior to the Expiry Time, the Company shall issue Additional Shares of Common Stock, without consideration or for a consideration per share less than Exercise Price as of the date of issue thereof, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

EP2 = EP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“EP2” shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

“EP1” shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

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“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all Common Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of securities or notes convertible into Common Shares outstanding immediately prior to such issue);

“B” shall mean the number of Common Shares that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company (as determined in good faith by the Company’s board of directors) in respect of such issue by EP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

2.4.

If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the 1934 Act), and the value (determined as of the Expiration Time by the Company’s board of directors) of the cash and other consideration paid per Common Share in such tender or exchange offer exceeds the last reported sale price per Common Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Exercise Price will be increased based on the following formula:

where:

EP0	= the Exercise Price in effect immediately before the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

EP1	= the Exercise Price in effect immediately after the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC

= the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company’s board of directors) of all cash and other consideration paid for Common Shares purchased or exchanged in such tender or exchange offer;

OS0	= the number of Common Shares outstanding immediately before the Expiration Time (including all Common Shares accepted for purchase or exchange in such tender or exchange offer);

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OS1	= the number of Common Shares outstanding immediately after the Expiration Time (excluding Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP

= the average of the last reported sale prices per Common Shares over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Exercise Price will in no event be adjusted down pursuant to this Section 2.4, except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 2.4, if the date of exercise of the Warrants occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Exercise Price for such exercise, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such date of exercise. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under Applicable Law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Exercise Price will be readjusted to the Exercise Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

2.5.

If, and whenever at any time prior to the Expiry Time, the Company shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive (and subsequently make or issue), a dividend or other distribution payable in cash or other property not involving Common Shares or securities convertible into Common Shares (which is the subject of Section 2.1), then and in each such event the Holder of a Warrant shall receive, and shall accept, upon the exercise of a Warrant for Common Shares, a dividend or other distribution of such cash or other property in an amount equal to the amount of such cash or other property as it would have received if this Warrant had been exercised for Common Shares on the date of such event.

2.6.

On the occurrence of any reclassification of, or other change in, the outstanding Common Shares or any other event or addressed in Sections 2.1, 2.2, 2.3, 2.4 or 2.5 (each, an “Unanticipated Event”), the parties will, in good faith, make such further adjustments and changes and take all necessary actions, subject to the approval of the Holder, so as to ensure that the Holder receives, upon the exercise of a Warrant occurring at any time after the date of the occurrence of the Unanticipated Event, such shares, securities, rights, cash or property that the Holder would have received if, immediately prior to the date of such Unanticipated Event, the Holder had been the registered holder of the number of Common Shares to which the Holder would be entitled upon the exercise of a Warrant for Common Shares.

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2.7.	The adjustments provided for in Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 are cumulative and will be made successively whenever an event referred to therein occurs.

2.8.

If at any time a question or dispute arises with respect to the adjustments provided for in Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, such question or dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder. Such accountants shall have access to all necessary records of the Company and any such determination will be binding upon the Company and the Holder.

2.9.

The Company shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the necessary adjustment (or, in the case of Section 2.5, entitlement to cash or other property upon conversion) and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and, if reasonably required by the Holder, such certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder.

2.10.

Notwithstanding anything to the contrary in Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, if the Holder would otherwise be entitled to receive, upon the exercise of its right of conversion, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 (“Ineligible Consideration”), the Holder shall not be entitled to receive such Ineligible Consideration and the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver to the Holder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 with a market value (as conclusively determined by the board of directors of the Company) equal to the market value of such Ineligible Consideration.

2.11.

No Fractional Shares. Notwithstanding any provision contained in this Warrant Certificate to the contrary, the Company shall not issue fractional Common Shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 2, the Holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Common Shares to be issued to such holder.

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2.12.

Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 2, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Certificate; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

2.13.	To the extent any amendment or modification is made to Section 8 of the Note, the Company shall simultaneously amend or modify this Warrant Certificate to reflect similar terms.

3.	Register and Transferability.

3.1.

The Company shall use reasonable best efforts to maintain a register (the “Register”) for the registration in book-entry form of the original issuance of the Warrants and the registration of transfer of any Warrants. Upon the initial issuance of the Warrants in book-entry form, the Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Agent by the Company. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company shall treat the Holder for all purposes as the owner hereof notwithstanding notice to the contrary, however, that upon its receipt of a written request to assign, transfer or sell all or part of the Warrants evidenced by this Warrant Certificate by the Holder as set forth in Section 3.2, the Company shall record the information contained therein in the Register and issue a new certificate in respect of the remaining balance of the Warrants evidenced by this Warrant Certificate; provided, however, that the Company will not register any assignment, transfer or sale of any Warrants not made in accordance with Regulation S or pursuant to registration under the 1933 Act or an available exemption therefrom.

3.2.

The Warrants are subject to the restrictions on transfer applicable to the Warrants set forth in Section 5(d) of the Note Purchase Agreement and may not be offered, sold, assigned or otherwise transferred (including through hedging or derivative transactions) unless expressly permitted pursuant to Section 5(d) of the Note Purchase Agreement.

3.3.

Notwithstanding anything to the contrary set forth in this Section 3, following exercise of the Warrants evidenced by this Warrant Certificate in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant Certificate to the Company unless (A) all Warrants represented by this Warrant Certificate are being exercised (in which event this Warrant Certificate shall be delivered to the Company following exercise thereof as contemplated by Section 1.3) or (B) the Holder has provided the Company with prior written notice requesting reissuance of this Warrant Certificate upon physical surrender of this Warrant Certificate. If the Company does not update the Register to record the exercise of the Warrants evidenced by this Warrant Certificate and the dates of such exercise and/or payments (as the case may be), then the Register shall be automatically deemed updated to reflect such occurrence on the Business Day immediately prior to such occurrence.

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3.4.

The Company may appoint an Agent for the purpose of maintaining the Register, issuing the Common Shares or other securities then issuable upon the exercise of the rights under the Warrants, exchanging the Warrants, replacing the Warrants or conducting related activities.

4.

No Rights as Shareholder. A Warrant does not entitle the Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

5.

No Obligation to Purchase. Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for, or the Company to issue, any shares except those shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

6.

U.S. Legend. Certificates representing Common Shares issued pursuant to the Subscription Form, and all certificates issued in exchange thereof or in substitution therefor, until such time as it is no longer required under the applicable requirements of the 1933 Act or applicable United States state laws and regulations, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER APPLICABLE EXEMPTION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AFTER, IN THE CASE OF TRANSFERS PURSUANT TO CLAUSE (C) OR (D), PROVIDING TO THE COMPANY A LEGAL OPINION OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT.”

Notwithstanding the foregoing, the Company or the Company’s transfer agent may impose additional requirements for the removal of legends from securities sold in compliance with Rule 904 of Regulation S of the 1933 Act in the future.

7.	Covenants:

7.1.

So long as any Warrants evidenced hereby remain outstanding, the Company shall at all times reserve and keep available a number of its authorized but unissued Common Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Certificate.

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7.2.

The Company covenants and agrees that until the Expiry Time, while the Warrants (or remaining portion thereof) shall be outstanding, the Company shall use its commercially reasonable efforts to remain listed on the Principal Market, and to maintain its status as a “reporting issuer” not in default of the requirements of the applicable securities laws in the jurisdictions in which the Company is currently a reporting issuer, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company to cease to be listed on the Principal Market or cease to be a reporting issuer, respectively, so long as the holders of the Common Shares receive securities of an entity which is listed on an Eligible Market or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and the rules and policies of the Principal Market.

7.3.

The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required for the carrying out or performing of the provisions of this Warrant Certificate.

7.4.

In the event of a Change of Control Transaction in which the consideration to be received by the Company’s shareholders consists of cash and/or marketable securities, if this Warrant Certificate is outstanding upon the consummation of such Change of Control Transaction then (a) if the Fair Market Value of one Common Share is greater than the then applicable Exercise Price, this Warrant Certificate may be exercised at the election of the Holder on a net exercise issue basis as of immediately prior to such Change of Control Transaction and (b) if the Fair Market Value of one Common Share is less than or equal to the then applicable Exercise Price, this Warrant Certificate will expire immediately prior to the consummation of such Change of Control Transaction.

7.5.

The covenants of the Company referenced in Sections 2, 3 and 4 of Annex A-3 of the Note are incorporated herein by reference. Such covenants of the Company shall not merge in or be prejudiced by and shall survive the redemption of the Note and shall continue in full force and effect so long as the Warrants are outstanding.

7.6.	Upon request of the Holder, the Company shall use commercially reasonable efforts to issue to the Holder Book-Entry Warrants settled through the Agent in lieu of this Warrant Certificate.

8.

Lost, Stolen or Mutilated Warrant Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant Certificate, the Company shall execute and deliver to the Holder a new Warrant Certificate representing the outstanding number of Warrants.

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9.

Payment of Collection, Enforcement and Other Costs. If (a) this Warrant Certificate is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Warrant Certificate or to enforce the provisions of this Warrant Certificate or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Holder’s rights and involving a claim under this Warrant Certificate, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements.

10.

Construction; Headings. This Warrant Certificate shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Warrant Certificate are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant Certificate. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Warrant Certificate instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Warrant Certificate.

11.

Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12.	Dispute Resolution.

12.1.	Submission to Dispute Resolution.

12.1.1.

In the case of a dispute relating to the Exercise Price, the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company shall select an independent, reputable investment bank acceptable to the Holder, acting reasonably, to resolve such dispute and the Company shall promptly send written confirmation of such joint selection to the Holder.

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12.1.2.

The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 12.1 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m., New York time, by the fifth (5th) Business Day immediately following the date on which the Company provided notice to the Holder of the joint selection of such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). Any and all communications between the Company, on the one hand, and the Holder, on the other hand, and such investment bank shall be made in writing and a copy provided simultaneously to the Company and the Holder and no meeting between such investment bank and the Company or the Holder shall take place unless each of the Company and the Holder are in attendance.

12.1.3.

The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be shared equally between the Company and the Holder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

13.	Notices; Currency; Payments.

13.1.

Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant Certificate must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

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If to the Company:

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Attention: Andrea M. Basham

Andrea.Basham@Freshfields.com

and

McCarthy Tétrault LLP

66 Wellington St W

Suite 5300

Toronto, ON M5K 1E6

Attention: Jonathan Grant, Fraser Bourne

Email: jgrant@mccarthy.ca, fbourne@mccarthy.ca

If to the Holder:

Glencore Canada Corporation,

100, King Street West

Suite 6900

Toronto, ON, M5X 1E3

Canada

Attention: Legal Department

Email: legalnotices@glencore-us.com

with a copy to:

Glencore International AG

Baarermattstrasse 3

CH – 6340 Baar

Switzerland

Attention: General Counsel

Email: general.counsel@glencore.com

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with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

Attention: Heather Emmel, David Avery-Gee, Nitin Konchady

Email: Heather.emmel@weil.com

David.Avery-Gee@weil.com

Nitin.Konchady@weil.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

13.2.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant Certificate, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within three (3) Business Days after any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any change of control transaction, dissolution or liquidation, provided in each case that any material non-public information in any such notice shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

13.3.	Calculation of Time. When computing any time period in this Warrant Certificate, the following rules shall apply:

13.3.1.	the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included;

13.3.2.

for time periods measured in Business Days, any day that is not a Business Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Business Day, the deadline or time period shall be extended to the next following Business Day;

13.3.3.

for time periods measured in Trading Days, any day that is not a Trading Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Trading Day, the deadline or time period shall be extended to the next following Trading Day;

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13.3.4.

if the end date of any deadline or time period in this Warrant Certificate refers to a specific calendar date and that date is not a Business Day, the deadline or time period shall be extended to the next Business Day following the specific calendar date; and

13.3.5.	when used in this Warrant Certificate the term “month” shall mean a calendar month.

13.4.	Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Warrant Certificate are in United States Dollars (“U.S. Dollars”).

13.5.

Payments. Whenever any payment of cash is to be made pursuant to this Warrant Certificate, unless otherwise expressly set forth herein, such payment shall be made in U.S Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Warrant Certificate is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

14.

Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Warrant Certificate and the Registration Rights Agreement.

15.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant Certificate shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant Certificate and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to a Holder or to enforce a judgment or other court ruling in favor of a Holder. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS WARRANT CERTIFICATE IS

18

LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS WARRANT CERTIFICATE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

16.

Severability. If any provision of this Warrant Certificate is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant Certificate so long as this Warrant Certificate as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17.	Certain Definitions. For purposes of this Warrant Certificate, the following terms shall have the following meanings:

(a)	“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)	“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)

“Additional Shares of Common Stock” shall mean all Common Shares or securities or notes convertible or exchangeable for Common Shares issued by the Company after the date of this Warrant Certificate, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following options and securities or notes convertible into or exchangeable for Common Shares:

(i)	Common Shares or securities or notes convertible into or exchangeable for Common Shares issued by way of a dividend or distribution that is covered by Section 2.1;

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(ii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries, whether issued before or after the date of this Warrant Certificate, pursuant to any option or incentive plan of the Company adopted by the board of directors of the Company (or any predecessor governing body); and

(iii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued upon the exercise of options or warrants or Common Shares issued upon the conversion or exchange of securities or notes convertible into or exchangeable for Common Shares which are outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such option or warrants or securities or notes convertible into or exchangeable for Common Shares.

(d)

“Affiliate” means, in relation to any Person (the “first named person”), any other Person that controls, is controlled by or is under common control with the first named person; provided that, for greater certainty, the Company is not an Affiliate of the Holder or any of its subsidiaries for the purposes of this Warrant Certificate.

(e)

“Applicable Law” means all laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, having application, directly or indirectly, to the Company, and includes the rules and policies of any stock exchange upon which the Company has securities listed or quoted.

(f)

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.

(g)

“Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the 1934 Act), other than the Company, one or more employee benefit plans of the Company or the Holder or any Affiliate of the Holder (or a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) of which the Holder or any Affiliate of the Holder may be a member), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than fifty percent (50%) of the Company’s then outstanding Common Shares (other than Common Shares held

20

by the Company as treasury stock or owned by a subsidiary of the Company); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Shares); provided, however, that (x) any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control Transaction pursuant to this clause (ii) and (y) any merger, consolidation, amalgamation, arrangement, share exchange, combination or acquisition of shares of the Company pursuant to which the Holder or any Affiliate of the Holder, immediately after such transaction, “beneficially owns” more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, will be deemed not to be a Change of Control Transaction pursuant to this clause (ii); (iii) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company or (iv) the Common Shares cease to be listed on any Eligible Market. For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the 1934 Act.

(h)

“Common Shares” means (i) the Company’s common shares, (ii) any share capital into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares and (iii) for purposes of Section 2.1(iv) only, the common shares or other securities of any of the Company’s subsidiaries in addition to the common shares of the Company.

(i)

“Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Company is $25,000,000 or more.

(j)	“Exercise Period” has the meaning given to such term in Section 1.2.

(k)	“Exercise Price” has the meaning given to such term in Section 1.1.

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(l)	“Expiry Time” has the meaning given to such term in Section 1.2.

(m)

“Fair Market Value” means, with respect to any issuance of Additional Shares of Common Stock, the volume weighted average price of the Common Shares for the seven (7) Trading Days immediately preceding the issue date of such Additional Shares of Common Stock.

(n)	“Ineligible Consideration” has the meaning given to such term in Section 2.10.

(o)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(p)

“Principal Market” means The New York Stock Exchange or any Eligible Market on which the Company’s Common Shares are listed (and, in the case of simultaneous listings on multiple markets, the majority of the Company’s Common Shares trade) at the applicable time.

(q)	“Registration Rights Agreement” means the amended and restated registration rights agreement dated as of March [_], 2024 between the Company and the Holder, as amended from time to time.

(r)	“SEC” means the United States Securities and Exchange Commission or any successor thereto.

(s)	“Subscription Form” means the subscription form attached hereto as Exhibit A.

(t)	“Tax Act” means the Income Tax Act (Canada).

(u)

“Trading Day” means, as applicable, (i) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (ii) with respect to all determinations other than price determinations relating to the Common Shares, any day on which the Principal Market (or any successor thereto) is open for trading of securities.

(v)	“Transfer Form” means the transfer form attached hereto as Exhibit B.

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18.

Disclosure. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant Certificate, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company, the Company shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company.

19.

Absence of trading and disclosure restrictions. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

23

Exhibit A

Subscription Form

Capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate (the “Warrant Certificate”) to which this Subscription Form is attached.

The undersigned holder of the attached Warrant Certificate hereby subscribes for ______________ common shares (the “Shares”) of LI-CYCLE HOLDINGS CORP. (the “Company”) pursuant to the terms of the Warrant Certificate at the Exercise Price on the terms specified in the Warrant Certificate and contemporaneously with the execution and delivery hereof makes payment therefor on the terms specified in the Warrant Certificate. If any Warrants represented by this Warrant Certificate are not being exercised, a new Warrant Certificate representing the unexercised Warrants will be issued and delivered with the certificate representing the Shares.

The undersigned hereby directs that the Shares be issued as follows:

Names(s) in Full	Address(es)	Number of Common Shares

Date: [    ], 20

[ ]

By:

Name:
Title:

24

Exhibit B

Transfer Form

Assignor:

Company:	LI-CYCLE HOLDINGS CORP. (the “Company”)

Warrant:	Warrant No. _______ to purchase common shares issued on ______________________ (the “Warrant”)

Date:

In the case of a warrant certificate that contains the U.S. restricted legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Company;

☐	(B) the transfer is being made outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and in compliance with any applicable local securities laws and regulations and the undersigned has furnished to the Company any other evidence in form and substance required by the Company to such effect, or

☐	(C) the transfer is being made in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws or the filing of a prospectus or similar document under the securities laws of any jurisdiction of Canada, including, without limitation, the Securities Act (Ontario) and the rules and regulations made thereunder, and the undersigned has furnished to the Company an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Company to such effect.

Assignment. The undersigned registered holder of the Warrant (the “Assignor”) assigns and transfers to the assignee named below all of the rights of Assignor under the accompanying Warrant Certificate with respect to the number of Warrants set forth below:

Name of Assignee:

Address of Assignee:

Number of Warrants Assigned:

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of LI-CYCLE HOLDINGS CORP. maintained for the purpose, with full power of substitution in the premises.

In the event of the transfer of less than the total number of Warrants represented by the accompanying Warrant Certificate, the Company is hereby instructed to deliver to or as directed by the Assignor, without charge, a new Warrant Certificate in respect of the balance of the Warrants which have not been transferred.

ASSIGNOR

(Print name of Assignor)

(Signature of Assignor)

(Print name of signatory, if applicable)

(Print title of signatory, if applicable)

Address:

26

EXHIBIT IV

[FORM OF]

INTERCOMPANY NOTE

[   ] [ ], 20[ ]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on a signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances constituting Indebtedness made by such Payee to such Payor. Each Payor promises also to pay interest, if any, on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Reference is made to that certain Note, issued by Li-Cycle Holdings Corp., a corporation incorporated under the laws of the Province of Ontario with offices located at 207 Queen’s Quay West, Suite 590, Toronto, Ontario M5J 1A7 (the “Issuer”) on [•], 2024 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Note”) and held by the Noteholder (as defined therein). Each Payee hereby acknowledges and agrees that the Collateral Agent (as defined in the Note Purchase Agreement) may exercise all rights provided in the applicable Finance Documents with respect to this Intercompany Note. Capitalized terms used in this Intercompany Note (this “Intercompany Note”) but not defined herein shall have the meanings given to them in the Note or Note Purchase Agreement. This Intercompany Note is the Intercompany Note referred to in the Note.

Notwithstanding anything to the contrary contained in this Intercompany Note, each Payee understands and agrees that no Payor shall be required to make, and shall not make, any payment of principal, interest or other amounts on this Intercompany Note to the extent that such payment is prohibited by, or would give rise to a default or an event of default under, the terms of any Senior Indebtedness (as defined below) (each, a “Note Default”). The failure to make such payment because such payment would result in any Note Default shall not constitute a default hereunder.

Upon the commencement of any insolvency or bankruptcy proceeding, or any receivership, liquidation (voluntary or otherwise), reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, winding up or other similar proceeding in connection therewith, relating to any Payor owing any amounts evidenced by this Intercompany Note to any Payee, or to any property of any such Payor, all amounts evidenced by this Intercompany Note owing by such Payor to any and all Payees shall become immediately due and payable, without presentment, demand, protest or notice of any kind.

Anything in this Intercompany Note to the contrary notwithstanding, the Indebtedness evidenced by this Intercompany Note owed by any Payor that is a Note Party to any Payee that is not a Note Party shall be subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to all of the Obligations of such Payor; provided that each Payor may make payments to the applicable Payee so long as no Event of Default under and as defined in the Note shall have occurred and be continuing (such Obligations and, in each case, other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest, fees and expenses thereon accruing after the commencement of any proceeding referred to in clause (i) below, whether or not such interest, fees and expenses is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor (each such Payor, an “Affected Payor”) or to its property, and in the event of any proceeding for voluntary liquidation, dissolution or other winding up of such Affected Payor (except as expressly permitted by the Finance Documents), whether or not involving insolvency or bankruptcy, if an Event of Default has occurred and is continuing (x) the holders of Senior Indebtedness shall be paid in full in the manner sufficient to cause the Maturity Date to occur before any Payee (each such Payee, an “Affected Payee”) is entitled to receive (whether directly or indirectly), or make any demand for, any payment on account of this Intercompany Note and (y) until the Maturity Date, any payment or distribution to which such Affected Payee would otherwise be entitled (other than equity or debt securities of such Affected Payor that are subordinated, to at least the same extent as this Intercompany Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) (x) if any Event of Default under Sections 7(a)(i), 7(a)(ii), 7(a)(viii) and 7(a)(ix) of the Note occurs and is continuing and (y) subject to any applicable Intercreditor Agreement, the Collateral Agent delivers notice to the Issuer instructing the Issuer that the Collateral Agent is thereby exercising its rights pursuant to this clause (ii) (provided that no such notice shall be required to be given in the case of any Event of Default arising under Sections 7(a)(viii) and 7(a)(ix) of the Note, as applicable), then, unless otherwise agreed in writing by the Collateral Agent in its reasonable discretion, no payment or distribution of any kind or character shall be made by or on behalf of any Affected Payor or any other Person on its behalf, and no payment or distribution of any kind or character shall be received by or on behalf of any Affected Payee or any other Person on its behalf, with respect to this Intercompany Note until the earlier of (x) the Maturity Date and (y) such Event of Default has been cured or waived;

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Securities), in respect of this Intercompany Note shall (despite these subordination provisions) be received by any Affected Payee in violation of the foregoing clause (i) or (ii), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered in accordance with the relevant Finance Documents, to the Collateral Agent, on behalf of the applicable Secured Parties, subject to the terms of any applicable Intercreditor Agreement; and

(iv) each Affected Payee agrees to file all claims against each relevant Affected Payor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness and the Collateral Agent shall be entitled to all of such Affected Payee’s rights thereunder. If for any reason an Affected Payee fails to file such claim at least ten (10) days prior to the last date on which such claim should be filed, such Affected Payee hereby irrevocably appoints the Collateral Agent as its true and lawful attorney-in-fact and the Collateral Agent is hereby authorized to act as attorney-in-fact in such Affected Payee’s name to file such claim or, in the Collateral Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Collateral Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Collateral Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Affected Payee hereby assigns to the Collateral Agent all of such Affected Payee’s rights to any payments or distributions to which such Affected Payee otherwise would be entitled. If the amount so paid is greater than such Affected Payor’s liability hereunder, the Collateral Agent shall pay the excess amount to the party entitled thereto under the applicable Intercreditor Agreement and applicable law. In addition, upon the occurrence and during the continuance of an Event of Default, each Affected Payee hereby irrevocably appoints the Collateral Agent as its attorney-in-fact to exercise all of such Affected Payee’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Affected Payor.

Except as otherwise set forth in clauses (i) and (ii) above, any Payor is permitted to pay, and any Payee is entitled to receive, any payment or prepayment of principal and interest on the Indebtedness evidenced by this Intercompany Note.

To the fullest extent permitted by Applicable Law, no present or future holder of Senior Indebtedness shall at any time or in any way be prejudiced or impaired in its right to enforce the subordination of this Intercompany Note by any act or failure to act on the part of any Affected Payor or Affected Payee or by any act or failure to act on the part of such holder or any trustee or agent for such holder, or by any noncompliance by the Payor with the terms and provisions of the Intercompany Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Each Affected Payee and each Affected Payor hereby agrees that the subordination of this Intercompany Note is for the benefit of the Collateral Agent and for the ratable benefit of the Secured Parties. The Collateral Agent is an obligee under this Intercompany Note to the same extent as if its name was written herein as such and the Collateral Agent may, on behalf of itself, and the applicable Secured Parties, proceed to enforce the subordination provisions herein, in each case, subject to the terms of any applicable Intercreditor Agreement.

The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Intercompany Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from any Payor or Payee.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Intercompany Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized (but not required) to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Intercompany Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Intercompany Note shall not in any way replace, or affect the principal amount of, any intercompany loan outstanding between any Payor and any Payee prior to the execution hereof, and to the extent permitted by applicable law, from and after the date hereof, each such intercompany loan shall be deemed to incorporate the terms set forth in this Intercompany Note to the extent applicable and shall be deemed to be evidenced by this Intercompany Note together with any documents and instruments executed prior to the date hereof in connection with such intercompany Indebtedness.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Intercompany Note. Except to the extent of any taxes required by law to be withheld, all payments under this Intercompany Note shall be made without offset, counterclaim or deduction of any kind.

This Intercompany Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Intercompany Note shall inure to the benefit of each Payee and their respective successors and assigns, including subsequent holders hereof.

If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Payor or any other Person or entity is rescinded or must otherwise be returned by the holders of the Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Payor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

If any Payee shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of any Payor, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and each Payee hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until the Maturity Date.

From time to time after the date hereof, additional Subsidiaries of the Issuer may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page hereto, which shall be automatically incorporated into this Intercompany Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Intercompany Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.

Indebtedness governed by this Intercompany Note shall be maintained in “registered form” within the meaning of Section 163(f) of the Internal Revenue Code of 1986, as amended. The Payor or its designee (which shall at the Collateral Agent’s request, be the Collateral Agent acting solely for this purpose as non-fiduciary agent of the Payor) shall record the transfer of the right to payments of principal and interest on the Indebtedness governed by this Intercompany Note to holders of the Senior Indebtedness in a register (the “Register”), and no such transfer shall be effective until entered in the Register.

Any Payor shall be automatically released from this Intercompany Note in the event that such Payor ceases to be a Note Party pursuant to Section 10 of the Note Purchase Agreement. Any Payee shall be automatically released from this Intercompany Note in the event that such Payee (i) ceases to be a Subsidiary of the Issuer or (ii) becomes an Excluded Subsidiary pursuant to a transaction permitted by the Note Purchase Agreement and Note.

It is understood and agreed that this Intercompany Note is only intended to govern Indebtedness evidenced by this Intercompany Note owed by any Affected Payor to any Affected Payee in reliance on Section 1(b) of Annex A-1 of the Note.

THIS INTERCOMPANY NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INTERCOMPANY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

[ ], as Payor

By:
Name:
Title:

[ ], as Payee

By:
Name:
Title:

ANNEX A

CERTAIN DEFINED TERMS

Defined Terms. As used in this Note, the following terms have the meanings specified below:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.

“Amended and Restated Existing Convertible Notes” means that certain (i) amended and restated convertible note in an aggregate principal amount of $116,551,170.40 dated as of the date hereof issued by the Issuer to Glencore Canada Corporation as holder (in such capacity as holder of the First A&R Note and the Second A&R Note, as the context requires, the “Existing GC Noteholder”) which is deemed issued in accordance with the terms of that certain note purchase agreement dated May 5, 2022 as amended, restated, supplemented or otherwise modified prior to the date hereof (the “First A&R Note”) and (ii) amended and restated convertible note in an aggregate principal amount of $114,615,632.00 dated as of the date hereof issued by the Issuer to the Existing GC Noteholder as holder which is deemed issued in accordance with the terms of that certain note purchase agreement dated May 5, 2022 as amended, restated, supplemented or otherwise modified prior to the date hereof (the “Second A&R Note”).

“Banking Services” means each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.

“Bankruptcy Code” means Title 11 of the United States Code (11 USC § 101 et seq.), as it has been, or may be, amended, from time to time.

“Black Mass” means a powder-like substance which contains a number of valuable metals, including nickel, cobalt and lithium.

“Byproducts” means any byproduct or ancillary material produced in the course of producing the Core Products at the Facility, including (without limitation) the graphite concentrate, copper sulphide, gypsum, manganese carbonate and anhydrous sodium sulphate to be produced at the Facility.

“Canadian Guarantors” means, collectively, all present and future (direct or indirect) subsidiaries of the Issuer organized under the laws of Canada or any province or territory thereof, which as of the Closing Date consists of Li-Cycle Corp. and Li-Cycle Americas Corp.

“Canadian Note Party” means, collectively, the Issuer and the Canadian Guarantors.

“Canadian Pledge Agreement” means a pledge agreement, substantially in the form of Exhibit G-4 to the Note Purchase Agreement, among the Issuer and the Canadian Guarantors as grantors, and the Collateral Agent.

“Canadian Security Agreement” means a general security agreement, substantially in the form of Exhibit G-3 to the Note Purchase Agreement, among the Issuer and the Canadian Guarantors as grantors, and the Collateral Agent.

“Canadian Subsidiary” means any Subsidiary which is incorporated or organized under the laws of Canada, or any province or territory thereof.

“Capital Lease” means, as applied to any Person, and subject to Section 18(c) of the Note, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease or finance lease on the balance sheet of that Person; provided, that for the avoidance of doubt, the amount of obligations attributable to any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capital Stock” means any and all shares, securities, interests, participations, preferred equity certificates, convertible preferred equity certificates or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Subsidiary of the Issuer that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof or by any foreign government, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof or any foreign bank or its branches or agencies and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank having capital and surplus of not less than $100,000,000; (f) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (e) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency); and (g) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law. “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments that are analogous to the Investments described in clauses (a) through (g) and in this clause.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all property of any Note Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Note Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Obligations. For the avoidance of doubt, in no event shall “Collateral” include any asset that is an Excluded Asset for so long as such asset constitutes an Excluded Asset.

“Collateral Agent” has the meaning given to such term in the Note Purchase Agreement.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Note and/or any other Note Document and the terms of any applicable Intercreditor Agreement and (y) the time periods (and extensions thereof) set forth in Section 2 of Annex A-1, as applicable, the requirement that:

(a)	on the Closing Date:

(i)

in the case of any U.S. Subsidiary, the Collateral Agent shall have received (A) each applicable Collateral Document and the Note Guaranty, duly executed by each U.S. Subsidiary party thereto, (B) a pledge of all of the Capital Stock (together, in the case of Capital Stock that is certificated, with undated stock or similar powers for each such certificate executed in blank by a Responsible Officer of the pledgor thereof), required to be pledged by it pursuant to the U.S. Security Agreement, and (C) each Material Debt Instrument required to be pledged by it pursuant to the terms of the U.S. Security Agreement, endorsed (without recourse) in blank or accompanied by executed transfer form in blank by the pledgor thereof; and

(ii)

in the case of the Issuer and any Canadian Subsidiary, the Collateral Agent shall have received (A) each applicable Collateral Document and the Note Guaranty, duly executed by the Issuer and each Canadian. Subsidiary party thereto, as applicable (B) a pledge of all of the Capital Stock (together, in the case of Capital Stock that is certificated, with undated stock or similar powers for each such certificate executed in blank by a Responsible Officer of the pledgor thereof), required to be pledged by it pursuant to the Canadian Security Agreement, and (C) each Material Debt Instrument required to be pledged by it pursuant to the terms of the Canadian Security Agreement, endorsed (without recourse) in blank or accompanied by executed transfer form in blank by the pledgor thereof;

(b)	on the Post-Closing Security Date:

(i)

in the case of any Swiss Subsidiary, the Collateral Agent shall have received (A) a Subsidiary Joinder Agreement and (B) such security agreement as may be required to confer on the Collateral Agent (for the benefit of the Secured Parties) security over (1) the Capital Stock of such Swiss Subsidiary (to the extent constituting Collateral) and (other than any Excluded Subsidiary) any Subsidiary of such Swiss Subsidiary which is required to be a Note Guarantor, (2) any Deposit Account maintained by such Swiss Subsidiary in Switzerland and (3) any intercompany receivable which is owed to such Swiss Subsidiary by any other Subsidiary (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 2(a) of Annex A-1); and

(ii)

in the case of any German Subsidiary, the Collateral Agent shall have received (A) a Subsidiary Joinder Agreement and (B) such security agreement as may be required to confer on the Collateral Agent (for the benefit of the Secured Parties) security over (1) the Capital Stock of such German Subsidiary (to the extent constituting Collateral) and (other than any Excluded Subsidiary) any Subsidiary of such German Subsidiary which is required to be a Note Guarantor, (2) any material Deposit Account maintained by such German Subsidiary in Germany and (3) any material intercompany receivable which is owed to such German Subsidiary by any other Subsidiary (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 2(a) of Annex A-1); and

(c)	after the Post-Closing Security Date, in the case of any Subsidiary that is required to become a Note Guarantor after the Closing Date, the Collateral Agent shall have received:

(i)

in the case of any U.S. Subsidiary, (A) a Subsidiary Joinder Agreement, (B) if the respective Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 2(b) of Annex A-1 owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement, (C) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Collateral Agent may reasonably request, (E) an executed joinder to each applicable Intercreditor Agreement (if any) and (F) each item of Collateral that such Subsidiary is required to deliver under Section 2.01 of the U.S. Security Agreement;

(ii)

in the case of any Canadian Subsidiary, (A) a Subsidiary Joinder Agreement, (B) if the respective Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 2(b) of Annex A-1 owns registrations of or applications for Canadian Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement, (C) PPSA financing statements in appropriate form for filing in such jurisdictions as the Collateral Agent may reasonably request, (E) an executed joinder to each applicable Intercreditor Agreement (if any) and (F) each item of Collateral that such Subsidiary is required to deliver under Section 2.01 of the Canadian Security Agreement;

(iii)	in the case of any Swiss Subsidiary, the documents described in clause (b)(i) above; and

(iv)	in the case of any German Subsidiary, the documents described in clause (b)(ii) above.

Notwithstanding any provision of any Note Document to the contrary, if any tax or similar charge is or will be owed on the entire amount of the Obligations evidenced by any Collateral Document, then, to the extent permitted by, and in accordance with, Applicable Law, the amount of such mortgage tax or similar tax or charge shall be calculated based on the lesser of (x) the amount of the Obligations allocated to the applicable asset and (y) the fair market value of the applicable asset at such time as the security interest in such asset is to be granted to the Collateral Agent, which in the case of clause (y) will result in a limitation of the Obligations secured by the applicable Collateral to such amount. For the avoidance of doubt, the Issuer and its Subsidiaries shall not be required pursuant to this Note or any other Note Document to comply with a “collateral coverage”, “guarantor coverage” or similar requirement.

“Collateral Documents” means, collectively, (i) the U.S. Security Agreement, (ii) the U.S. Pledge Agreement, (iii) the Canadian Security Agreement, (iv) the Canadian Pledge Agreement, (v) any supplement to any of the foregoing delivered to the Collateral Agent pursuant to the definition of “Collateral and Guarantee Requirement” and (vi) each of the other instruments and documents pursuant to which any Note Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Obligations.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commodity Exchange Act” means the Commodity Exchange Act (7 USC § 1 et seq.).

“Construction Budget” means the initial construction budget with respect to the Project that is agreed to by the Project Lender and the applicable member (or members) of the U.S. Project Finance Group pursuant to the Project Loan Documentation, including any changes, reallocations, amendments, supplements and/or other modifications thereto as may be agreed between any member of the U.S. Project Finance Group and the Project Lender pursuant to the Project Loan Documentation.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyrights” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Core Products” means cobalt sulfate heptahydrate, nickel sulfate hexahydrate, and lithium carbonate.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S. and the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Canada Business Corporations Act, the Winding-up and Restructuring Act (Canada), and all other liquidation, winding-up, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, plan of arrangement, proposal or similar debtor relief laws of the U.S. statutes, laws, rules and regulations of Canada or any province or territory thereof, Germany, Switzerland or any other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Issuer or its subsidiaries shall be a Derivative Transaction.

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person, including (a) any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division or (b) the issuance of Capital Stock by any of such Person’s Subsidiaries or the sale by such Person or its Subsidiaries of Capital Stock of any of its Subsidiaries; provided, that notwithstanding anything to the contrary in this Note, the Note Purchase Agreement or any other Finance Document, the issuance or sale by any such Person or its Subsidiaries of directors’ or similar qualifying shares or shares required by Applicable Law to be owned by a resident of the relevant jurisdiction shall not constitute a Disposition.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any (x) Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control, IPO or other liquidity event or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if the documentation governing such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions unless either (1) the relevant redemption is permitted under the Note or (2) the Maturity Date has occurred and (y) for purposes of clause (a) through (d) above, it is understood and agreed that if any such maturity, redemption conversion, exchange, repurchase obligation or scheduled payment is in part, only such part coming into effect prior to the date that is 91 days following the Latest Maturity Date (determined at the time such Capital Stock is issued) shall constitute Disqualified Capital Stock.

“Dollars” or “$” refers to lawful money of the U.S.

“Domain Names” means all Internet domain names and associated URL addresses.

“Event of Default” has the meaning assigned to such term in Section 6 of the Note.

“Excluded Account” means any Deposit Account (a) which is an escrow, fiduciary, trust or similar account, (b) holding cash collateral for a third party (other than the Issuer or any direct or indirect subsidiary thereof) subject to a Lien permitted under Section 2 of Annex A-2, (c) used by any Note Party exclusively for disbursements and/or payments of payroll in the ordinary course of business, (d) which is a zero balance account or (e) which has an average daily balance measured on a monthly basis of less than $1,000,000 individually or $5,000,000 in the aggregate for all such Deposit Accounts that are Excluded Accounts pursuant to this clause (e).

“Excluded Assets” means each of the following:

(a)

any asset the grant or perfection of a security interest in which would (i) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Note and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof, (ii) violate (after giving effect to applicable anti-assignment provisions of the UCC, the PPSA or other Applicable Law) the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of the Note and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof, or (iii) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Note pursuant to any “change of control” or similar provision (to the extent such contract is binding on such asset at the time of its acquisition and not incurred in contemplation thereof); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC, the PPSA or other Applicable Law notwithstanding the relevant prohibition, violation or termination right;

(b)	the Capital Stock of any Excluded Subsidiary;

(c)

any intent-to-use (or similar) Trademark application prior to the filing with, and acceptance by, the U.S. Patent and Trademark Office of a “Statement of Use”, “Declaration of Use”, “Amendment to Allege Use” or similar filing with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use (or similar) Trademark application (or any Trademark registration resulting therefrom) under Applicable Law;

(d)

any asset (including Capital Stock), the grant or perfection of a security interest in which would (i) be prohibited under Applicable Law (including rules and regulations of any Governmental Entity) (after giving effect to applicable anti-assignment provisions of the UCC, the PPSA or other Applicable Law), (ii) require any governmental or regulatory consent, approval, license or authorization, in each case, to the extent such consent, approval, license or authorization has not been obtained (it being understood and agreed that no Note Party shall have any obligation to procure any such consent, approval, license or authorization) (after giving effect to applicable anti-

assignment provisions of the UCC, the PPSA or other Applicable Law); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (d) to the extent that the assignment of such proceeds or receivables is effective under the UCC, the PPSA or other Applicable Law notwithstanding the relevant requirement or prohibition or (iii) be reasonably likely to result in material and adverse tax consequences to the Issuer and/or its direct or indirect equityholders (including as a result of the application of Section 956 of the Code) as determined by the Issuer in good faith;

(e)	any Real Estate Asset, except to the extent a security interest therein can be perfected by the filing of a UCC-1 or PPSA financing statement, any leasehold interest in any other assets;

(f)	any Margin Stock;

(g)	[Reserved];

(h)	any Commercial Tort Claim with a value (as estimated by the Issuer in good faith) of less than $5,000,000;

(i)	any Excluded Account;

(j)

assets subject to a purchase money security interest, Capital Lease obligations or similar arrangement, in each case, that is permitted or otherwise not prohibited by the terms of the Note and to the extent the grant of security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Issuer or any direct or indirect subsidiary thereof) after giving effect to the applicable anti-assignment provisions of the UCC or other Applicable Law; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (j) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other Applicable Law notwithstanding the relevant violation or invalidation;

(k)

any Letter-of-Credit Right that does not constitute Supporting Obligations, except to the extent the security interest therein may be perfected by filing of a financing statement under the UCC or the PPSA of any applicable jurisdiction;

(l)

motor vehicles and other assets subject to certificates of title, except to the extent the security interest therein may be perfected by filing of a financing statement under the UCC or the PPSA of any applicable jurisdiction;

(m)

any asset of a Person acquired by Issuer or any other direct or indirect subsidiary that, at the time of the relevant acquisition, is encumbered to secure assumed Indebtedness permitted by this Note to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such asset from being pledged to secure the Obligations and the relevant prohibition was not implemented in contemplation of the applicable acquisition;

(n)

any asset with respect to which the Required Noteholders and the Issuer have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Note Party to conduct its operations and business in the ordinary course of business and including the cost of flood insurance (if necessary) or mortgage, stamp, intangible or other taxes or expenses) of obtaining or perfecting a security interest therein outweighs, or is excessive in light of, the practical benefit of a security interest to the Noteholder afforded thereby (and the

Noteholder acknowledges that the Collateral that may be provided by any Note Party may be limited to minimize stamp duty, notarization, registration or other applicable fees, taxes and duties where the benefit to the Noteholder of increasing the secured amount is disproportionate to the level of such fees, taxes and duties);

(o)

any governmental licenses or state, provincial or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby, after giving effect to the anti-assignment provisions of the UCC or the PPSA of any applicable jurisdiction, other than any proceeds or receivable thereof to the extent the assignment of the same is effective under the UCC or the PPSA of any applicable jurisdiction notwithstanding such consent or restriction;

(p)	any asset which is designated as an “Excluded Asset” under and pursuant to any Collateral Document; and/or

(q)

from and after the closing of any Project Financing, (i) the applicable Project Loan Collateral (unless and to the extent a Project Financing Intercreditor Agreement shall have been entered into by and among the applicable Project Lender, the Collateral Agent and the Issuer) and (ii) the Project Loan Documents and any interest of the Issuer and/or any of its Subsidiaries therein or the rights and remedies of the Issuer and/or any of its Subsidiaries thereunder.

For the avoidance of doubt, from and after the time any Excluded Asset no longer satisfies the criteria to constitute an Excluded Asset, such asset shall, from and after such time, automatically constitute Collateral.

“Excluded Subsidiary” means any direct or indirect subsidiary of the Issuer:

(a)

that is not a Wholly-Owned Subsidiary; provided, that no such Subsidiary will be released from its Note Guaranty except as permitted pursuant to Section 28 of the Note Purchase Agreement or as the Required Noteholders otherwise agree;

(b)

that is prohibited or restricted from providing a Note Guaranty by (A) any Applicable Law or (B) any Contractual Obligation that exists on the Closing Date or at the time such subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of the acquisition of such subsidiary (including pursuant to assumed Indebtedness)), (ii) that would require a governmental (including regulatory) or third party consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) to provide a Note Guaranty (including under any financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles) (in each case, on the Closing Date or at the time of the acquisition of such subsidiary), unless such consent, approval, license or authorization has been obtained (it being understood and agreed that none of the Issuer and/or any of its direct or indirect subsidiaries shall have any obligation to obtain (or seek to obtain) any such consent, approval, license or authorization) or (iii) with respect to which the provision of a Note Guaranty would be reasonably likely to result in material and adverse Tax consequences to the Issuer and/or its direct or indirect equityholders as determined by the Issuer in good faith;

(c)	that is a not-for-profit subsidiary;

(d)	that is subject to regulation as an insurance company;

(e)	that is a special purpose entity used for any permitted securitization or receivables facility or financing;

(f)	not organized under the laws of a Note Guarantor Jurisdiction;

(g)	that is a FSHCO;

(h)

that is acquired by the Issuer or any subsidiary that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted by Section 1 of Annex A-2 to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from providing a Note Guaranty (which prohibition was not implemented in contemplation of such subsidiary becoming a subsidiary in order to avoid the requirement of providing a Note Guaranty);

(i)

with respect to which the burden or cost of providing a Note Guaranty outweighs, or would be excessive in light of, the practical benefits afforded thereby, as reasonably determined by the Issuer and the Required Noteholders; and

(j)

where the provision by such subsidiary of a Note Guaranty would conflict with the fiduciary duties of such subsidiary’s directors or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for such subsidiary or any of its officers or directors or to the extent it is not within the legal capacity of such subsidiary to provide a Note Guaranty (whether as a result of financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar rules or otherwise).

Notwithstanding the foregoing, for the avoidance of doubt, (i) none of the proposed Note Parties constitutes an Excluded Subsidiary on the Closing Date and (ii) in the event that any Note Guarantor is released from its obligations under the Finance Documents in accordance with Section 10 of the Note Purchase Agreement, from and after such release, such Note Guarantor shall be deemed to be an Excluded Subsidiary for all purposes of the Transaction Documents for so long as the applicable Project Financing remains outstanding.

“Existing Convertible Debt” means the indebtedness incurred by the Issuer pursuant to (i) that certain unsecured convertible note issued by the Issuer to Wood River Capital, LLC in accordance with the terms of a note purchase agreement dated September 29, 2021 and any additional indebtedness issued pursuant to Section 2 of such unsecured convertible note and (ii) the Amended and Restated Existing Convertible Notes.

“Facility” means that certain hydrometallurgical refinery facilities in Rochester, New York.

“Finance Documents” means the Note, the Note Guaranty, the Collateral Documents and each Intercreditor Agreement (if any).

“Fiscal Year” means the fiscal year of the Issuer ending December 31 of each calendar year.

“Foreign Subsidiary” means any existing or future direct or indirect subsidiary of the Issuer that is not a U.S. Subsidiary.

“FSHCO” means (i) any direct or indirect U.S. Subsidiary that has no material assets other than the Capital Stock and/or Indebtedness of one or more Foreign Subsidiaries and (ii) any direct or indirect U.S.

Subsidiary that has no material assets other than the Capital Stock and/or Indebtedness of one or more Persons of the type described in the immediately preceding clause (i).

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“German Guarantors” means, collectively, all present and future (direct or indirect) subsidiaries of the Issuer organized under the laws of Germany, which consists, as of the Closing Date, of Li-Cycle Germany GmbH.

“Germany Subsidiary” means any Subsidiary which is incorporated or organized under the laws of Germany.

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under the Note (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and/or daughter-in-law (including any adoptive relationship), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” as applied to any Person means, without duplication,

(i) all obligations of such Person for borrowed money;

(ii) any obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii) the face amount of obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities (or, without duplication, reimbursement agreements in respect thereof);

(iv) all net obligations in respect of Derivative Transactions that will be payable upon termination thereof;

(v) the deferred purchase price of property or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person (excluding (i) any earn-out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (ii) any such obligations incurred under ERISA, and (iii) liabilities associated with customer prepayments and deposits) which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument);

(vi) the portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(vii) any Guarantee of any of the foregoing;

(viii) all indebtedness of any other Person secured by any Lien on any property owned by such Person whether or not such Indebtedness has been assumed by such Person; and

(ix) obligations of such Person in respect of Disqualified Capital Stock of such Person;

provided, that (A) Indebtedness shall not include (i) trade payables and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) amounts payable by and between the Issuer and any of its Subsidiaries in connection with retail clawback or other regulatory transition issues, (v) any indebtedness defeased by such Person or by any Subsidiary of such Person and (vi) contingent obligations incurred in the ordinary course of business; (B) the amount of Indebtedness of any Person for purposes of clause (viii) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

Notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement).

“Initial Noteholder” means Glencore Canada Corporation.

“Intellectual Property” means collectively, all rights of the Issuer in, to and under IP rights, including Copyrights, Patents, Trademarks, Trade Secrets, Domain Names, Licenses and Software.

“Intellectual Property Security Agreement” has the meaning given to such term in the U.S. Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit IV attached hereto.

“Intercreditor Agreement” means (i) any Project Financing Intercreditor Agreement, (ii) with respect to the Secured A&R Notes, a Pari Passu Intercreditor Agreement and (iii) with respect to any other Indebtedness, any intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are reasonably acceptable to the Issuer and the Required Noteholders.

“Investment” means (a) any purchase or other acquisition for consideration by the Issuer or any of its Subsidiaries of any of the Capital Stock of any other Person, (b) the acquisition for consideration by the Issuer or any of its Subsidiaries by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Issuer or any Subsidiary, for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Issuer or any of its Subsidiaries to any other Person (in each case, excluding any intercompany loan, advance or Indebtedness owed by any Note Party to any Subsidiary that is not a Note Party so long as such loan, advance or Indebtedness is unsecured and subordinated to the Obligations and evidenced by the Intercompany Note). The amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment). It is understood and agreed that the term “Investment” shall exclude intercompany advances arising from ordinary course cash management, tax and accounting operations.

“IP Separation Transaction” means (a) any Disposition (other than non-exclusive licenses) by any Note Party of any Material Intellectual Property to any Subsidiary that is not a Note Party and/or (b) any Investment by any Note Party in the form of a contribution of Material Intellectual Property to any Subsidiary that is not a Note Party.

“Legal Reservations” means the application of the relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Issuer, all of such Issuer’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements, whether as licensor or licensee, (1) Patents, (2) Copyrights, (3) Trademarks, (4) Trade Secrets or (5) Software, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Liquidity” means, as of any date of determination, the aggregate amount of unrestricted cash and Cash Equivalents of the Issuer and its Subsidiaries on a consolidated basis; provided, that notwithstanding anything to the contrary in the Note or the other Transaction Documents, cash of the Issuer and/or any of its Subsidiaries that is restricted in favor of a Project Lender shall be deemed to be unrestricted cash for all purposes of this Note and the other Transaction Documents.

“Liquidity Covenant Test Date” has the meaning given to such term in Section 10(a) of Annex A-2.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money owing from any Person other than any Note Party in excess of $5,000,000 which is required to be pledged and delivered to the Collateral Agent pursuant to the Canadian Security Agreement or U.S. Security Agreement, as applicable.

“Material Intellectual Property” means any Intellectual Property owned by any Note Party that is, in the good faith determination of the Issuer, material to the operation of the business of the Issuer and its Subsidiaries, taken as a whole.

“Note Guarantor” means (i) on the Closing Date, Li-Cycle Corp., Li-Cycle Americas Corp., Li-Cycle U.S. Inc., Li-Cycle Inc., and Li-Cycle North America Hub, Inc., (ii) on and from the Post-Closing Security Date, Li-Cycle Europe AG and Li-Cycle Germany GmbH, and (iii) thereafter, each subsidiary (other than an Excluded Subsidiary) of the Issuer which is organized under the laws of any Note Guarantor Jurisdiction that becomes a guarantor of the Obligations pursuant to the terms of the Note, in each case, until such time as the relevant subsidiary is released from its obligations under the Note Guaranty in accordance with the terms and provisions hereof.

“Note Guarantor Jurisdiction” means (i) Canada or any province or territory thereof, (ii) the United States, any state thereof or the District of Columbia, (iii) Switzerland, and (iv) Germany.

“Note Guaranty” means the Note Guaranty, substantially in the form of Exhibit F to the Note Purchase Agreement, executed by each Note Party thereto and the Collateral Agent, as supplemented in accordance with the terms of Section 2 of Annex A-1.

“Note Parties” means the Issuer and each Note Guarantor.

“Noteholder” has the meaning given to such term in first paragraph of this Note.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, regardless of whether allowed or allowable in such proceeding) on the Note, premium, penalties, all accrued and unpaid fees and all expenses (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Note Party to the Noteholder, the Collateral Agent or any indemnified party arising under the Finance Documents in respect of any Note, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation, amalgamation or organization and its by-laws, (b) with respect to any limited partnership, its certificate or declaration of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Applicable Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of the Note or any other Note Document requires any Organizational Document to be certified by a secretary of state or similar federal, provincial or other governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Pari Passu Intercreditor Agreement” means an intercreditor or subordination agreement or arrangement governing among other things the relative rights and remedies with respect to the Collateral (or applicable portion thereof) of the Secured Parties and the holders of other Indebtedness that is secured by the Collateral (or a portion thereof) on a pari passu basis with the Obligations.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Perfection Requirements” means, with respect to any Note Party that is organized under the laws of:

(a)

the U.S., the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Note Party, the filing of Intellectual Property Security Agreements or other appropriate instruments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the delivery to the Collateral Agent of any stock certificate or promissory note, together with instruments of transfer executed in blank;

(b)

Canada or any province or territory thereof, (i) the filing of appropriate financing statements pursuant to the PPSA of the province or territory of organization of such Note Party or, if such Note Party is organized under the laws of Canada, the province or territory in which its registered office is located and, if it is organized under the laws of a province or territory other than the Province of Ontario or the Province of British Columbia, the province or territory in which its chief executive office is located and (ii) the filing of appropriate financing statements pursuant to the PPSA of any province or territory as the Collateral Agent may reasonably request to the extent such additional PPSA filings are necessary to perfect the Liens granted pursuant to the Collateral Documents by a Canadian Note Party, and (iii) the filing of Intellectual Property Security Agreements or other appropriate instruments or notices with the Canadian Intellectual Property Office and the delivery to the Collateral Agent of any stock certificate or promissory note, together with instruments of transfer executed in blank;

(c)

Switzerland, the delivery to the Collateral Agent of any share certificate, duly endorsed in blank, the delivery to the Collateral Agent of any acknowledgment of debt (Schuldschein), a written notification to any account bank or a written security agreement; and

(d)	Germany, the delivery of written notifications of pledge to any third party debtor of a pledged asset or claim;

in each case of the foregoing clauses (a) through (d), to the extent required by the applicable Note Documents.

“Permitted Liens” means Liens permitted pursuant to Section 2 of Annex A-2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Entity or any other entity.

“PPSA” means the Personal Property Security Act (Ontario) and includes all regulations from time to time made under such legislation; provided that, if by reason of mandatory provisions of applicable law, attachment, perfection, the effect of perfection or non-perfection, or priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the personal property security laws as in effect in a jurisdiction in Canada other than Ontario, “PPSA” means the personal property security laws as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or effect of perfection or non-perfection, priority, or availability of such remedy, as the case may be, and for the definitions related to such provisions.

“Project” means the engineering, design, procurement, installation of equipment, construction, commissioning, operation and maintenance, start-up, testing and/or production ramp-up of (i) the Facility, (ii) raw material and end products warehouses, administrative offices, quality control/quality assurance laboratories, visitor center buildings, and car parking lots, in each case for or related to the Facility, and/or (iii) recycling facilities, including, without limitation, Black Mass production facilities in Rochester, New York by the Issuer and/or any of its (direct or indirect) subsidiaries.

“Project Financing” means one or more project financings from any Project Lender in an aggregate gross principal amount (including any capitalized interest in respect thereof) of at least $375 million and not more than $475 million obtained by the Issuer and/or any of its (direct or indirect) subsidiaries from a Project Lender primarily in respect of the Project.

“Project Financing Closing Date” means the “closing date” (or such other equivalent term) under any Project Loan Documentation executed by the Issuer and/or any of its applicable Subsidiaries in connection with a Project Financing.

“Project Financing Intercreditor Agreement” means, with respect to any Project Financing, an intercreditor agreement between, among others, the Project Lender providing such Project Financing, any Note Party and the Collateral Agent, which Project Financing Intercreditor Agreement shall be in form and substance agreed by the Project Lender in its sole and absolute discretion and the Required Noteholders acting reasonably.

“Project Lender” means the U.S. Department of Energy, the Federal Financing Bank, and/or any other provider of a Project Financing that is reasonably acceptable to the Required Noteholders (such acceptance not to be unreasonably withheld, delayed or conditioned), as applicable.

“Project Loan Collateral” means (A) any assets of the Issuer, Li-Cycle Americas Corp., (or any other direct parent of a subsidiary which is party to any Project Financing) or the U.S. Project Finance Group that are required to be pledged pursuant to any Project Loan Documentation, and (B) any asset in respect of which a Lien would conflict with, or result in a violation of, any Project Loan Documentation, including without limitation, (i) any receivables in respect of subordinated debt or under any “Affiliate Transaction Agreement” (as defined in the relevant Project Loan Documentation) or any equivalent term in any Project Loan Documentation, in each case, which receivables are owed to a Note Party by any member of the U.S. Project Finance Group, (ii) any license of intellectual property granted by any Note Party to a Project Lender under the Project Loan Documentation, (iii) any cash collateral account held by the Issuer or a Note Party which is required to be or will be required to be pledged in favor of a Project Lender (or any agent on its behalf) in connection with any Project Loan Documentation, (iv) any equity interests in any (direct or indirect) subsidiary of the Issuer or any Note Party which are required to be pledged to secure a Project Financing (including the equity interests in any member of the U.S. Project Finance Group), and (v) any other assets customarily required by Project Lenders to secure Project Financings of the type contemplated herein (to the extent such assets are in fact pledged to secure a Project Financing).

“Project Loan Documentation” means any definitive documentation (including any definitive loan agreement) entered into by the Issuer and/or any of its subsidiaries in connection with any Project Financing.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock. It is understood and agreed that the Common Shares of the Issuer constitutes Qualified Capital Stock of Li-Cycle Holdings, Corp.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Person in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any asset received by the Issuer or any Subsidiary in exchange for any asset transferred by the Issuer or any Subsidiary shall not be deemed to constitute a Related Business Asset if such asset consists of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Subsidiary.

“Responsible Officer” means, with respect to any Person, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer of such Person and any other individual or similar official thereof, any executive vice president, any senior vice president, any vice president or the chief operating officer or other officer responsible for the administration of the obligations of such Person in respect of the Note, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Note Party and, solely for purposes of notices, any other officer of the applicable Note Party so designated in writing by the Issuer to the Noteholder. Any document delivered hereunder that is signed by a Responsible Officer of any Note Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Note Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Note Party.

“Restricted Debt” means any Indebtedness for borrowed money (other than Indebtedness among the Issuer or any Subsidiaries) of the Issuer or any of its Subsidiaries that is (x) secured by a security interest in the Collateral that is expressly junior or subordinated to the Lien on the Collateral securing the Obligations, (y) expressly subordinated in right of payment to the Obligations or (z) unsecured. For the avoidance of doubt, (i) the Existing Convertible Debt constitutes Restricted Debt and (ii) Indebtedness incurred in respect of a Project Financing shall not constitute Restricted Debt.

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Issuer or any Subsidiary, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Issuer and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Issuer now or hereafter outstanding.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer on any of its Subsidiaries of any real property or tangible property, which property has been or is to be sold or transferred by the Issuer or such Subsidiary in contemplation of such leasing.

“Secured A&R Notes” means, collectively, the First A&R Note and the Second A&R Note.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that the term “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Software” means computer programs, source code, object code and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.

“Spoke” means a decentralized facility that mechanically processes batteries close to sources of supply and handles the preliminary processing of end-of-life batteries and battery manufacturing scrap.

“Start of Production Date” means, with respect to the Project, the date following the occurrence of “substantial completion” (or other term with similar meaning) under any Project Loan Documentation and operation of the Project on which commercial production of Core Products and Byproducts has occurred at the Facility.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent the relevant entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Issuer.

“Subsidiary Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 2 to the U.S. Security Agreement; it being understood and agreed that any Subsidiary Joinder Agreement executed by any Subsidiary that is not a U.S. Subsidiary may include such modifications as may be necessary to reflect the fact that such Subsidiary may not become a party to the U.S. Security Agreement.

“Supporting Obligations” has the meaning set forth in Article 9 of the UCC.

“Swiss Guarantors” means, collectively, all present and future (direct or indirect) subsidiaries of the Issuer organized under the laws of Switzerland, which consists, as of the Closing Date, of Li-Cycle Europe AG.

“Swiss Subsidiary” means any Subsidiary which is incorporated or organized under the laws of Switzerland.

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“U.S.” means the United States of America.

“U.S. Guarantors” means, collectively, all present and future (direct or indirect) U.S. Subsidiaries, which consists as of the Closing Date of the U.S. Project Finance Group.

“U.S. Project Finance Group” means, collectively, Li-Cycle U.S. Holdings Inc., Li-Cycle Inc., and Li-Cycle North America Hub, Inc. and their respective direct and indirect subsidiaries.

“U.S. Security Agreement” means the Pledge and Security Agreement, substantially in the form of Exhibit G-1 to the Note Purchase Agreement, among Li-Cycle Americas Corp. and the U.S. Guarantors as grantors, and the Collateral Agent.

“U.S. Pledge Agreement” means the Pledge Agreement, substantially in the form of Exhibit G-2 to the Note Purchase Agreement, among Li-Cycle Americas Corp. as pledgor and the Collateral Agent.

“U.S. Subsidiary” means any Subsidiary which is incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Applicable Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

ANNEX A-1

AFFIRMATIVE COVENANTS

From the Closing Date until the Reference Date, the Issuer hereby covenants and agrees with the Noteholder that:

1. Financial Statements and Other Reports. The Issuer will deliver to the Noteholder:

(a) Monthly Reporting.

(i) Within 45 days after the end of each fiscal month, commencing with the first full fiscal month following the Closing Date, (A) (other than with respect to the last fiscal month in any fiscal quarter) the unaudited condensed consolidated statement of income of the Issuer, and (B) a summary of cash expenditures of the Issuer and its Subsidiaries exceeding, individually, $1,000,000 during such fiscal month.

(ii) On or before the 15th calendar day of each month, commencing with the first full month ending after construction resumes at the Issuer’s (or is applicable Subsidiary’s) Rochester Hub located in Rochester, New York, a report (the “Rochester Hub Report”) describing (A) progress on construction of the Rochester Hub, (B) execution “s curves” and (C) an update on the construction budget with respect to cost overruns; provided that (x) the Issuer shall not be required to provide such Rochester Hub Report prior to the date on which construction of the Rochester Hub resumes and (y) the Issuer and the Initial Noteholder shall negotiate in good faith to agree the form of such Rochester Hub Report on or prior to the date that is 60 days after the Closing Date (it being understood and agreed that if construction resumes prior to the date on which the form of such Rochester Hub Report is agreed, the Issuer shall not be required to provide such Rochester Hub Report until the 15th calendar day of the first full fiscal month ending after the commencement of construction).

(b) Quarterly Financial Statements. Within 45 days after the end of each fiscal quarter of each fiscal year, commencing with the fiscal quarter ending March 31, 2024, (other than the fourth fiscal quarter of each fiscal year), the unaudited condensed consolidated statement of financial position of the Issuer as of the end of such fiscal quarter, and the related unaudited statement of income and comprehensive income of the Issuer, condensed consolidated statement of cash flows of the Issuer and condensed consolidated statement of changes in equity of the Issuer, in each case, prepared in accordance with GAAP;

(c) Annual Financial Statements. Within 90 days after the end of each fiscal year ending after the Closing Date, (i) the audited condensed consolidated statement of financial position of the Issuer as of the end of such fiscal year, and the related audited statement of income and comprehensive income of the Issuer, condensed consolidated statement of cash flows of the Issuer and (ii) with respect to such financial statements, a report thereon of an independent certified public accountant of recognized national standing, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Issuer as at the dates indicated and it’s results of operations and cash flows for the periods indicated in conformity with GAAP;

(d) Budget. On or prior to the date that (A) in the case of the Fiscal Year ending December 31, 2024, financial statements are required to be delivered pursuant to Section 1(b) above with respect to the fiscal quarter ending March 31, 2024 (or such later date as may be agreed to by the Initial Noteholder) and (B) for each Fiscal Year ending thereafter, is 75 days following the beginning of such Fiscal Year, an annual operating budget for such Fiscal Year in the form approved by the board of directors of the Issuer

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and presented on a monthly basis and based on assumptions believed by the Issuer to be reasonable as of the date of delivery thereof; provided, that prior to the delivery of the operating budget pursuant to clause (A) above, the Issuer shall (i) provide a draft of the operating budget to the Initial Noteholder at least 15 days prior to date such operating budget is required to be delivered pursuant to this clause (d) and in any case prior to delivery of the operating budget to the board of directors for approval, and to the extent requested by the Initial Noteholder within two days of receipt of such draft operating budget, make appropriate senior management of the Issuer available to host a reasonable number of conference calls with the Initial Noteholder at times to be mutually agreed prior to delivery of the operating budget to the board of directors for approval, to discuss such operating budget (provided that in no event will such conference calls be required to be held past the date that is five days after such request from the Initial Noteholder), and the Issuer will consider in good faith any reasonable comments, feedback or suggestions from the Initial Noteholder in respect of such operating budget; and (ii) deliver (commencing with the first full fiscal month ending after the Closing Date) a cash flow report on a bi-weekly basis consistent in scope with the corresponding cash flow reports delivered to by or on behalf of the Issuer to the Noteholder prior to the Closing Date.

(e) Liquidity Reporting. Within 45 days after the end of each fiscal month, a commencing with the first full fiscal month following the Closing Date, a certificate of a Responsible Officer certifying as to the calculation of the Liquidity of the Issuer and its Subsidiaries, on a consolidated basis, as at the Liquidity Covenant Test Date (determined in good faith by the Issuer) for the applicable fiscal month; and

(f) Other Information. The Issuer will not more than once during any fiscal quarter, furnish such readily available additional information relating to the financial position of the Issuer and its Subsidiaries as the Noteholder may reasonably request; provided, however, that neither the Issuer nor any Subsidiary shall be required to disclose or provide any information (A) that constitutes non-financial trade secrets or competitively sensitive information, (B) in respect of which disclosure to the Noteholder (or its representatives) is prohibited by Applicable Law, (C) that would jeopardize the protection of attorney-client or similar privilege or (D) in respect of which the Issuer or any Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this clause (f)); provided that, the Issuer shall inform the Noteholder, to the extent not prohibited by Applicable Law and would not result in a loss of such privilege or violation of such confidentiality obligations, as to whether any information is being withheld pursuant to these exceptions and will use commercially reasonable efforts to disclose such information in a manner that would not result in the disclosure of non-financial trade secrets or competitively sensitive information, violate Applicable Law or applicable confidentiality obligations or jeopardize the protection of attorney-client or similar privilege .

Documents required to be delivered pursuant to this Section 1 may be delivered electronically; provided that, in respect of the items required to be delivered pursuant to clauses (b) and (c) above shall be deemed to be delivered by (i) in the case of clause (b), the filing of the Issuer’s quarterly report and (ii) in the case of clause (c), the filing of the Issuer’s annual report, in each case, with the U.S. Securities and Exchange Commission (including, for the avoidance of doubt, by way of “EDGAR”).

2. Covenant to Guarantee Obligations and Provide Security.

(a) Within 60 days of the Closing Date (or such longer period to which the Required Noteholders may reasonably agree) (such date being the “Post-Closing Security Date”), the Issuer (i) will cause each Swiss Guarantor and each German Guarantor to comply with the requirements set forth in (i) clause (b) of the definition of “Collateral and Guarantee Requirement” and (ii) to the extent not covered in the foregoing paragraph (i), will cause each applicable Note Guarantor to comply with the requirements set forth in Schedule A-1-1.

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(b) On or before the date on which financial statements are required to be delivered pursuant to Section 1(b) or (c) of this Annex A-1 (or such longer period as the Required Noteholders may reasonably agree) for the fiscal quarter in which the relevant Person is formed or acquired, the Issuer shall cause each Subsidiary which is formed or acquired after the Closing Date that is organized in a Note Guarantor Jurisdiction to comply with the requirements set forth in clause (c) of the definition of “Collateral and Guarantee Requirement”.

(c) Notwithstanding anything to the contrary herein or in any other Note Document, it is understood and agreed that (the provisions of this clause (c) together with all related supplements to this clause (c) or other exceptions and limitations set forth in the applicable Subsidiary Joinder Agreement or Collateral Document, collectively, the “Agreed Security Principles”):

(i) The Required Noteholders, may grant extensions of time in their reasonable discretion (including after the expiration of any relevant period, which may apply retroactively) for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Note Guaranty by any Subsidiary (in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date);

(ii) any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in this Note and the Collateral Documents;

(iii) perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of pledged Capital Stock of any Note Guarantor and/or Material Debt Instruments);

(iv) no Note Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement;

(v) in no event will (x) the Collateral include any Excluded Asset or (y) any Excluded Subsidiary be required to become a Note Guarantor;

(vi) no Note Party will be required to (A) take any action to grant or perfect a security interest in any asset located outside of (1) in the case of any U.S Note Party, the U.S., any state thereof, or the District of Columbia or (2) in the case of any Note Party other than a U.S. Guarantor, in its jurisdiction of organization (or such other location where required for perfection in such jurisdiction to the extent consistent with market practice in such jurisdiction to take such perfection actions and otherwise consistent with the Agreed Security Principles) or (B) execute any security agreement, pledge agreement, mortgage, deed, charge or other collateral document governed by (i) in respect of any U.S. Note Party, the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia, (ii) in respect of any Canadian Note Party, the laws of any jurisdiction other than Canada and any province or territory thereof, and (iii) in respect of any other Note Party, the laws of any jurisdiction other than its jurisdiction of organization; provided, that notwithstanding the foregoing, subject in all respects to the Agreed Security Principles, to the extent that any Note Party owns the Capital Stock of any wholly-owned Subsidiary that is organized in a Note Guarantor Jurisdiction, such Note Party shall be required to provide a pledge over the Capital Stock of such Subsidiary governed by the laws of the jurisdiction of organization of such Subsidiary to the extent such local law pledge is required to perfect the Lien in favor of the Collateral Agent (for the benefit of the Secured Parties) (other than to the extent such Capital Stock constitutes Excluded Assets);

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(vii) without limiting clause (xiii) below, no action shall be required to perfect any Lien with respect to any vehicle or other asset subject to a certificate of title except to the extent that a security interest therein can be perfected by filing a financing statement under the UCC, PPSA or similar laws (in each case without the requirement to list a “VIN” or similar number) or any analogous filing under the laws of any other applicable jurisdiction (without the requirement to list an “VIN” or similar number);

(viii) no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (1) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Note and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings), (2) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Note and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings), in each case, after giving effect to the applicable anti-assignment provisions of the UCC, PPSA or other Applicable Law or (3) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Note and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings) pursuant to any “change of control” or similar provision; it being understood that the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC, PPSA or other Applicable Law notwithstanding the relevant prohibition, violation or termination right;

(ix) (A) no Note Party shall be required to perfect a Lien in any asset to the extent the perfection of a security interest in such asset would be prohibited under any Applicable Law and (B) it is understood and agreed for the avoidance of doubt that no Note Party shall be required to comply with the Federal Assignment of Claims Act or any similar statute of any other Applicable Law;

(x) any Subsidiary Joinder Agreement, any Collateral Document and/or any other Note Document executed by any Subsidiary that is required to become a Note Party pursuant to this Section 2 may include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Note Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Note Document;

(xi) the Noteholder acknowledges and agrees that the Collateral that may be provided by any Note Party may be limited to minimize stamp duty, notarization, registration or other applicable fees, taxes and duties where the benefit to the Noteholder of increasing the Guarantee and/or secured amount is disproportionate to the cost of such fees, taxes and duties;

(xii) the Noteholder shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Noteholder of the security afforded thereby as reasonably determined by the Issuer in consultation with the Required Noteholders;

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(xiii) no U.S. Note Party shall be required, and the Collateral Agent shall not be authorized, to perfect the security interest in the Collateral other than pursuant to (A) filings pursuant to the UCC in the office of the secretary state (or similar central filing office) of the relevant state where such Note Party is organized, (B) filings with the United States government offices with respect to intellectual property as expressly required by the Finance Documents, or (C) delivery to the Collateral Agent (for the benefit of the Secured Parties), for its possession (subject to the terms of any applicable Intercreditor Agreement), of all Collateral consisting of Material Debt Instruments and Capital Stock owned by such Note Party (solely to the extent the pledge of such Capital Stock is required by the Collateral and Guarantee Requirement), in each case, as and to the extent expressly required in the Finance Documents;

(xiv) no Canadian Note Party shall be required, and the Collateral Agent shall not be authorized, to perfect the security interest in the Collateral other than pursuant to (A) filings pursuant to the PPSA of the relevant province where such Note Party is organized and of any other province or territory as the Collateral Agent may reasonably request to the extent such additional PPSA filings are necessary to perfect the Liens granted pursuant to the Collateral Documents by a Canadian Note Party, (B) filings with the Canadian Intellectual Property Office with respect to intellectual property as expressly required by the Finance Documents, or (C) delivery to the Collateral Agent (for the benefit of the Secured Parties), for its possession (subject to the terms of any applicable Intercreditor Agreement), of all Collateral consisting of Material Debt Instruments and Capital Stock owned by such Note Party (solely to the extent the pledge of such Capital Stock is required by the Collateral and Guarantee Requirement), in each case, as and to the extent expressly required in the Finance Documents;

(xv) in no event shall any Swiss Guarantor be required to grant or perfect a security interest in or a Lien on any property other than the Capital Stock of another Note Guarantor, Deposit Accounts maintained by such Swiss Guarantor with a bank located in Switzerland and any intercompany receivable owed to such Swiss Guarantor by any other Subsidiary;

(xvi) in no event shall any German Guarantor be required to grant or perfect a security interest in or a Lien on any property other than the Capital Stock of another Note Guarantor, material Deposit Accounts maintained by such German Guarantor in Germany and any material intercompany receivable owed to such German Guarantor by any other Subsidiary; and

(xvii) (A) no Collateral Document executed and delivered after the Closing Date, will impose any commercial obligation on any Note Party or contain any representation, warranty or undertaking that is not required for the creation and/or perfection of a security interest in the relevant asset and (B) to the extent the subject matter of any representation, warranty or undertaking in any Collateral Document executed and delivered after the Closing Date is the same as any representation, warranty or covenant in the Note, such representation, warranty or covenant shall be no more burdensome to the applicable Note Party than the corresponding provision of this Note unless the relevant additional requirement is necessary for the creation and/or perfection of a security interest in the relevant asset;

(xviii) it is understood and agreed that, in certain jurisdictions, it may be either impossible or impractical to create security over certain categories of assets, in which event security will not be taken over such assets;

(xix) any guarantee or security shall be subject to applicable local law limitations and other exceptions and exclusions as may be reasonably agreed in the applicable Collateral Documents;

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(xx) with respect to any notification of pledge over bank accounts required to be provided from time to time pursuant to any Collateral Document, (A) the applicable Note Party shall provide the applicable notice of pledge to the applicable account bank within 10 Business Days of the security being granted, (B) if the applicable Note Party has used its commercially reasonable efforts to obtain an acknowledgment of such notice by the applicable account bank but has been unable to do so within 30 Business Days after such notice is given, the obligation to obtain such acknowledgment cease, and (C) (other than any pledge over bank accounts provided by the Swiss Guarantor) if the delivery of any notice of pledge of bank accounts would prevent any Note Party from using a bank account in the course of its business, no notice of pledge shall be served with respect to such account (and, for the avoidance of doubt, no acknowledgment of such pledge shall be required to be obtained from the applicable account bank) unless and until an Event of Default has occurred and is continuing and the Notes then outstanding have been declared due and payable in accordance with this Note;

(xxi) with respect to any notification of security over accounts receivable required to be provided from time to time pursuant to any Collateral Document, (A) the applicable Note Party shall provide the applicable notice of pledge to the applicable account debtor within 10 Business Days of the security being granted and (B) (other than in respect of accounts receivables owing from the Issuer or any of its Subsidiaries) if the applicable Note Party has used its commercially reasonable efforts to obtain an acknowledgment of such notice by the applicable account debtor but has been unable to do so within 30 Business Days after such notice is given, the obligation to obtain such acknowledgment cease; and

(xxii) no Note Party will be required to grant a security interest in any asset or perfect a security interest in any asset to the extent that the same (A) is not within the legal capacity of such Note Party (whether as a result of any financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar rules or legal principles), (B) in each case based upon any of the aforementioned rules or legal principles, could reasonably be expected to conflict with the fiduciary duties of such Note Party’s directors or result in, or could be reasonably expected to result in, a risk of personal or criminal liability for such Note Party or any of its officers or directors or (C) would contravene any applicable legal prohibition or regulatory condition; provided, that, subject to the Agreed Security Principles, the Issuer will use its commercially reasonable efforts to structure the provision of security by such Note Party to avoid or address such restrictions, conflicts or risks and where such restrictions, conflicts or risks apply, the relevant guarantees and security will be limited to the maximum amount or the maximum scope which such Note Party may provide having regard to applicable law, rules and legal principles without subjecting members of management or directors of such Loan Party to any risk of personal and/or criminal liability.

3. Further Assurances. Promptly upon request of the Required Noteholders:

(a) The Issuer will, and will cause each other Note Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, mortgages and/or amendments thereto and other documents), that may be required under any Applicable Law and which the Required Noteholders may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Note Parties.

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(b) The Issuer will, and will cause each other Note Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Collateral Agent may reasonably request from time to time in order to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents.

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ANNEX A-1-1

POST-CLOSING SCHEDULE

A.	Canada:

The following documents and evidence are delivered in respect of each Canadian Guarantor; provided that if the applicable Canadian Guarantor has used its commercially reasonable efforts to obtain the following documents and evidence but has been unable to do so within 60 Business Days from the Post-Closing Date, the obligation to obtain such documents and evidence ceases:

1.	Estoppel Letters for each of the following Ontario PPSA registrations:

a.	Li-Cycle Corp. - file no. 763756191 in favour of MERIDIAN ONECAP CREDIT CORP.

b.	Li-Cycle Holdings Corp. - file no. 783135369 in favour of CANADIAN IMPERIAL BANK OF COMMERCE

2.	Discharges or Estoppel Letters in respect of each of the following Ontario PPSA registrations:

a.	Li-Cycle Corp. - file no. 751124628 in favour of CANADIAN IMPERIAL BANK OF COMMERCE

b.	Li-Cycle Holdings Corp. - file no. 788671386 in favour of BANK OF MONTREAL

B.	Germany:

The following documents and evidence have to be delivered in respect of each German Guarantor:

1.	Share pledge agreement with respect to the shares in each German Subsidiary and any Subsidiary of such German Subsidiary which is required to be Note Guarantor.

2.	Account pledge agreement over any material bank accounts maintained in Germany by any German Subsidiary.

3.	Security assignment agreement with respect to material intercompany receivables owed to such German Subsidiary by any other Subsidiary.

4.

Legal opinions (in form and substance reasonably satisfactory to the Purchaser) of (i) Weil, Gotshal & Manges LLP (opinion in relation to enforceability) with respect to the Collateral Documents governed by German law and (ii) Freshfields Bruckhaus Deringer (opinion in relation to capacity) with respect to the Collateral Documents governed by German law and any other relevant post-closing document or agreement entered into by a German Note Party.

5.

Shareholders resolutions, partners resolutions, board resolutions and/or any other relevant corporate authorization in relation to the Collateral Documents governed by German law and any other relevant document or agreement entered into by a German Note Party or agreement, authorizing the execution, delivery and performance of such documents and any other document required to be delivered by or on behalf of any German Note Party.

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6.

A certificate which shall (i) certify that attached thereto is a true and complete copy of the resolutions provided under para 5. above and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (ii) identify by name and title and bear the signatures of the authorized signatories of the relevant German Note Party (including specimen signatures of such authorized signatories of the relevant German Note Party) authorized to sign the Collateral Documents governed by German law and any other relevant document or agreement entered into by a German Note Party and any other document required to be delivered by or on behalf of a German Note Party and (iii) certify that (1) attached thereto is a true and complete copy of the articles of association (Satzung), any rules of procedure (Geschäftsordnungen), if applicable, an up-to-date commercial register excerpt (Handelsregisterauszug) and the shareholders list (Gesellschafterliste) of the relevant German Note Party and (2) such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date).

C.	Switzerland:

The following documents and evidence have to be delivered in respect of each Swiss Guarantor:

1.

Officer’s certificate appending the organizational documents (being an up-to-date certified copy of the articles of association as well as a certified excerpt from the commercial register), and, resolutions by the board of directors as well as the shareholder of the relevant Swiss Guarantor.

2.

A copy of a board resolution, inter alia, (i) approving the entry into all transaction documents the relevant Swiss Guarantor is or will be a party to, (ii) acknowledging and agreeing with the terms and conditions of, and the granting of the pledge over the shares in the relevant Swiss Guarantor, (iii) approving the registration of the pledge of the shares in the share register (Aktienbuch) of the Swiss Guarantor, and (iv) approving irrevocably and in advance the registration in the share register of the Swiss Guarantor of any future acquirer/holder of any of the shares as shareholder with voting rights with respect to the relevant shares in case of such acquirer having acquired such shares in connection with the enforcement of the security created under Swiss law governed share pledge agreement.

3.

A copy of a written shareholder resolution or a copy of the minutes of a shareholder meeting approving the entry into and the performance of the relevant transaction documents as well as the distribution of corporate assets in connection with an enforcement of the Swiss law governed security agreements.

4.	An original of the duly signed copy of a Swiss law governed pledge agreement in respect of the equity interests in such Swiss Guarantor as well as the following additional documents relating thereto:

(a)	the original(s) of the certificates representing all shares and related assets (duly endorsed in blank); and

(b)

a copy of the of the up-to-date, correct and complete share register (Aktienbuch) and register of beneficial owners of the shares of the Swiss Guarantor evidencing that the pledge of the shares has been registered.

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5.

An original of the duly signed copy of a Swiss law governed security assignment agreement in respect of the material intra-group receivables owing to such Swiss Guarantor as well as the following additional documents relating thereto:

Copies of the notifications to the intra-group debtors informing them about the assignment.

6.

An original of the duly signed copy of a Swiss law governed pledge agreement in respect of the material bank accounts of such company which are located in Switzerland (and excluding the Project Loan Collateral) as well as the following additional documents relating thereto:

Copies of the notifications to the account banks of the Swiss Guarantor and a waiver of the bank secrecy rights in relation to the pledged bank accounts.

7.	An original of the duly signed joinder to the Note Guaranty.

8.

A legal opinion (capacity and enforceability) issued by Homburger, Swiss legal counsel to the Issuer with respect to the Swiss law governed security agreements and any other post-closing agreement entered into by a Swiss Guarantor.

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ANNEX A-2

NEGATIVE COVENANTS

From the Closing Date until the Reference Date, the Issuer covenants and agrees with the Noteholder that:

1. Indebtedness. The Issuer shall not, nor shall it permit any of its Subsidiaries to create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of (i) the Issuer to any Subsidiary, and/or (ii) any Subsidiary to the Issuer and/or any other Subsidiary; provided that (A) in the case of any Indebtedness of any Subsidiary that is not a Note Party owing to the Issuer or any Subsidiary that is a Note Party, such Indebtedness shall be permitted as an Investment under Section 4 and (B) any Indebtedness of any Note Party to any Subsidiary that is not a Note Party incurred in reliance on this clause (b) must be unsecured and expressly subordinated to the Obligations of such Note Party on terms that are reasonably acceptable to the Required Noteholders (which may be pursuant to an Intercompany Note (the subordination terms of which are acceptable to the Required Noteholders));

(c) to the extent constituting Indebtedness, obligations arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations), in each case, incurred in connection with the Transactions, any Disposition permitted hereunder, any Investment permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Issuer or any such Subsidiary pursuant to any such agreement (but excluding any guarantees of Indebtedness incurred by any Person making such acquisition or Disposition for the purpose of financing such acquisition or Disposition); provided that the maximum liability of the Issuer and its Subsidiaries in respect of all such Indebtedness in connection with a Disposition shall at no time exceed the gross proceeds actually received by the Issuer and its Subsidiaries in connection with such disposition);

(d) Indebtedness of the Issuer and/or any Subsidiary (i) as a result of or pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations, in each case incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(e) Indebtedness of the Issuer and/or any Subsidiary in respect of Banking Services and/or otherwise in connection with Cash management and Deposit Accounts, in each case in the ordinary course of business;

(f) (i) guaranties by the Issuer and/or any Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Issuer and/or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of trade payables, warehouse receipts or similar facilities entered into in the ordinary course (including indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting such trade payables, warehouse receipts or similar facilities);

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(g) Guarantees by the Issuer and/or any Subsidiary of Indebtedness or other obligations of the Issuer and/or any Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 1 or other obligations not prohibited by this Note (including, for the avoidance of doubt, to the extent constituting Guarantees, sponsor support obligations and customary equity commitments required pursuant to any Project Loan Documentation);

(h) Indebtedness of the Issuer and/or any Subsidiary existing, or pursuant to commitments existing, on the Closing Date after giving effect to the Transactions; provided that any such Indebtedness shall be described on Schedule 1(h);

(i) Indebtedness of the Issuer and/or any Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(j) Indebtedness of the Issuer and/or any Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(k) Indebtedness of the Issuer and/or any Subsidiary with respect to Capital Leases and purchase money Indebtedness entered into or incurred in the ordinary course of business in an aggregate outstanding principal amount not to exceed $2,500,000;

(l) Indebtedness issued by the Issuer or any Subsidiary to any current or former director, officer, employee, member of management, manager or consultant of the Issuer or any Subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of the Issuer to the extent such purchase or redemption is permitted by Section 3(a);

(m) Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (h), (k), (p), (u) and (w) of this Section 1 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that:

(i) the principal amount of such Indebtedness does not exceed the principal amount (or if issued with original issue discount, the aggregate accreted value then outstanding) of the Indebtedness being refinanced, refunded or replaced, except by an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement and the related refinancing transaction;

(ii) with respect to Refinancing Indebtedness of the type described in clause (a) and (b) of the definition thereof, such Indebtedness has a final maturity equal to or later than the earlier of (x) the Maturity Date and (y) the final maturity of the Indebtedness being refinanced, refunded or replaced; and

(iii) except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 1, (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), and if the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Notes, the Liens securing such Indebtedness are subordinated to the Liens on the

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Collateral securing the Notes on terms not materially less favorable (as reasonably determined by the Issuer in good faith), taken as a whole, to the Noteholder than those (1) applicable to the Liens securing the Indebtedness being refinanced, refunded or replaced, taken as a whole, or (2) set forth in any applicable Intercreditor Agreement, (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced (it being understood that any entity that was a guarantor in respect of the relevant refinanced Indebtedness may be the primary obligor in respect of the refinancing Indebtedness, and any entity that was the primary obligor in respect of the relevant refinanced Indebtedness may be a guarantor in respect of the refinancing Indebtedness), and (C) if the Indebtedness being refinanced, refunded or replaced was expressly contractually subordinated to the Obligations in right of payment, (1) such Indebtedness is contractually subordinated to the Obligations in right of payment, or (2) if not contractually subordinated to the Obligations in right of payment, the purchase, defeasance, redemption, repurchase, repayment, refinancing or other acquisition or retirement of such Indebtedness is permitted under Section 3(b) (other than Section 3(b)(i)).

(n) Indebtedness of the Issuer and/or any Subsidiary under any Derivative Transaction entered into in the ordinary course of business and not for speculative purposes;

(o) Indebtedness of the Issuer and/or any Subsidiary representing deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of the Issuer and/or any Subsidiary in the ordinary course of business;

(p) Indebtedness of the Issuer and/or any Subsidiary in an aggregate outstanding principal amount not to exceed $7,500,000;

(q) Indebtedness of the Issuer and/or any Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted hereunder;

(r) Indebtedness (including obligations in respect of letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Issuer and/or any Subsidiary in respect of workers compensation claims, unemployment, property, casualty or liability insurance (including premiums related thereto) or self-insurance, other reimbursement-type obligations regarding workers’ compensation claims, other types of social security, pension obligations, vacation pay or health, disability or other employee benefits;

(s) Indebtedness in respect of letters of credit, bank guarantees and/or similar instruments, in each case, that support Indebtedness of the Issuer or any Subsidiary that is otherwise permitted by this Section 1;

(t) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(u) Indebtedness in respect of a Project Financing incurred by the Issuer, each Subsidiary of the Issuer that is a member of the U.S. Project Finance Group, and/or any other Subsidiary of the Issuer that is party to any Project Loan Documentation;

(v) without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Issuer and/or any Subsidiary hereunder;

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(w) Indebtedness in respect of the Secured A&R Notes and any Guarantee of such Indebtedness by the Issuer and/or any of its Subsidiaries; and

(x) any other Indebtedness with respect to which the Required Noteholders shall have provided prior written consent.

2. Liens. The Issuer shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens securing the Obligations;

(b) Liens for Taxes which (i) are not then due, (ii) if due, are not at such time required to be paid or (iii) are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP;

(c) statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by Applicable Law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days or (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to the Issuer and its Subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e) Liens consisting of survey exceptions, easements, rights-of-way, restrictions, covenants, conditions, declarations, encroachments, zoning restrictions and other defects or irregularities in title or environmental deed restrictions, in each case, which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Issuer and/or its Subsidiaries, taken as a whole;

(f) Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens (i) solely on any Cash earnest money deposits (including as part of any escrow arrangement) made by the Issuer and/or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder and (ii) consisting of (A) an agreement to Dispose of any property in a Disposition permitted under Section 5 and/or (B) the pledge of Cash as part of an escrow arrangement required in any Disposition permitted under Section 5;

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(h) purported Liens evidenced by the filing of UCC or PPSA financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business, and Liens arising from precautionary UCC or PPSA financing statements or similar filings;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building, environmental or similar Applicable Law or right reserved to or vested in any Governmental Entity to control or regulate the use or dimensions of any real property or the structures thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;

(k) Liens securing Indebtedness permitted pursuant to Section 1(m) (solely with respect to the permitted refinancing of (1) Indebtedness permitted pursuant to Sections 1(a), (h), (k), (p), (u), and (w)); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced (it being understood that Indebtedness with respect to Capital Leases provided by any Person may be cross-collateralized to other Capital Leases provided by such Person or its affiliates), (ii) if the Lien securing the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) the Lien securing any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the Noteholder, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced or (B) the intercreditor arrangements governing the Lien securing the relevant refinancing Indebtedness shall be set forth in an Intercreditor Agreement and (iii) no such Lien shall be senior in priority as compared to the Lien securing the Indebtedness being refinanced;

(l) Liens in existence on the Closing Date; provided that any such Lien shall be described on Schedule 2(l); provided, further that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 1 and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon;

(m) Liens arising out of Sale and Lease-Back Transactions permitted hereunder;

(n) Liens securing Indebtedness permitted pursuant to Section 1(k); provided, that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 1(k) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o) (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Issuer or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Subsidiary, (C) purchase orders and other agreements entered into with customers of the Issuer or any Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC or under equivalent provisions of the PPSA on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such

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banking institution’s general terms and conditions, (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and (vii) any general banking Lien over any bank account arising in the ordinary course of business;

(p) Liens on assets owned by, and/or Capital Stock of, Subsidiaries that are not Note Parties (including Capital Stock owned by such Persons) securing Indebtedness of such Subsidiaries that are not Note Parties permitted to be incurred pursuant to Section 1;

(q) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Issuer and/or its Subsidiaries;

(r) Liens on assets securing Indebtedness or other obligations related to a specified counterparty which have been disclosed to the Initial Noteholder in writing prior to the Closing Date, the aggregate outstanding amount of which Indebtedness and other obligations do not exceed $30,000,000;

(s) (i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith and (ii) any pledge and/or deposit securing any settlement of litigation;

(t) leases, non-exclusive licenses, subleases or non-exclusive sublicenses in the ordinary course of business which do not secure any Indebtedness;

(u) Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 4 arising out of such repurchase transaction;

(v) Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 1(c), (d), (f), (r) and (s);

(w) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Note or (ii) by operation of law under Article 2 of the UCC or equivalent provisions of the PPSA (or similar Applicable Law under any jurisdiction);

(x) Liens (i) in favor of any Note Party and/or (ii) granted by any non-Note Party in favor of any Subsidiary that is not a Note Party, in the case of clauses (i) and (ii), securing intercompany Indebtedness permitted (or not restricted) under Section 1 or Section 6;

(y) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(z) (i) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (ii) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(aa) Liens securing (i) obligations of the type described in Section 1(e) and/or (ii) obligations of the type described in Section 1(n);

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(bb) (i) Liens on Capital Stock of joint ventures securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(cc) Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness to the extent that such defeasance, discharge or redemption is permitted hereunder;

(dd) Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(ee) Liens disclosed in any title insurance policy (or commitment) or survey delivered to the Collateral Agent with respect to any Real Estate Asset and any replacement, extension or renewal thereof; provided, that no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof);

(ff) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(gg) Liens on Project Loan Collateral securing obligations in respect of a Project Financing;

(hh) Liens securing obligations of the type described in Section 1(v) (only to the extent that the related Indebtedness is secured by a Lien that is otherwise permitted by this Section 2);

(ii) Liens on the Collateral securing obligations in respect of the Secured A&R Notes, subject to an applicable Intercreditor Agreement; and

(jj) any other Lien with respect to which the Required Noteholders shall have provided prior written consent.

3. Restricted Payments; Restricted Debt Payments.

(a) The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or make any Restricted Payment, except that:

(i) the Issuer and any of its Subsidiaries may repurchase Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock to the extent such Capital Stock represents all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Capital Stock;

(ii) the Issuer and any Subsidiary may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any Capital Stock (“Treasury Capital Stock”) of the Issuer and/or any Subsidiary, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Issuer and/or any Subsidiary) of, Qualified Capital Stock of the Issuer to the extent any such proceeds are contributed to the capital of the Issuer and/or any Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Subsidiary or to a long term incentive plan, management equity plan, stock option plan or any other similar employee benefit or incentive plan or any trust established by the Issuer or any of its Subsidiaries) of any Refunding Capital Stock;

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(iii) to the extent constituting a Restricted Payment, the Issuer and its Subsidiaries may consummate any transaction permitted by Section 4 (other than Section 4(g)), Section 5 (other than Section 5(g)) and Section 6 (other than Section 6(h));

(iv) the Issuer may make Restricted Payments to redeem, acquire, retire or repurchase its Capital Stock (or any options, warrants, restricted stock or shares, stock or share appreciation rights or other equity-linked interests issued with respect to any such Capital Stock), in each case, held directly or indirectly by current or former employees, directors, members of management, officer or managers upon or in connection with the death, disability, retirement or termination of employment or service of any such Person, so long as the aggregate amount of Restricted Payments made pursuant to this clause (iv) does not exceed $2,000,000;

(v) the Issuer may declare and make dividend payments or other Restricted Payments payable solely in the Capital Stock of the Issuer;

(vi) each Subsidiary of the Issuer may make Restricted Payments with respect to any shares of any class of its Capital Stock; provided, that in the case of any such Subsidiary that is not a Wholly-Owned Subsidiary, the share of such Restricted Payment made or paid to the Issuer or any other Subsidiary of the Issuer is at least pro rata to the percentage of such class of Capital Stock in such Subsidiary that is not a Wholly-Owned Subsidiary that is owned by the Issuer and its other Subsidiaries;

(vii) payments or distributions to satisfy dissenters’ or appraisal rights, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 5; and

(viii) any other Restricted Payments with respect to which the Required Noteholders shall have provided prior written consent.

(b) the Issuer shall not, nor shall it permit any Subsidiary to, make any prepayment, redemption or repurchase in Cash in respect of principal outstanding under any Restricted Debt more than six months prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:

(i) with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Indebtedness permitted by Section 1 that has the same or lower priority in terms of payment and security as the Restricted Debt subject to such purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement;

(ii) as part of an applicable high yield discount obligation catch-up payment;

(iii) payments of regularly scheduled principal or regularly scheduled interest (including any payment-in-kind interest and penalty interest) and payments of fees, expenses and indemnification obligations as and when due (other than payments that are prohibited by the subordination provisions thereof);

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(iv) (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of Qualified Capital Stock of the Issuer or any Subsidiary and/or any capital contribution in respect of Qualified Capital Stock of the Issuer or any Subsidiary, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Issuer or any Subsidiary, and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 1;

(v) to the extent constituting Restricted Debt Payments, in connection with the transactions contemplated by the Amended and Restated Existing Convertible Note, including the redemption of the Indebtedness thereunder in connection with the issuance of the Secured A&R Note;

(vi) Restricted Debt Payments with respect to the Existing Convertible Debt and any accrued and unpaid interest (including any payment-in-kind interest or penalty interest) in respect thereof; and

(vii) any other Restricted Debt Payments with respect to which the Required Noteholders shall have provided prior written consent.

4. Investments. The Issuer shall not, nor shall it permit any of its Subsidiaries to, make or own any Investment in any other Person except:

(a) Cash or Investments that were Cash Equivalents at the time made;

(b) (i) Investments existing on the Closing Date in the Issuer or in any Subsidiary solely to the extent of the value of such Investment as of the Closing Date and (ii) Investments made after the Closing Date by, between and/or among the Issuer and/or one or more Subsidiaries; provided, that any Investment made by any Note Party in any Subsidiary that is not a Note Party in reliance on this clause (ii) shall either be (x) made in the ordinary course of business in connection with intercompany cash management and working capital needs, (y) made in accordance with the terms of the applicable Project Loan Documentation and/or (z) in an aggregate outstanding amount that does not exceed $2,500,000;

(c) Investments (i) constituting deposits, prepayments, trade credit and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Issuer or any Subsidiary;

(d) Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date; provided that, any such Investment is described on Schedule 4 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 4;

(e) Investments received in lieu of Cash in connection with any Disposition permitted by Section 5 or any other disposition of assets not constituting a Disposition;

(f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

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(g) Investments consisting of (or resulting from) Indebtedness permitted under Section 1 (other than Indebtedness permitted under Sections 1(b) and (g)), Permitted Liens, Restricted Payments permitted under Section 3 (other than Section 3(a)(iii)), Restricted Debt Payments permitted by Section 3 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 5 (other than Section 5(b), Section 5(c)(ii) (if made in reliance on clause (B) therein) and Section 5(g));

(h) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(i) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(j) Investments to the extent that payment therefor is made solely with Qualified Capital Stock of the Issuer, to the extent not resulting in a Change of Control so long as the Required Noteholders shall have provided prior written consent (not to be unreasonably withheld);

(k) Investments made after the Closing Date by the Issuer and/or any of its Subsidiaries in an aggregate amount outstanding not to exceed $2,500,000;

(l) (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Issuer and/or its Subsidiaries, in each case, in the ordinary course of business;

(m) [Reserved];

(n) Investments under any Derivative Transaction of the type permitted under Section 1(n);

(o) Investments made in joint ventures as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the ordinary course of business;

(p) Investments made in connection with any nonqualified deferred compensation plan or arrangement for any present or former employee, director, member of management, officer, manager or consultant or independent contractor (or any Immediate Family Member thereof) of the Issuer, its Subsidiaries and/or any joint venture;

(q) Investments in the Issuer, any Subsidiary and/or joint venture in connection with intercompany cash management arrangements and similar activities in the ordinary course of business;

(r) Investments consisting of the non-exclusive licensing, sublicensing or contribution of IP Rights, including pursuant to joint marketing or joint development arrangements with other Persons, in the ordinary course of business; and

(s) any other Investment with respect to which the Required Noteholders shall have provided prior written consent.

Notwithstanding the foregoing, it is understood and agreed that this Section 4 shall not permit an IP Separation Transaction.

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5. Fundamental Changes; Disposition of Assets. The Issuer shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition having a fair market value in excess of $1,000,000 in a single transaction or a series of related transactions (including, in each case, pursuant to a Delaware LLC Division), except:

(a) the Issuer or any Subsidiary may be merged, consolidated or amalgamated with or into the Issuer or any Subsidiary or, if applicable, effect a Delaware LLC Division; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Issuer, the Issuer shall be the continuing or surviving Person and (ii) in the case of any such merger, consolidation, amalgamation or Delaware LLC Division with or into any Note Guarantor, either (A) the Note Guarantor shall be the continuing or surviving Person or the continuing or surviving Person (or, in the case of an amalgamation, the Person formed as a result thereof) shall expressly assume the obligations of such Note Guarantor in a manner reasonably satisfactory to the Required Noteholders (including by complying with the Collateral and Guarantee Requirements) or (B) the relevant transaction shall be treated as an Investment and shall comply with Section 4;

(b) Dispositions (including of Capital Stock) among the Issuer and/or any Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition made by any Note Party to any Person that is not a Note Party shall be treated as an Investment and otherwise made in compliance with Section 4 (other than in reliance on clause (g) thereof);

(c) (i) the liquidation, dissolution or Delaware LLC Division of any Subsidiary if the Issuer determines in good faith that such liquidation, dissolution or Delaware LLC Division is in the best interests of the Issuer, is not materially disadvantageous to the Noteholder and the Issuer or any Subsidiary receives the assets (if any) of the relevant liquidated, dissolved or divided Subsidiary; provided that in the case of any liquidation, dissolution or Delaware LLC Division of any Note Party that results in a distribution of assets to any Subsidiary that is not a Note Party, such distribution shall be treated as an Investment and shall comply with Section 4 (other than Section 4(g)); (ii) any merger, amalgamation, dissolution, liquidation, consolidation or Delaware LLC Division, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 5 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 4 (other than Section 4(g)); and (iii) the conversion of the Issuer or any Subsidiary into another form of entity, so long as such conversion does not adversely affect the value of the Note Guaranty or Collateral, if any;

(d) (i) Dispositions of inventory or immaterial equipment or immaterial assets in the ordinary course of business (including on an intercompany basis) and (ii) the leasing or subleasing of real property in the ordinary course of business;

(e) Dispositions of obsolete or worn out property that, in the reasonable judgment of the Issuer, is (A) no longer useful in its business (or in the business of any Subsidiary of the Issuer) or (B) otherwise economically impracticable to maintain;

(f) Dispositions of Cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;

(g) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (x) Investments permitted pursuant to Section 4 (other than Section 4(g)), (y) Permitted Liens and (z) Restricted Payments permitted by Section 3(a) (other than Section 3(a)(iii));

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(h) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(i) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(j) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Issuer and its Subsidiaries (taken as a whole) or (ii) which relate to closed facilities or the discontinuation of any product line;

(k) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(l) Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(m) Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are not in use, held for sale or closed;

(n) Dispositions of non-core assets acquired in connection with any acquisition or other Investment permitted hereunder and sales of Real Estate Assets acquired in any acquisition or other Investment permitted hereunder which, within 90 days of the date of such acquisition or other Investment, are designated in writing to the Collateral Agent as being held for sale and not for the continued operation of the Issuer or any of its Subsidiaries or any of their respective businesses;

(o) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Issuer in good faith) for like assets; provided, that upon the consummation of any such exchange or swap by any Note Party, to the extent the assets received do not constitute an Excluded Asset, the Collateral Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped;

(p) (i) non-exclusive licensing, sublicensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Issuer or any Subsidiary in the ordinary course of business and in respect of any Project Financing, and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or any issuances or registrations, or applications for issuances or registrations, of any IP Rights, which, in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and/or its Subsidiaries, or are no longer economical to maintain in light of their use;

(q) Dispositions in connection with the termination or unwind of Derivative Transactions;

(r) Dispositions made to comply with any order of any Governmental Entity or any Applicable Law;

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(s) any merger, consolidation, Disposition or conveyance the purpose of which is to reincorporate or reorganize (i) any Subsidiary in another jurisdiction in the US and/or (ii) any Foreign Subsidiary in the US or any other jurisdiction; provided, that in the case of clause (ii), any Note Party shall continue to be a Note Party following such merger, consolidation, Disposition or conveyance;

(t) any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(u) [Reserved];

(v) [Reserved];

(w) Dispositions involving assets having a fair market value (as reasonably determined by the Issuer at the time of the relevant Disposition) of not more than $2,500,000 in any Fiscal Year, which, if not used in such Fiscal Year, shall be carried forward to succeeding Fiscal Years;

(x) Dispositions of assets in connection with the closing or sale of an office in the ordinary course of business of the Issuer and the Subsidiaries, which consist of leasehold interests in the premises of such office, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office; provided, that as to each and all such sales and closings, such sale shall be on commercially reasonable prices and terms in a bona fide arm’s-length transaction;

(y) Dispositions in connection with Sale and Lease-Back Transactions; provided, that the Issuer and its Subsidiaries shall not enter into a Sale and Lease-Back Transaction unless the Required Noteholders shall have provided their prior written consent; and

(z) any other Disposition with respect to which the Required Noteholders shall have provided prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

It being understood and agreed (a) to the extent that any Collateral is Disposed of as expressly permitted by this Section 5, such Collateral shall be Disposed of free and clear of the Liens created by the Finance Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Collateral Agent, on behalf of the Secured Parties shall be authorized to take, and shall take any actions reasonably requested by the Issuer in order to effect the foregoing; provided that, in the case of a Disposition by a Note Party to another Note Party, the transferee Note Party shall, substantially concurrently with such release, cause the relevant assets Disposed to it to become part of its Collateral (other than to the extent such assets constitute Excluded Assets) and (b) any determination of fair market value of any asset other than Cash for purposes of this Section 5 shall be made by the Issuer in good faith at its election either (1) at the time of the execution of the definitive agreement governing such Disposition or (2) the date on which such Disposition is consummated.

Notwithstanding the foregoing, it is understood and agreed that, without the Required Noteholders’ prior written consent, this Section 5 shall not permit the Issuer or any of its Subsidiaries to consummate or make (a) an IP Separation Transaction (b) any Disposition of equipment at the Facility with a fair market value in excess of $1,000,000 or (c) any Disposition of any Spoke and/or any equipment within the Spokes with a fair market value in excess of $500,000.

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6. Transactions with Affiliates. The Issuer shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction (including the purchase, sale, lease, exchange or other Disposition of property and the incurrence or Guarantees of Indebtedness) involving payments by the Issuer or such Subsidiary in excess of $1,000,000 with any of their respective Affiliates unless such transaction is on terms that are not less favorable to the Issuer or such Subsidiary, as the case may be, than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate (as reasonably determined by the Issuer in good faith); provided that the foregoing restriction shall not apply to:

(a) any transaction between or among the Issuer and/or one or more Subsidiaries (or any entity that becomes a Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Note;

(b) transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Noteholder or (ii) more disadvantageous in any material respect to the Noteholder than the relevant transaction in existence on the Closing Date;

(c) the Transactions (including, for the avoidance of doubt, in connection with the Closing Date) and the payment of Transaction Costs;

(d) the payment of customary fees and reasonable out-of-pocket costs and expenses to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, members, shareholders, consultants and independent contractors of the Issuer and/or any of its Subsidiaries in the ordinary course of business;

(e) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(f) any intercompany loans made by the Issuer to any Subsidiary to the extent such loans are otherwise permitted hereunder;

(g) any transaction (or series of related transactions) in respect of which the Issuer delivers to the Collateral Agent a letter addressed to the board of directors (or equivalent governing body) of the Issuer from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction or transactions, as applicable, is or are (i) on terms that are no less favorable to the Issuer or the applicable Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate or (ii) fair from a financial point of view to the Issuer and/or its applicable Subsidiary;

(h) any transaction (or series of related transactions) approved by the majority of the disinterested directors (or members of any similar governing body) of the Issuer;

(i) (i) payments and/or distributions to Affiliates in respect of securities or Indebtedness of the Issuer or any Subsidiary that is otherwise permitted to be issued or incurred hereunder, (ii) issuances of Capital Stock to Affiliates upon conversion of Indebtedness that is otherwise permitted to be issued or incurred hereunder and/or (iii) the issuance of warrants to Affiliates pursuant to the terms of Indebtedness that is otherwise permitted to be issued or incurred hereunder ; and/or

(j) any other transaction that the Required Noteholders shall have provided prior written consent.

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7. Conduct of Business. The Issuer shall not, nor shall it permit any of its Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Issuer or any Subsidiary on the Closing Date and similar, incidental, complementary, ancillary or related businesses and (b) such other lines of business with respect to which the Required Noteholders shall have provided prior written consent,

8. Amendments or Waivers of Organizational Documents. The Issuer shall not, nor shall it permit any Note Guarantor to, amend or modify their respective Organizational Documents, in each case in a manner that is materially adverse to the Noteholder (in its capacity as such), taken as a whole, without obtaining the prior written consent of the Required Noteholders; provided that, for purposes of clarity, it is understood and agreed that the Issuer and/or any Note Guarantor may effect a change to its respective organizational form and/or consummate any other transaction that is permitted under Section 5.

9. Amendments of or Waivers with Respect to Restricted Debt. The Issuer shall not, nor shall it permit any of its Subsidiaries to, amend or otherwise modify the terms of any Restricted Debt, in each case, if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interest of the Noteholder (in its capacity as such); provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit (x) any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is otherwise permitted to be incurred under this Note in respect thereof or (y) in the case of any modification to the terms applicable to any Restricted Debt other than the subordination terms, any modification to the extent that such modified terms would have been permitted (or not prohibited) under Section 1 and Section 2 if such Restricted Debt was being newly incurred with such modified terms on the date of such modification.

10. Financial Covenant. Commencing with the last day of the first full fiscal month following the Closing Date, the Issuer will not permit the Liquidity of the Issuer and its Subsidiaries, on a consolidated basis, to be less than $10,000,000 on the last day of each fiscal month (such date being a “Liquidity Covenant Test Date”) (it being understood and agreed that Liquidity as of such day shall be calculated as 5:00pm on such day).

11. Issuances of Capital Stock. The Issuer shall not issue any Capital Stock to any current or former director, officer, employee, member of management, manager or consultant of the Issuer or any Subsidiary (or their respective Immediate Family Members) other than (x) in accordance with any long term incentive plan, management equity plan, stock option plan or any other similar employee benefit or incentive plan of the Issuer and/or its Subsidiaries, in each case in effect as of the Closing Date or (y) with the prior written consent of the Required Noteholders.

12. Capital Expenditures. The Issuer shall not, nor shall it permit any of its Subsidiaries, to make Capital Expenditures in an amount that exceeds $2,000,000 in any transaction or series of related transactions other than (a) in accordance with the applicable cash flow report or annual operating budget, as applicable at the time of such Capital Expenditure, delivered to the Noteholder pursuant to Section 1(d) of Annex A-1 or (b) with respect to which the Required Noteholders shall have provided prior written consent.

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13. Dividend and Other Restrictions Affecting Subsidiaries. Except as provided herein or in any other Transaction Document and/or agreement with respect to any refinancing, renewal or replacement of such Indebtedness that is permitted by Section 1, the Issuer shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause to become effective any consensual restriction on the ability of any Subsidiary that is not a Note Party (x) pay dividends or make any other distributions to any Note Party on account of its Capital Stock or (y) create, permit or grant a Lien on any of its properties or assets to secure the Obligations (after giving effect to the applicable anti-assignment provisions of the UCC and/or any other Applicable Law), except restrictions:

(a) set forth in any contractual arrangement in effect on the Closing Date;

(b) set forth in any Transaction Document;

(c) arising in respect of purchase money obligations for property acquired in the ordinary course of business and Capital Leases that impose restrictions of the type described in clause (y) above on the property so acquired or leased;

(d) arising under or as a result of Applicable Law or the terms of any license, authorization, concession or permit;

(e) set forth in any agreement governing (i) Indebtedness of a Subsidiary that is not a Note Party permitted by Section 1, (ii) Indebtedness permitted by Section 1 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Subsidiaries or the assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (k), (m) (as it relates to Indebtedness in respect of clauses (a), (k), (p) and/or (q) of Section 1) and/or (q) of Section 1;

(f) arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, and other agreements entered into in the ordinary course of business;

(g) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Note;

(h) any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged, consolidated or amalgamated with or into the Issuer or any Subsidiary, or any other transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation, in existence at the time of such acquisition or at the time it merges, consolidates or amalgamates with or into the Issuer or any Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(i) set forth in any agreement for any Disposition of any Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Subsidiary pending such Disposition;

(j) set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(k) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents and other similar agreements;

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(l) on Cash, Cash Equivalents or other deposits under contracts or customary net worth or similar provisions imposed by any Person under any contract entered into in the ordinary course of business for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(m) set forth in documents relating to any Project Financing, including any Project Loan Documentation;

(n) arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Noteholder than the restrictions contained in this Note, taken as a whole (as determined in good faith by the Issuer);

(o) arising in any agreement or arrangement relating to any Banking Services and/or any other obligation of the type permitted under Section 1(e);

(p) relating to any asset (or all of the assets) of and/or the Capital Stock of any Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Note or that would result in the occurrence of the Reference Date;

(q) set forth in any agreement relating to any Permitted Lien that limits the right of the Issuer or any Subsidiary to Dispose of or encumber the assets subject thereto;

(r) customary subordination and/or subrogation provisions set forth in guaranty or similar documentation (not relating to Indebtedness for borrowed money) that is entered into in the ordinary course of business; and/or

(s) imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (o) above; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 13, the priority of any Disqualified Capital Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock.

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ANNEX A-3

OTHER COVENANTS

From the Closing Date until the Reference Date, the Issuer hereby covenants and agrees with the Noteholder that:

1.

Covenant to Pay. The Issuer will pay or cause to be paid all the Principal of, the Redemption Price for, Interest on, and other amounts due with respect to, this Note on the dates and in the manner set forth in this Note.

2.

Corporate Existence. Subject to Section 8 of the Note, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Issuer.

3.

Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Issuer (i) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (ii) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Noteholder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

4.

Payment of Taxes. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or its properties except (i) where the failure to effect such payment or discharge is not adverse in any material respect to the Noteholder or (ii) where such taxes are being contested in good faith and by appropriate negotiations or proceedings and with respect to which appropriate reserves have been taken in accordance with applicable accounting standards.

5.	Further Covenants. The Issuer shall comply with those covenants as set forth in Section 5 of the Note Purchase Agreement and the Registration Rights Agreement.

A-III-1